UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
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IDACORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2022 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING

IDACORP®

MAY 19, 2022 • BOISE IDAHO

April 5, 2022

Dear Fellow Shareholders:
You are cordially invited to attend the 2022 Annual Meeting of Shareholders of IDACORP, Inc. The Annual Meeting will be held on Thursday, May 19, 2022, at 10:00 a.m. (Mountain Time). We have adopted again for this year a virtual format for our Annual Meeting to provide a consistent and convenient experience to all shareholders regardless of location. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/IDA, where you will be able to vote electronically and submit questions. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to the deadline of May 18, 2022 at 3:00 p.m. (Mountain Time). Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and voting authorization form and subsequent instructions that will be delivered to you via email.
The matters to be acted upon at the meeting are described in our proxy materials, which are being furnished to our shareholders over the Internet, other than to those shareholders who requested a paper copy. In addition, at the Annual Meeting we will discuss the company’s 2021 financial results, operational matters, and several of the company’s strategic initiatives and priorities.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by telephone, or by mail, in accordance with the instructions included in the proxy statement.
We appreciate your continued interest in and support of our company.
Sincerely,

Richard J. Dahl Chair of the Board of Directors	Lisa A. Grow President and CEO
IDACORP, Inc.
1221 W. Idaho Street
Boise, Idaho 83702

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS
VIRTUAL MEETING ONLY - NO PHYSICAL LOCATION

Date and Time:	Thursday, May 19, 2022 at 10:00 a.m. Mountain Time

Place:
To register for and participate in the live online Annual Meeting, please visit www.proxydocs.com/IDA. Please note that you will need the control number included on your proxy card and Notice of Internet Availability in order to register for and to access the Annual Meeting. Registration to participate is due by Wednesday, May 18, 2022 at 3:00 p.m. Mountain Time.

Items of Business:
•    To elect 11 directors nominated by the board of directors for one-year terms;
•    To vote on an advisory resolution to approve executive compensation;
•    To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
•    To transact such other business that may properly come before the meeting and any adjournments or postponements of the meeting.

As of the date of this notice, the company has received no notice of any matters, other than those listed above, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the proxy card that accompanies this proxy statement, or their duly constituted substitutes, will be deemed authorized to vote the shares represented by proxy or otherwise act on those matters in accordance with their judgment.
Record Date:	Holders of record of IDACORP common stock at the close of business on March 30, 2022, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.
How to Vote:
Please vote your shares at your earliest convenience. Registered holders may vote (a) by Internet prior to the Annual Meeting at www.proxypush.com/ida; (b) by Internet during the Annual Meeting at www.proxydocs.com/ida; (c) by toll-free telephone by calling (866) 702-2221; or (d) by mail (if you received a paper copy of the proxy materials by mail) by marking, signing, dating, and promptly mailing the enclosed proxy card in the postage-paid envelope. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Shareholders: Our 2022 proxy statement and our annual report for the year ended December 31, 2021, are available free of charge at www.proxypush.com/ida.

By Order of the Board of Directors
Patrick A. Harrington
Vice President, General Counsel and Corporate Secretary
April 5, 2022

PROXY STATEMENT HIGHLIGHTS

2022 Annual Meeting Information:

In the Proxy Statement Highlights, we have included highlights of some of the matters discussed in more detail later in the proxy statement. As it is only a summary, please refer to the complete proxy statement and the 2021 Annual Report on Form 10-K for more information before you vote.

•Date and Time: May 19, 2022 at 10:00 a.m. Mountain Time
•Meeting Place and Registration Link: www.proxydocs.com/IDA. Virtual Meeting Only - No Physical Location.
◦You must register by May 18, 2022 at 3:00 p.m. Mountain Time.
•Eligibility: You are eligible to vote if you were a shareholder of record at the close of business on March 30, 2022.
•Your Vote: You may cast your vote in any of the following ways:

Internet	Telephone	Mail
For registered holders, visit www.proxypush.com/ida to vote. If your shares are held in street name, follow the instructions delivered to you by your bank or broker. You will need the control number included in your proxy card, voter instruction form, or Notice of Internet Availability.
For registered holders, call
	1-866-702-2221. If your shares are held in street name, call the number on your voter instruction form. You will need the control number included in your proxy card, voter instruction form, or Notice of Internet Availability.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.

Agenda and Voting Matters:

Summary Description of Voting Matters	Board Voting Recommendation
1. Election of eleven director nominees for a one-year term	✓ FOR each director nominee
2. Advisory resolution to approve our executive compensation	✓ FOR
3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022	✓ FOR

Information on Our Director Nominees:

Our board of directors has nominated 11 directors for election at the 2022 Annual Meeting. You are being asked to vote on the election of each of the 11 nominees. Please see Part 3 – “Board of Directors” in this proxy statement for more information about each nominee. Below are the director nominee committee memberships and information as of the date of this proxy statement.
IDACORP, Inc. 2022 PROXY STATEMENT i

				Committee Memberships
Director Nominee	Director Since	Age	Independent[1]	Audit	Comp & HR	Corp. Gov. & Nomin.	Executive
Odette C. Bolano	2020	62	✓	✓
Thomas E. Carlile	2014	70	✓			✓
Richard J. DahlBC	2008	70	✓			✓	✓
Annette G. Elg	2017	65	✓	✓	✓
Lisa A. Grow	2020	56					©
Ronald W. Jibson	2013	69	✓		✓
Judith A. Johansen	2007	63	✓		©	✓	✓
Dennis L. Johnson	2013	67	✓	✓		©	✓
Jeff C. Kinneeveauk	2022	48	✓
Richard J. Navarro	2015	69	✓	©			✓
Mark T. Peters	2021	57	✓	✓
    © -- Committee Chair BC - Chair of the Board of Directors
1 Independent according to New York Stock Exchange listing standards and our Corporate Governance Guidelines

IDACORP, Inc. 2022 PROXY STATEMENT ii

Our 2021 Performance Highlights

*Dividends as of February 2022

We had a successful year during 2021 in a number of respects:

•We achieved our fourteenth consecutive year of earnings growth.
•Our board of directors increased the quarterly dividend, from $0.71 per share to $0.75 per share, as part of a 150 percent increase in quarterly dividends approved over the last ten years. The increase keeps IDACORP within its current target payout ratio of between 60 and 70 percent of sustainable IDACORP earnings, annualizing the most recently declared quarterly dividend.
•Idaho Power successfully navigated operating through customer growth of 2.8 percent and served record loads in 2021. On June 30, 2021, Idaho Power set a new all-time system peak demand of 3,751 MW, exceeding the previous high of 3,422 MW set on July 7, 2017. The previous high from July 2017 was exceeded multiple times during the heat wave in Idaho Power's service area in June and July of 2021.
•Idaho Power continued its strong safety performance in 2021, achieving one of our lowest number of Occupational Safety and Health Administration recordable incidents in Idaho Power's history. In January 2022, in recognition of Idaho Power's nontraditional approach of combining psychological safety and behavioral safety with practical application of human performance principles, the Edison Electric Institute ("EEI") presented Idaho Power with the inaugural Thomas F. Farrell, II Safety Leadership and Innovation Award.
•Idaho Power issued its 2021 Integrated Resource Plan that projects adding no new fossil fuel resources to its generation mix and the conversion of two coal-fired units to natural gas through 2034 as a transition period, includes substantial additional renewable resources, and would end Idaho Power's participation in coal-fired generation facilities by 2028.

Executive Compensation Program Design Highlights

We believe strong performance by our executive officers is essential to achieving long-term growth in shareholder value and to delivering superior service to our utility customers. We seek to accomplish this by making the majority of our executive officers’ pay “at-risk,” meaning we tie much of our executive officers’ target compensation to our financial and operational performance. In order to be earned, a substantial portion of our executives’ compensation requires that we achieve successful results over one- and three-year performance periods. As an executive’s level of responsibility increases, so does the percentage of total compensation at-risk, which we believe aligns the interests of our executives who have the highest level of decision-making authority with the interests of our shareholders. Our executive compensation policy provides that between 35 percent and 75 percent of our executive officers’ total target compensation should be at-risk incentive compensation under the short-term and long-term incentive plans.

IDACORP, Inc. 2022 PROXY STATEMENT iii

ESG Highlights and Safety

We plan and operate with environmental, social and governance (ESG) stewardship in mind, in addition to the financial aspects of the company’s operations. We recognize all decisions have financial, as well as non-financial impacts on our customers, employees, shareholders, communities and the environment.

We intentionally include ESG action items across four priorities: grow financial strength, improve the core business, enhance the brand, and keep employees safe and engaged. In addition, we view our commitment to ESG as furthering the company’s short-, medium-, and long-term business strategies to safely provide our customers with reliable, affordable, clean energy while promoting an inclusive workplace where all employees are valued and respected. We believe this commitment will also enhance long-term owner value and promote environmental and community stewardship.

We are also committed to the safety of our employees, customers, and the communities we serve. In 2021, Idaho Power had one of its safest year on record. In recognition of our safety culture and the dedication of our employees, the EEI presented the inaugural Thomas F. Farrell, II Safety Leadership and Innovation Award in the Member Company Project category to Idaho Power in January 2022.

Governance Highlights and Investor Engagement

We seek to adopt and implement corporate governance practices that we believe are in the interests of our shareholders and that reflect best practices. Some of our governance practices include the following:

Corporate Governance Highlights

- Annual election of all directors
- Independent chairman
- 10 of our 12 current directors are independent
- Regular board and committee executive sessions by non-management and independent directors
- Mandatory director retirement age of 72
- Stock ownership requirement for directors and officers
- Prohibition on hedging and pledging of securities for directors and officers
- Annual self-evaluations of the board and committees
- Board oversight of our cultural values of safety, integrity, and respect

- Majority vote resignation policy for directors in uncontested elections
- Compensation clawback policy
- Stock retention requirement for officers
- Mandatory continuing education requirements for our directors
- No shareholder rights plan
- Independent audit, compensation, and corporate governance and nominating committees
- Robust codes of conduct and ethics, reviewed by our directors
- Significant participation by the board in succession planning

Our relationship with our shareholders and the investment community is of great importance to our company. To that end, shareholder engagement is a consideration in the performance evaluation of members of our executive team. Aside from our normal corporate communications, we engage with shareholders, the investment community, and interest groups through our participation in various utility and investment conferences, mini road shows, and one-on-one meetings and telephone discussions with investors. During those meetings, we solicit input on topics such as corporate governance, executive leadership, dividends, disclosure and corporate communications, transparency, and sustainability.

IDACORP, Inc. 2022 PROXY STATEMENT iv

We seek to establish performance metrics for incentive compensation that reward our executive officers for achieving objectives that align with our shareholders’ interests, and we use both operational and financial metrics for our incentive compensation. Our long-term incentive metrics are measures of the creation of shareholder value, rewarding appreciation in stock price and total shareholder return. Short-term incentive is paid in cash and long-term incentive is paid in IDACORP restricted stock units. Because of the diversity of our performance metrics, our executive officers’ annual compensation can vary considerably depending on our actual performance in any period. For 2021, we used the following metrics:

*Please see Part 4 – “Executive Compensation” in this proxy statement for more information on the calculation of this measure.

We have a number of compensation policies and practices that we use to help align the interests of management with our shareholders, including the following:

✓    We use a number of financial and operational performance metrics for executive compensation and have a policy that a significant percentage of our executives’ target compensation be at-risk
✓ We have solely independent directors on our compensation and human resources committee
✓    Our compensation and human resources committee retains an independent consultant
✓    We impose minimum stock ownership and retention obligations
✓    We have adopted a clawback policy
✓    We impose a maximum cap on incentive compensation
✓    We do not provide employment agreements
✓    We do not permit hedging or pledging of our stock by executive officers
✓    We provide only limited perquisites
✓    We do not provide stock options
✓    We have a low burn rate on equity for incentive awards
✓    We analyze peer groups and market data
✓    We set our target goal for TSR performance at the 55th percentile of our peer group for long-term incentive

In 2021, we received 94.7 percent of votes cast in favor of our executive compensation programs. Please see Part 4 – “Executive Compensation” in this proxy statement for a more detailed discussion of our compensation programs, including plan metrics and payouts, and shareholder engagement efforts.

IDACORP, Inc. 2022 PROXY STATEMENT v

PROXY STATEMENT IDACORP, Inc. – 1221 W. Idaho Street – Boise, Idaho 83702-5627 PART 1 – INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

General Information

This proxy statement contains information about the 2022 Annual Meeting of Shareholders (“Annual Meeting”) of IDACORP, Inc. (“IDACORP”). The Annual Meeting will be held on Thursday, May 19, 2022, at 10:00 a.m. (Mountain Time). We have adopted a virtual-only format for our Annual Meeting to provide a consistent and convenient experience to all shareholders regardless of location. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/IDA, where you will be able to vote electronically and submit questions. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to the deadline of May 18, 2022 at 3:00 p.m. (Mountain Time). Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and voting authorization form and subsequent instructions that will be delivered to you via email.

References in this proxy statement to the “company,” “we,” “us,” or “our” refer to IDACORP. We also refer to Idaho Power Company (“Idaho Power”) in this proxy statement. Idaho Power is an electric utility engaged in the generation, transmission, distribution, sale, and purchase of electric energy and is our principal operating subsidiary.

This proxy statement is being furnished to you by our board of directors to solicit your proxy to vote your shares at the Annual Meeting and any adjournment of the Annual Meeting. All returned proxies that are not revoked will be voted in accordance with your instructions.

You are entitled to participate in the Annual Meeting only if you are an IDACORP shareholder as of the close of business on March 30, 2022, the record date, or hold a valid proxy for the meeting. In order to be admitted to the online Annual Meeting, you must have the control number included on your proxy card and Notice of Internet Availability.

We make our proxy materials and our annual report to shareholders available on the Internet as our primary distribution method. Most shareholders will only be mailed a Notice of Internet Availability. The scheduled mailing date of the Notice of Internet Availability is on or about April 5, 2022. The Notice of Internet Availability specifies how to access proxy materials on the Internet, how to submit your proxy vote, and how to request a hard copy of the proxy materials. On or about April 5, 2022, we also began mailing printed copies of our proxy materials to our shareholders who had previously requested paper copies of our proxy materials.

Note About Forward-Looking Statements: Statements in this proxy statement that relate to future plans, objectives, expectations, performance, events, and the like, including statements regarding future financial and operational performance (whether associated with compensation arrangements or otherwise), may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “expects,” “targets” “should,” and similar expressions. Shareholders are cautioned that any such forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those projected in the forward-looking statements. We assume no obligation to update any such forward-looking statement, except as required by applicable law. Shareholders should review the risks and uncertainties listed in our most recent Annual Report on Form 10-K and other reports we file with the U.S. Securities and Exchange Commission (“SEC”), including the risks described therein, which contain factors that may cause results to differ materially from those contained in any forward-looking statement.

IDACORP, Inc. 2022 PROXY STATEMENT 1

PART 2 – CORPORATE GOVERNANCE AT IDACORP

Overview of Our Corporate Governance Practices

The goals of our corporate governance principles and practices are to promote the long-term interests of our shareholders, as well as to maintain appropriate checks and balances and compliance systems, to strengthen management accountability, engender public trust, and facilitate prudent decision making. We evaluate our corporate governance principles and practices and modify existing, or develop new, policies and standards when appropriate. Some of our notable corporate governance practices include the following:

✓	Annual election of all directors	✓	Majority vote resignation policy for directors in uncontested elections
✓	Independent chairperson	✓	Compensation clawback policy
✓	10 of our 12 current directors, and 10 of our 11 director nominees, are independent	✓	Stock retention requirement for officers
✓	Regular board and committee executive sessions by non-management and independent directors	✓	Mandatory continuing education requirements for our directors
✓	Mandatory director retirement age of 72	✓	No shareholder rights plan
✓	Stock ownership requirement for directors and officers	✓	Independent audit, compensation, and corporate governance and nominating committees
✓	Prohibition on hedging and pledging of securities for directors and officers	✓	Robust codes of conduct and ethics, reviewed by our board
✓	Annual self-evaluations of the board and committees	✓	Significant participation by the board in succession planning
✓	Board oversight of our cultural values of safety, integrity, and respect	✓	Consideration of diversity in our board member selection
IDACORP, Inc. 2022 PROXY STATEMENT 2

Our Strategy and Environmental, Social, and Governance (“ESG”) Initiatives

We are committed to our focus on competitive total returns and generating long-term value for shareholders. Our business strategy emphasizes Idaho Power as our core business, as Idaho Power's regulated utility operations are the primary driver of our operating results. Our board of directors regularly reviews our long-term strategy, which as of the date of this proxy statement is focused on the following areas and initiatives:

In executing the focus areas above, we seek to balance the interests of shareholders, Idaho Power customers, employees, and other stakeholders. Idaho Power is working to continue to provide safe, affordable, reliable service to its customers from diversified generation resources, with a continued commitment to strong, sustainable financial results and strong credit ratings.

ESG Initiatives

Our board of directors, with considerable focus from the corporate governance and nominating committee, is responsible for the oversight of our ESG initiatives. These initiatives are identified by management to be material to the company's business and the board of directors is informed at least quarterly by members of the company's ESG steering committee (comprised of officers and business area experts) of the goals, measures, and results of our ESG and sustainability programs. We publicly release annual ESG reports and the most current ESG report is located on Idaho Power’s website, together with other information on ESG issues relevant to Idaho Power. Our 2021 ESG Report incorporated elements of the Task Force on Climate-Related Financial Disclosures ("TCFD") guidelines and the Sustainability Accounting Standards Board ("SASB") reporting framework, as well as the EEI ESG reporting template. Additionally, Idaho Power responded to the Climate Disclosure Project ("CDP") annual questionnaire, providing emissions data and management plans to address risks associated with climate change. The ESG reports, CDP filing, and related website content are not incorporated by reference into this proxy statement.

IDACORP, Inc. 2022 PROXY STATEMENT 3

Our ESG initiatives include:

•establishing responsible management goals and long-term strategies related to our impact on the environment, such as
◦Idaho Power's "Clean Today, Cleaner Tomorrow.®" goal to provide Idaho Power's customers with 100-percent clean energy by 2045, and short-, medium-, and long-term carbon dioxide ("CO2") emission reduction targets that Idaho Power believes are aligned with the Paris Agreement goal of reducing CO2 emissions to net zero by 2050,
◦the sustainability benefits from the Boardman-to-Hemingway and Gateway West transmission projects, which include integrating renewable energy generation and deferring or eliminating the need for development of additional fossil-fueled resources,
◦integrating renewable resources into Idaho Power's generation mix and identifying and investigating new generation and storage technologies; as part of this effort, Idaho Power issued requests for proposals in June 2021 and December 2021 for additional energy resources, including renewables or natural gas resource convertible to hydrogen gas power,
◦continuing various environmental stewardship programs along the Snake River, including fish habitat preservation, water temperature reduction, and fish and plant restoration,
◦wildfire mitigation planning and actions, and
◦wildlife habitat, archaeological and cultural resource, and raptor protection stewardship programs.
•operational excellence in providing reliable, affordable, and clean energy, including enhanced grid resiliency and reliability,
•engaging and empowering Idaho Power’s workforce (including succession planning at all levels, employee development, leadership education, retirement planning education, and providing competitive compensation and benefits, including post-retirement benefits),
•promoting a culture of safety, diversity, equity, and inclusiveness for all employees, and
•building strong community partnerships for healthy, sustainable economic development in Idaho Power’s service area.

Carbon Emission Reduction

Carbon emissions intensity is a measure of the pounds of CO2 emitted per MWh of energy generated. Idaho Power tracks carbon emissions intensity to measure the impact of its efforts to reduce carbon emissions relative to growing power demand in its service area. We have actively engaged in voluntary carbon emissions intensity reduction over the past decade with an original goal to reduce emissions 10-15 percent from the baseline year of 2005 levels. We have achieved and furthered the reduction goal several times. We increased the goal to reduce carbon emission intensity by at least 15-20 percent for the period from 2010 to 2020, and exceeded this goal with an estimated average reduction of 29 percent over that period compared with 2005. In May 2020, our board of directors approved
IDACORP, Inc. 2022 PROXY STATEMENT 4

an increased goal to reduce carbon emission intensity by 35 percent for the period from 2021-2025 compared with 2005.

In January 2022, Idaho Power posted its emissions reduction report on its website that establishes short-, medium-, and long-term targets for further CO2 reductions. This report also includes annual power generation levels and associated CO2 emissions and emissions intensity for the 2021-2040 period. The emissions reduction report is not incorporated in this proxy statement. Idaho Power has significantly reduced its CO2 emissions since the 2005 baseline year, primarily by decreasing its coal generation levels, including terminating coal generation at the North Valmy Unit 1 in 2019 and at the Boardman plant in 2020, and also by upgrading its hydropower facilities, and through its energy efficiency, demand-side management and cloud-seeding programs. Idaho Power plans to continue to reduce CO2 emissions in future years, including a targeted 79 percent reduction in annual CO2 emissions tons by 2030, compared to the 2005 baseline year.

We monitor environmental requirements and assess whether environmental control measures are or remain economically appropriate. Our 2021 Integrated Resource Plan ("IRP") identified the following schedule to retire Idaho Power's participation in its remaining co-owned coal-fired plants.

*Idaho Power's planned conversion, shut down and timing of Jim Bridger units is subject to a number of assumptions and uncertainties described in the 2021 IRP and is subject to regulatory approval and change.
IDACORP, Inc. 2022 PROXY STATEMENT 5

Climate Change Adaptation

We believe our practice of in-depth planning and prudent preparation helps us adapt to and address the risks of climate change. For more than 100 years, Idaho Power has adapted to changes in temperatures, water conditions, economic impacts, and regulatory requirements. In recent years, we have proactively addressed risks associated with climate change through preventative measures. To address the physical impacts of climate change, Idaho Power conducts cloud-seeding operations, implements a wildfire mitigation plan, enhances grid resiliency and reliability, and continues to further Snake River shading and in-stream river enhancement projects. We also plan for the social and economic impacts of climate change by furthering our carbon emissions intensity reduction goal, continuing efforts to achieve our path away from coal generation, increasing the integration of renewable energy, and enhancing outage communication efforts.

Board and Board Committee Oversight of Human Capital Management

Our board of directors provides oversight for the company's human capital management. Management updates the full board of directors and its committees regularly on safety metrics, total rewards for employees, benefit and pension programs, succession planning and training programs, and diversity, equity, and inclusion initiatives, among other things. Each committee of the board of directors is delegated and takes on specific roles in this oversight. The compensation and human resources committee is responsible for overseeing employee compensation and benefit plans and general labor issues. The audit committee is responsible for overseeing risk management, including compliance with the code of business conduct and physical security risks relating to employees. The corporate governance and nominating committee is responsible for overseeing risks associated with governance and social issues associated with employees as part of its ESG risk oversight function.

Safety

We are committed to the safety of our employees, customers, and the communities we serve. We believe that safe, engaged, and effective employees are critical to the company’s success and that the company’s record of safety helps keep its service reliable and affordable. Idaho Power consistently ranks in the top 30 percent of all United States utilities in safety performance. Reflective of our focus on safety, the company’s Occupational Health and Safety Administration recordable injury rate was below the industry average rate during four of the past five years, and its safety metrics in 2020 and 2021 were the strongest in the company’s history. In 2021, for example, Idaho Power's severity rate for injuries, measured by the number of lost workdays per 100 employees, decreased approximately 84 percent, and its lost-time injury rate, measured by the number of lost time injuries divided by the number of OSHA-recordable injuries, decreased approximately 79 percent, compared to its previous five-year averages for those rates.

In recognition of our safety culture and the dedication of our employees, the EEI presented the inaugural Thomas F. Farrell, II Safety Leadership and Innovation Award in the Member Company Project category to Idaho Power in January 2022. Idaho Power was selected for its approach of combining psychological safety and behavioral safety with practical application of human performance principles. The award recognizes the contributions of leadership and innovation to the advancement of safety in the energy industry. Recipients of the award are selected by a panel consisting of leadership from the labor, contractor, and academic communities; regulatory agencies; and EEI senior leadership.

Diversity, Equity, and Inclusion ("DEI") Initiative

One of our core values as a company is “respect for all.” Our Code of Business Conduct, available publicly on our website, states our position that employees deserve a workplace where they can be treated in a professional and respectful manner, and each of our employees has the responsibility to create and maintain such an environment. In furtherance of this core value, we post our "Our Commitment to Each Other" initiative on our website, which promotes an inclusive company environment as follows:

At Idaho Power, we are committed to an inclusive environment where we are all valued, respected and given equal consideration for our contributions. We believe that to be successful as a company we must be able to innovate and adapt, which only happens when we seek out and value diverse backgrounds, opinions and perspectives. Our collaborative environment thrives when we are engaged, feel we belong and are empowered to do our best work. We are a stronger company when we stand together and embrace our differences.

IDACORP, Inc. 2022 PROXY STATEMENT 6

Our talent acquisition and talent development teams within our Human Resources department partner closely with senior management to ensure alignment of the company's human capital management with our corporate values with respect to DEI. We strive to recruit and retain diverse talent from all backgrounds, instill an inclusive culture and strengthen programs that provide advancement opportunities for all. We have programs in place to encourage STEM participation, training to minimize bias and ensure a respectful and inclusive workplace, community outreach to underserved communities, and partnerships with multiple diversity-focused organizations. In 2020, we formed a DEI steering committee consisting of officers, senior managers, and other employees to help the company with its DEI initiative and efforts. We consider DEI to be an important component of our overall ESG program, and certain of our officers regularly provide information on those and other ESG efforts to our board of directors and board committees.

As of December 31, 2021, 44 percent of our senior management were women, 21 percent of our officers were women, 36 percent of our board of directors were women, and two members of our board of directors were racially or ethnically diverse. With the addition of Mr. Kinneeveauk to our board of directors, as of the date of this proxy statement, three members of our board of directors were racially or ethnically diverse.

Employee Satisfaction

Our human capital programs are designed to attract, retain, and develop the highest quality employees. We believe we maintain a good relationship with our employees due to a strong safety culture, respectful and inclusive environment, opportunities for development, and competitive compensation and benefits. We regularly conduct employee engagement surveys to seek feedback from our employees on a variety of topics, including safety reporting, support for development, understanding of the company’s initiatives, communication, and being treated with respect and feeling valued. We share the survey results with employees, and senior management incorporates the results of the surveys in their action plans in order to respond to the feedback and improve employee relations. We achieved an 88 percent participation rate in the 2021 employee engagement survey with an overall 80 percent positive employee satisfaction score.

Total Rewards

We provide our employees with competitive pay and benefits, based in large part on salary studies and market data. We use a structured compensation schedule and regularly conduct compensation analyses that helps mitigate the potential for gender, race, or ethnicity-based disparities in compensation. Beyond base salaries and incentive compensation, benefits for all full-time employees include an employee savings (401(k)) plan and company matching contributions, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, parental leave, employee assistance programs, and tuition assistance. Currently after five years of employment, a full-time employee vests in Idaho Power’s defined benefit pension plan. We also tie annual employee incentive compensation to metrics based on the categories of earnings, power system reliability, and customer satisfaction reflective of broad stakeholder interests and each employee's contribution.

We deliver a variety of training opportunities and provide rotational assignment and continuous learning and development opportunities to our employees. Our talent development programs, overseen by a talent development team in the Human Resources department, are designed to help employees achieve their career goals, build management skills, and lead their organizations.

We also encourage and enable our employees to support many charitable causes. This includes volunteer program engagement promoted by the company or employees. We also have an employee-led organization called the “Employee Community Funds,” which administers charitable contributions from employees; Idaho Power matches a portion of employee donations, which supplements the company’s separate charitable contributions.

Additional ESG Information

To learn more about our corporate responsibility and ESG efforts, see our most recent ESG Report on our website at www.idacorpinc.com/about-us/sustainability. The information in that report is not incorporated by reference into this proxy statement.

IDACORP, Inc. 2022 PROXY STATEMENT 7

Codes of Business Conduct

We have a Code of Business Conduct that applies to all of our officers and employees. We also have a separate Code of Business Conduct and Ethics for directors. These are posted on our website at www.idacorpinc.com/governance/governance-documents. We will also post on that website any amendments to, or waivers of, our Codes of Business Conduct, as required by SEC rules or New York Stock Exchange listing standards.

Board Leadership Structure

The board of directors separated the positions of chair of the board of directors and CEO in 1999. Our CEO is responsible for leadership, overall management of our business strategy, and day-to-day operations, while our chair presides over meetings of our board of directors and provides guidance to our CEO regarding policies and procedures approved by our board of directors. Separating these two positions allows our CEO to focus on our day-to-day business and operations, while allowing the chair of the board of directors to lead the board of directors in its fundamental role of providing advice to, and independent oversight of, management. The board of directors recognizes the time, effort, and energy that the CEO is required to devote to his or her position, as well as the increasing commitment required of the chair position, particularly as the board of directors’ oversight responsibilities continue to grow.

While our bylaws and Corporate Governance Guidelines do not mandate that our chair and CEO positions be separate, the board of directors believes for the reasons outlined above that having separate positions and having an independent director serve as chair is the appropriate leadership structure for the company at this time. The board of directors believes that this issue is part of the succession planning process and that it is in the best interests of the company for the board of directors to make a determination as to the advisability of continuing to have separate positions when it appoints a new CEO.

Risk Oversight and Succession Planning

Our management team is responsible for the day-to-day management of risks the company faces. Our senior vice president and chief financial officer, our vice president, general counsel and corporate secretary, and our director of compliance, risk, and security, together with our director of audit services, are responsible for overseeing and coordinating risk assessment processes and mitigation efforts on an enterprise wide basis. These leaders administer processes intended to identify key business risks, assist in appropriately assessing and managing these risks within stated limits, enforce policies and procedures designed to mitigate risk, and report on these items to other members of senior management and the board of directors. These leaders report regularly to the board of directors and appropriate board committees regarding risks the company faces and how the company is managing those risks.
IDACORP, Inc. 2022 PROXY STATEMENT 8

While our senior vice president and chief financial officer, our vice president, general counsel and corporate secretary, our director of compliance, risk and security, and our director of audit services, together with other members of our senior leadership team, are responsible for the day-to-day management of risk, our board of directors is responsible for ensuring that an appropriate culture of risk management exists within our company, for setting the right “tone at the top,” and assisting management in addressing specific risks that our company faces. The board of directors has the responsibility to oversee the risk management processes designed and implemented by management and confirm the processes are adequate and functioning as designed.

While the full board of directors is ultimately responsible for high-level risk oversight at our company, it is assisted by the executive committee, the audit committee, the compensation and human resources committee, and the corporate governance and nominating committee in fulfilling its oversight responsibilities in certain areas of risk. The executive committee assists the board of directors in fulfilling its oversight responsibilities with respect to the company’s risk management processes generally. The audit committee assists the board of directors in fulfilling its oversight responsibilities with respect to major financial risk exposures and our energy risk management practices (including hedging transactions and collateral requirements) and, in accordance with the listing standards of the New York Stock Exchange, discusses policies with respect to risk assessment and risk management. Representatives from our independent registered public accounting firm attend audit committee meetings, regularly make presentations to the audit committee, comment on management presentations, and engage in private sessions with the audit committee, without members of management present, to raise any concerns they may have with our risk management practices. The audit committee and the executive committee also assist the board of directors in monitoring management’s risk management framework for cyber security and physical security on a regular basis. The compensation and human resources committee assists the board of directors in fulfilling its oversight responsibilities with respect to risks arising from our compensation policies and practices. The corporate governance and nominating committee undertakes periodic reviews of processes for management of risks associated with our company’s organizational structure, governing instruments, and ESG issues. In fulfilling their respective responsibilities, the committees meet regularly with our officers and members of senior management, as well as our internal and external auditors. Each committee has full access to management, as well as the ability to engage and compensate its own independent advisors.

The board of directors receives regular reports from the executive committee, audit committee, compensation and human resources committee, and corporate governance and nominating committee relating to the oversight of risks in their areas of responsibility. Based on this and information provided by management, the board of directors evaluates our risk management processes and oversight and considers whether any changes should be made to those processes or the board of directors’ risk oversight function. We believe that this division of risk oversight ensures that oversight of each type of risk the company faces is allocated, at least initially, to the particular directors most qualified to oversee it. It also promotes board efficiency because the committees are able to select the most timely or important risk-related issues for the full board of directors to consider.

One of the risks our company faces is that a significant number of our long-term employees have retired and we expect will continue to retire in the coming years. As a result, our board of directors is actively involved in monitoring our succession planning. The board of directors reviews the succession plans developed by members of senior management at least annually, with a focus on ensuring a talent pipeline at the officer level and for specific critical roles. We seek to ensure that our directors are exposed to a variety of members of our leadership team, and not just the senior-most officers, on a regular basis, through formal presentations and informal events. Our board of directors is also informed of general workforce trends, expected retirement levels or turnover, and recruiting and development programs, which is of particular importance given Idaho Power’s specialized workforce and recent high rate of employee retirements.

Board Meetings and Director Attendance

The members of our board of directors are expected to attend board meetings and the meetings of board committees on which they serve, to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. The board of directors held five meetings in 2021, with all of our directors attending 100 percent of those meetings. Each director also attended 100 percent of the meetings of the committees in 2021 on which he or she was a member in 2021. Our Corporate Governance Guidelines provide that all directors are expected to attend our annual meeting of shareholders and be available, when requested by the chair of the board of directors, to answer any questions shareholders may have. All then-serving members of the board of directors attended our 2021 annual meeting of shareholders.

IDACORP, Inc. 2022 PROXY STATEMENT 9

Board Committee Charters

Our standing committees of the board of directors are the executive committee, the audit committee, the compensation and human resources committee, and the corporate governance and nominating committee. We have:

•    charters for the audit committee, compensation and human resources committee, and corporate governance and nominating committee; and
•     Corporate Governance Guidelines, which address issues including the responsibilities, qualifications, and compensation of the board of directors, as well as board leadership, board committees, director resignation, and self-evaluation.

Our committee charters and our Corporate Governance Guidelines may be accessed on our website at http://www.idacorpinc.com/governance/governance-documents. Information on our committees of the board of directors is included in Part 3 – “Board of Directors – Committees of the Board of Directors.”

Director Independence and Executive Sessions

Our board of directors has adopted a policy, contained in our Corporate Governance Guidelines (available at www.idacorpinc.com/governance/governance-documents), that the board of directors will be composed of a majority of independent directors. The board of directors reviews annually the relationships that each director has with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company). Following the annual review, only those directors who the board of directors affirmatively determines have no material relationship with the company and can exercise independent judgment will be considered independent directors, subject to additional qualifications prescribed under the listing standards of the New York Stock Exchange and under applicable laws.

All members of our board of directors are non-employees, except Lisa A. Grow, who is our president and chief executive officer ("CEO"). The board of directors has determined that all members of our board of directors, other than Ms. Grow and Mr. Anderson (our previous chief executive officer who retired from that position effective June 2020, and is not a nominee for the 2022 Annual Meeting), are independent based on all relevant facts and circumstances and under the New York Stock Exchange listing standards and our Corporate Governance Guidelines.

Our non-employee directors meet in executive session at each regular meeting of the board of directors. Additionally, our independent directors meet separately in executive session periodically, and not less frequently than annually. The independent chair of the board of directors presides at board meetings and at regularly scheduled executive sessions of independent and non-management directors.

Board Membership Criteria and Consideration of Diversity

We believe that directors should possess the highest personal and professional ethics, integrity, and values and be committed to representing the long-term interests of our shareholders. Directors must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We also consider a nexus to Idaho Power’s service area a desirable trait. We endeavor to have a diverse board with a variety of attributes and experience at policy-making levels in areas that are relevant to our business activities, in addition to diversity with respect to gender, race, and ethnicity, among other characteristics. We believe our director nominees bring a strong diversity of attributes and experiences to the board of directors as leaders in business, finance, accounting, regulation, and the utility industry as shown in the chart below.
IDACORP, Inc. 2022 PROXY STATEMENT 10

Under the oversight of the corporate governance and nominating committee, the board of directors conducts an annual self-evaluation of its performance and utilizes the results to assess and determine the characteristics and critical skills required of directors. Each of our audit, compensation, and corporate governance and nominating committees also performs an annual self-assessment. The board of directors and committees self-assessment surveys are completed anonymously by each board member and committee member and provide for a full assessment of board of director and committee performance, including recommendations for improvement. The board of directors and committees review the compiled results from the respective self-assessment surveys and discuss responsive actions to the survey results. Each board member also completes a confidential questionnaire related to compliance with independence standards and director qualifications annually. The responses are provided to our general counsel and corporate secretary who compiles a report for the corporate governance and nominating committee. This report is also presented for review by the full board of directors. In addition, our Corporate Governance Guidelines and the corporate governance and nominating committee charter provide that the corporate governance and nominating committee will annually review board committee assignments and consider the rotation of the chair and members of the committees with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

In addition, we require that:

•at least one member of our audit committee be an “audit committee financial expert”;
•our directors automatically retire immediately prior to the first annual meeting of shareholders after they reach age 72; and
•a majority of board members be independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards.

IDACORP, Inc. 2022 PROXY STATEMENT 11

Director Resignation Policy

We have a policy that provides that if any director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director nominee must tender his or her resignation to the board of directors promptly after the voting results are certified. The corporate governance and nominating committee, comprised entirely of independent directors and which will specifically exclude any director who is required to tender his or her own resignation, will consider the tendered resignation and make a recommendation to the board of directors, taking into account all factors deemed relevant. These factors include, without limitation, the underlying reasons why shareholders withheld votes from the director (if ascertainable) and whether the underlying reasons are curable, the length of service and qualifications of the director whose resignation has been tendered, the director's contributions to our company, whether by accepting the resignation we will no longer be in compliance with any applicable law, rule, regulation, or governing document, and whether or not accepting the resignation is in the best interests of our company and our shareholders. Our board of directors will act upon the corporate governance and nominating committee’s recommendation within 90 days following certification of the shareholder vote and will consider the factors considered by the corporate governance and nominating committee and any additional information and factors as the board of directors believes to be relevant. We will publicly disclose the board of directors’ decision and rationale with regard to any resignation offered under the director resignation policy.

Process for Determining Director Nominees

In determining the composition of our board of directors, we seek a balanced mix of local experience, which we believe is specifically relevant for a utility, and national or public company experience, among other factors of experience and diversity. As a utility company with operations predominantly in Idaho and Oregon, we believe it is important for our company and our local directors to be involved in and otherwise support local community and charitable organizations.

Our corporate governance and nominating committee is responsible for selecting and recommending to the board of directors candidates for election as directors. Our Corporate Governance Guidelines contain procedures for the committee to identify and evaluate new director nominees, including candidates our shareholders recommend in compliance with our Corporate Governance Guidelines. The corporate governance and nominating committee begins the process of identifying and evaluating potential nominees for director positions by taking into consideration the results of the annual director questionnaires and self-evaluation process described above while keeping the full board of directors informed of the nominating process. The corporate governance and nominating committee reviews candidates recommended by shareholders and may hire a search firm to identify other candidates.

The corporate governance and nominating committee gathers additional information on the candidates to determine if they qualify to be members of our board of directors. The corporate governance and nominating committee examines whether the candidates are independent, whether their election would violate any federal or state laws, rules, or regulations that apply to us, and whether they meet all requirements under our Corporate Governance Guidelines, committee charters, bylaws, codes of business conduct and ethics, and any other applicable corporate document or policy. The corporate governance and nominating committee also considers whether the nominees will have potential conflicts of interest, and whether they will represent a single or special interest, before finalizing a list of candidates for the full board of directors to consider for nomination.

Process for Shareholders to Recommend Candidates for Director

Our Corporate Governance Guidelines set forth the requirements that you must follow if you wish to recommend director candidates to our corporate governance and nominating committee. If you recommend a candidate for director, you must provide the following information:

•     the candidate’s name, age, business address, residence address, telephone number, principal occupation, the class and number of shares of our voting stock the candidate owns beneficially and of record, a statement as to how long the candidate has held such stock, a description of the candidate’s qualifications to be a director, whether the candidate would be an independent director, and any other information you deem relevant with respect to the recommendation; and
•     your name and address as they appear on our stock records, the class and number of shares of voting stock you own beneficially and of record, and a statement as to how long you have held the stock.

IDACORP, Inc. 2022 PROXY STATEMENT 12

Recommendations must be sent to our corporate secretary at the address provided below. Our corporate secretary will review all written recommendations and send those conforming to the requirements described above to the corporate governance and nominating committee for review and consideration. The corporate governance and nominating committee evaluates the qualifications of candidates properly submitted by shareholders in the same manner as it evaluates the qualifications of director candidates identified by the committee or the board of directors.

Shareholders who wish to nominate persons for election to the board of directors, rather than recommend candidates for consideration, must follow the procedures set forth in our bylaws. Copies of our bylaws may be obtained by writing to our corporate secretary at IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627, or by calling our corporate secretary at (208) 388-2200. See also the section entitled 2023 Annual Meeting of Shareholders in Part 6 - “Other Matters” in this proxy statement.

Communications with the Board of Directors and Audit Committee

Shareholders and other interested parties may communicate with members of the board of directors by:

•     calling (866) 384-4277 if they have a concern to bring to the attention of the board of directors, our chair of the board of directors, or our non-employee directors as a group; or
•    logging on to http://secure.ethicspoint.com/domain/media/en/gui/62899/index.html and following the instructions to file a report if the concern is of an ethical nature.

Our general counsel receives all such communications. These communications are distributed to the board of directors, or to the chair or specific directors as appropriate, depending on the facts and circumstances of the communication. Communications may include the reporting of concerns related to governance, corporate conduct, business ethics, financial practices, legal issues, and accounting or audit matters. If a report concerns questionable accounting practices, internal accounting controls, or auditing matters, our general counsel will also forward your report to the chair of the audit committee. The acceptance and forwarding of communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Political Advocacy and Lobbying Activities

We routinely engage in federal, state, and local public policy discussions ranging from issues that specifically impact the generation, transmission, and distribution of electricity to more general topics related to regulation, taxation, business, and labor. Our political advocacy objectives focus on a variety of interests, including costs to customers and owners, safety, reliability of service and our responsibility to the environment, employees, stakeholders, and communities. To that end, we are also active in a number of state, regional, and national trade associations that may engage in political activity on these issues.

Our voluntary, non-partisan employee political action committee (IDA-PAC) participates in the political process through contributions to candidate campaigns, other political action committees, and ballot measure campaigns in compliance with applicable laws. Those contributions are made in furtherance of the company’s interests and without regard to the personal political preferences of our directors, executives, or employees. In 2015, the board of directors voluntarily adopted a policy in response to the 2010 U.S. Supreme Court decision in Citizens United v. Federal Election Commission, that we will not provide direct corporate funding for independent advertisements that support or oppose political candidates for election to public office.

Further, our senior vice president of public affairs who monitors and approves all such activities, is required to report lobbying expenditures; contributions to candidates, ballot measures and initiatives, trade and industry associations, and certain other organizations that may engage in activities involving legislative measures; and contributions to elections to the corporate governance and nominating committee for their review on a biennial, election-cycle basis. The corporate governance and nominating committee reviews our political contributions (including contributions to IDA-PAC) and our lobbying efforts and updates the full board of directors on such activities.

Corporate political contributions and lobbying activities are subject to regulation by the states in which we operate and the federal government, including requirements to provide disclosures of federal and state lobbying expenses, which are made publicly available by the various government authorities to which we report. For the 2020 election cycle, we contributed approximately $68,000 to political action committees at all levels of government. Of that amount, $32,000 was contributed by IDA-PAC to federal candidates. We also contributed $109,000 to candidates for
IDACORP, Inc. 2022 PROXY STATEMENT 13

Idaho and Oregon state elections. Contributions to candidates were made to both primary political parties. We also spent approximately $830,000 on lobbying expenditures, including compensation for our employees engaged in lobbying efforts and membership dues for trade associations. We made no contributions to 527 groups, 501(c)(4)s for political purposes, or to ballot measures in the 2020 election cycle.

Anti-Hedging and Anti-Pledging Policy

Our compensation policy and corporate governance guidelines prohibit executive officers (as well as directors) from hedging their ownership of company common stock. Under our policy, a director or executive officer may not enter into transactions that allow the director or officer to benefit from devaluation of our stock or be the technical legal owner of our stock without the full benefits and risks of such ownership. In addition, our corporate governance guidelines provide that our directors, officers, and senior managers of our company are prohibited from pledging (through a margin feature or otherwise) our securities as collateral in order to secure personal loans or other obligations. The guidelines and policy do not generally apply to all employees.

Certain Relationships and Related Transactions

Our related person transactions policy defines a “related person transaction” as a transaction between a related person and our company in which the amount exceeds $120,000. The related person transactions policy defines a “related person” as any:

•     officer, director, or director nominee of IDACORP or any subsidiary;
•     person known to be a greater than 5% beneficial owner of IDACORP voting securities;
•     immediate family member of the foregoing persons, or person (other than a tenant or employee) sharing the household of the foregoing persons; or
•     firm, corporation, or other entity in which any person named above is a partner, principal, executive officer, or greater than 5% beneficial owner, or where such person otherwise has a direct or indirect material interest.

The following types of transactions are excluded from the related person transactions policy:

•     transactions available to all employees generally;
•     the purchase or sale of electric energy at rates fixed in conformity with law or governmental authority;
•    transactions involving compensation, employment agreements, or special supplemental benefits for directors or officers that are reviewed and approved by the compensation and human resources committee; and
•     transactions between or among companies within the IDACORP family.

The corporate governance and nominating committee administers the policy, which includes procedures to review related person transactions, approve or disapprove related person transactions, and ratify unapproved transactions. The policy, which is in writing, also specifically requires prior corporate governance and nominating committee approval of proposed charitable contributions or pledges of charitable contributions in excess of $120,000 in any calendar year to a charitable or not-for-profit organization identified as a related person, except those nondiscretionary contributions made pursuant to our matching contribution program. The board of directors may approve a proposed related person transaction after reviewing the information considered by the corporate governance and nominating committee and any additional information it deems necessary or desirable:

•     if it determines in good faith that the transaction is in, or is not inconsistent with, the best interests of our company and the shareholders; and
•     if the transaction is on terms comparable to those that could be obtained in an arm’s-length dealing with an unrelated third party.

Jeffrey L. Malmen, our senior vice president of public affairs, is married to Erika Eaton Malmen, who is a partner at the law firm of Perkins Coie LLP, and Idaho Power has engaged Perkins Coie LLP for legal services for over 40 years. Mr. Malmen is one of Idaho Power’s “named executive officers” for 2021, and thus his compensation for 2021 is described in Part 4 - “Executive Compensation” in this proxy statement. Idaho Power’s relationship with Perkins Coie, LLP began prior to Mr. Malmen’s employment with the companies and Ms. Malmen’s partnership at the law firm. In 2021, Perkins Coie LLP was paid approximately $380,000 for legal services provided to IDACORP and Idaho Power. Ms. Malmen was among the lawyers at Perkins Coie LLP who provided such legal services, but her portion of the services provided for 2021 was nominal. This work was performed under the supervision of Idaho Power’s general counsel and the compensation arrangements were comparable to other national law firms providing legal
IDACORP, Inc. 2022 PROXY STATEMENT 14

services to Idaho Power. Mr. Malmen does not participate in decisions with respect to whether we hire Perkins Coie, LLP as outside counsel. In February 2022, the corporate governance committee and the board of directors reviewed, ratified, and approved the potential related party transaction involving Perkins Coie LLP.

Jamie Harrington, Patrick A. Harrington’s (our vice president, general counsel, and corporate secretary) brother, is an employee of Idaho Power who received combined base salary and incentive compensation from Idaho Power in excess of $120,000 in 2021. Jamie Harrington is not an officer of Idaho Power and his base salary and incentive compensation were consistent with amounts paid to Idaho Power employees in similar roles, and the compensation and human resources committee and full board of directors approved the design and metrics of the incentive programs in which he participated in 2021. In February 2022, the corporate governance and nomination committee and the board of directors reviewed, ratified, and approved the potential related party transaction involving Jamie Harrington.

Security Ownership of Directors, Executive Officers, and Five-Percent Shareholders

The table below sets forth the number of shares of our common stock beneficially owned on March 18, 2022, by our directors and nominees, by our named executive officers listed in the 2021 Summary Compensation Table included in Part 4 – “Executive Compensation” of this proxy statement, and by our directors and executive officers as a group. Under SEC rules, “beneficial ownership” for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days. This table does not take into account units held by the individuals. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, including shares they own through the Idaho Power Company Employee Savings Plan and our Dividend Reinvestment and Stock Purchase Plan, except as to the interests of spouses or as otherwise indicated.

		Amount and
		Nature of
		Beneficial	Percent
Name of Beneficial Owner	Title of Class	Ownership[1]	of Class
Non-Employee Directors
Darrel T. Anderson	Common Stock	126,716	*
Odette C. Bolano	Common Stock	2,887	*
Thomas E. Carlile[2]	Common Stock	13,247	*
Richard J. Dahl	Common Stock	9,849	*
Annette G. Elg[3]	Common Stock	6,271	*
Ronald W. Jibson	Common Stock	12,912	*
Judith A. Johansen[4]	Common Stock	22,487	*
Dennis L. Johnson[5]	Common Stock	12,959	*
Jeff C. Kinneeveauk[6]	Common Stock	1,154	*
Richard J. Navarro	Common Stock	10,972	*
Mark T. Peters	Common Stock	2,429	*
Named Executive Officers
Lisa A. Grow	Common Stock	26,805	*
Steven R. Keen	Common Stock	27,712	*
Adam J. Richins	Common Stock	5,787	*
Brian R. Buckham	Common Stock	11,147	*
Jeffrey L. Malmen	Common Stock	15,240	*
All directors and executive officers as a group (21 persons)[7]	Common Stock	344,745	0.6819%

*    Less than 1%.
1     Includes shares of common stock subject to forfeiture and restrictions on transfer granted pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan. Share numbers exclude fractional shares. There were no stock options for IDACORP common stock outstanding as of March 18, 2022.
2    Includes 4,613 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
3     Includes 1,154 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
4    Includes 22,487 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
IDACORP, Inc. 2022 PROXY STATEMENT 15

5    Includes 9,312 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
6    Includes 1,154 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
7    Includes 12,334 shares owned by five persons who are executive officers of Idaho Power but not of IDACORP.

The table below sets forth information with respect to each person known to us to be the beneficial owner of more than five percent of our outstanding common stock as of March 18, 2022.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.	5,687,991[1]	11.3%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc.	5,560,165[2]	11.01%
100 Vanguard Blvd.
Malvern, PA 19355
T. Rowe Price Associates, Inc.	2,948,776[3]	5.80%
100 E. Pratt Street
Baltimore, MD 21202

1Based on a Schedule 13G/A filed on January 27, 2022, by BlackRock, Inc. BlackRock, Inc. reported sole voting power as to 5,382,297 shares and sole dispositive power as to 5,687,991 shares as the parent holding company or control person of BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors (beneficially owns 5% or greater of the outstanding shares reported); BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock Investment Management (Australia) Limited; andBlackRock Advisors (UK) Limited. BlackRock, Inc.'s address is 55 East 52nd Street, New York, NY 10055.
2Based on a Schedule 13G/A filed on February 9, 2022, by The Vanguard Group, Inc. The Vanguard Group, Inc. reported sole voting power as to 0 shares, shared voting power as to 45,162, sole dispositive power as to 5,470,115 shares, and shared dispositive power as to 90,050 shares. The Vanguard Group, Inc.'s address is 100 Vanguard Boulevard, Malvern, PA 19355.
3Based on a Schedule 13G filed on February 14, 2022, by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. reported sole voting power as to 902,799 shares, shared voting power as to 0 shares, sole dispositive power as to 2,948,776 shares, and shared dispositive power as to 0 shares. T. Rowe Price Associates, Inc.'s address is 100 E. Pratt Street, Baltimore, MD 21202.

IDACORP, Inc. 2022 PROXY STATEMENT 16

PART 3 – BOARD OF DIRECTORS

PROPOSAL NO. 1: Election of Directors

Our first proposal pertains to the election of our directors. One current member of our board of directors, Darrel T. Anderson, has not been renominated for election by the board of directors and plans to retire immediately prior to the Annual Meeting. After the Annual Meeting, the board of directors will consist of 11 members. Upon the recommendation of our corporate governance and nominating committee, our board of directors has nominated the 11 individuals listed below to serve as directors. Ten of the 11 nominees served as members of our board of directors during 2021. Jeff C. Kinneeveauk joined the board of directors in February 2022. The nominees consist of ten independent directors, as defined by the rules of the New York Stock Exchange, and Lisa A. Grow, our current President and CEO.

Each director’s term runs from the date of his or her election until our next annual meeting of shareholders or until his or her successor (if any) is elected or appointed. While we expect that all of the nominees will be able to qualify for and accept office, if for any reason one or more should be unable or unwilling to do so, the individuals named as proxies may vote for a substitute nominee chosen by the present board of directors to fill the vacancy. Alternatively, the board of directors could decide to reduce the size of the board, or the proxies could be voted for the remaining nominees, leaving a vacancy on the board.

Under the resignation policy adopted by the board of directors and included in our Corporate Governance Guidelines, if a director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director must promptly tender his or her resignation to the board of directors. The board of directors will then decide whether to accept the tendered resignation within 90 days following certification of the shareholder vote (based on the recommendation of the corporate governance and nominating committee, which is comprised exclusively of independent directors). In accordance with our policy, we will publicly disclose the board of directors’ decision and its reasoning with regard to the offered resignation.

There are no family relationships between any director, director nominee, or executive officer.

The composition of our board of directors is identical to the composition of Idaho Power’s board of directors.

IDACORP, Inc. 2022 PROXY STATEMENT 17

Nominees for Election

Odette C. Bolano

Board Member

Age: 62

Director Since: 2020

Committees:

Audit

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

None

Professional Experience

Ms. Bolano served as President and CEO of the Saint Alphonsus Regional Medical Center (St. Alphonsus) since August 2018 and as President of St. Alphonsus since December 2015. Before joining St. Alphonsus, Ms. Bolano served as the Senior Vice President and Area Manager, Kaiser Permanente in East Bay in Oakland, California, from July 2014 to December 2015, where she oversaw two hospitals.

Qualifications & Expertise

Ms. Bolano brings her community ties and strong senior executive leadership experience and financial and operational expertise to our board of directors as well as expertise in the highly regulated healthcare sector. Her service as a board member for several local organizations, including the Idaho Hospital Association, Boise Metro Chamber of Commerce, Boise Valley Economic Partnership, Idaho Business for Education, Boise State University Foundation Board, and Boise State University College of Health Sciences Board of Ambassadors, enables her to provide valuable experience and connections to our community to our board of directors and audit committee.

Thomas E. Carlile

Board Member

Age: 70

Director Since: 2014

Committees:

Corporate Governance & Nominating

Current Public Company Directorships:

Boise Cascade Company
Idaho Power Company

Former Public Company Directorships:

None

Professional Experience

Mr. Carlile served as the CEO of Boise Cascade Company, one of the largest producers of plywood and engineered wood products in North America and a leading U.S. wholesale distributor of building products, from 2013 to 2015; and as the CEO and a director of Boise Cascade LLC, a predecessor to Boise Cascade Company, from 2009 to 2013. He has served as a director of Boise Cascade Company since 2013 and has been Chair of the Board of Boise Cascade Company since 2015.

Qualifications & Expertise

Mr. Carlile brings financial, operational, and executive experience to our board of directors. Mr. Carlile acquired his extensive financial background through his former positions at Boise Cascade. An Idaho native, he also brings his knowledge of economics and finance and experience operating a company within Idaho Power's service area, offering him the ability to provide the board of directors with insight into local, state, and regional issues.

IDACORP, Inc. 2022 PROXY STATEMENT 18

Richard J. Dahl

Board Member

Age: 70

Director Since: 2008

Committees:

Corporate Governance & Nominating
Executive

Current Public Company Directorships:

Dine Brands Global, Inc.
Hawaiian Electric Industries, Inc.
Idaho Power Company

Former Public Company Directorships:

Hawaiian Electric Company

Professional Experience

Mr. Dahl served as the Chair of the Board of James Campbell Company, LLC, a privately held national real estate investment and development company, from 2010 to 2018 and served as a director until May 2019. He also served as the President and CEO from 2010 to 2016. From March 2017 to September 2017, Mr. Dahl was interim CEO of Dine Brands Global, Inc. ("Dine"), which franchises and operates restaurants under the Applebee's Grill & Bar and IHOP brands. He has served as a director of Dine since 2004, and currently serves as Chair of the Board. He was also formerly the Chair of the Board of International Rectifier Corp., a power management semi-conductor company, from 2008 through its sale in 2015. Mr. Dahl also previously served in a number of executive officer roles and as a director at Dole Food Company, Inc. and Bank of Hawaii Corp.

Qualifications & Expertise

Mr. Dahl's financial, operational, and executive experience make him an outstanding asset to our board of directors. Mr. Dahl acquired his extensive financial background through his former positions at major public and private corporations, as well as with the Ernst & Young accounting firm. His service on other public company boards, including as former Chair of the Board of International Rectifier Corp. and as Chair and an audit committee member of Dine's board, as well as an audit committee member of Hawaiian Electric Industries, Inc., enables him to provide valuable experience to our board of directors. Mr. Dahl has significant connections to the state of Idaho and served as a member of the board of the University of Idaho Foundation, Inc until October 2019.

Annette G. Elg

Board Member

Age: 65

Director Since: 2017

Committees:

Audit

Compensation & Human Resources

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

Cascade Bancorp

Professional Experience

Ms. Elg served as the Senior Vice President and CFO for the J.R. Simplot Company (Simplot), a privately-held food and agribusiness company, from 2002 to 2016. During her 27-year career with Simplot, Ms. Elg held various positions, including Vice President and Corporate Controller and Vice President and Controller for the food group.

Qualifications & Expertise

A considerable number of Idaho Power's large customers are in the agricultural and food processing industries, and Ms. Elg brings extensive financial and operational experience in the agribusiness industry to our board of directors. Ms. Elg acquired her extensive financial experience through several officer positions at Simplot, and by serving as a director for Cascade Bancorp. Prior to joining Simplot, Ms. Elg spent 10 years with the accounting firm Arthur Andersen, LLP, where she served clients in a variety of industries. An Idaho native, she contributes to our board of directors and knowledge of agriculture as it lends itself to commercial principles, customer satisfaction, and advanced technology.

IDACORP, Inc. 2022 PROXY STATEMENT 19

Lisa A. Grow

Board Member

Age: 56

Director Since: 2020

Committees:

Executive

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

None

Professional Experience

Ms. Grow has been the President and CEO of IDACORP and Idaho Power since June 2020 and was President of Idaho Power from October 2019 to June 2020. She was previously the Senior Vice President and COO of Idaho Power from April 2016 to October 2019; Senior Vice President of operations from January 2016 to March 2016; and Senior Vice President of Power Supply from October 2009 to December 2015. Ms. Grow has also been employed in several other officer and management roles with Idaho Power since 1998 and joined the company in 1987.

Qualifications & Expertise

As Idaho Power’s President and CEO, Ms. Grow provides the board of directors with real-time information and insight as it relates Idaho Power and the electric utility industry. Through her long tenure at Idaho Power, she has developed strong industry knowledge, an understanding of the company’s operations, and the regulatory environment. Ms. Grow also serves as a member of the board of directors of St. Luke's Health System, a not-for-profit organization, and on the Federal Reserve Board Bank of San Francisco, Salt Lake City Branch.

Ronald W. Jibson

Board Member

Age: 69

Director Since: 2013

Committees:

Compensation & Human Resources

Current Public Company Directorships:

Idaho Power Company
Dominion Energy, Inc.

Former Public Company Directorships:

Questar Corporation
National Fuel Gas Co.

Professional Experience

Mr. Jibson was formerly the President and CEO of Questar Corporation, a natural gas-focused energy company, from 2010 to 2016, and Chair of the Board from 2012 to 2016. He also served as Chair of the Board of Questar Pipeline Company from 2012 to 2016; President and CEO of Wexpro Company from 2010 to 2016; and President and CEO of Questar Gas Company from 2008 to 2016.

Qualifications & Expertise

Mr. Jibson has extensive experience in the regulated utility and natural gas industries and was formerly the Chair of the Board of the American Gas Association and the Western Energy Institute.

Through his industry and executive experience, Mr. Jibson provides our board of directors with valuable industry insight and strong working knowledge of rate regulation, as well as strong leadership skills and an understanding of finance and accounting. Mr. Jibson also has prior experience with hydrology and water rights issues, which is valuable given Idaho Power's hydroelectric generation assets in the Snake River Basin.

IDACORP, Inc. 2022 PROXY STATEMENT 20

Judith A. Johansen

Board Member

Age: 63

Director Since: 2007

Committees:

Corporate Governance & Nominating
Compensation & Human Resources
Executive

Current Public Company Directorships:

Schnitzer Steel
Idaho Power Company

Former Public Company Directorships:

Pacific Continental Corporation
Cascade Bancorp

Professional Experience

Ms. Johansen was the President of Marylhurst University, Oregon, a private Catholic university, from 2008 to 2013. She was also the President and CEO from 2001 to 2006, and Executive Vice President from 2000 to 2001, of PacifiCorp, and has held executive officer positions at the Bonneville Power Administration and Avista Energy. Prior to that, she was a partner in the law firm Gordon Thomas Honeywell.

Qualifications & Expertise

Ms. Johansen brings a wealth of electric utility industry knowledge and experience to our board of directors. Based on her prior service as President and CEO of PacifiCorp, as CEO and Administrator of the Bonneville Power Administration, and as Vice President of Avista Energy, Ms. Johansen provides valuable industry insight and guidance regarding our regulated utility business as well as financial reporting and risk management as it relates to utilities companies. She also brings to our board of directors her experience from service on the boards of two other unaffiliated public companies and several diverse unaffiliated private companies, including Hood River Distillers, Inc.; Roseburg Forest Products; and Kaiser Permanente.

Dennis L. Johnson

Board Member

Age: 67

Director Since: 2013

Committees:

Audit*
Executive
Corporate Governance & Nominating

Current Public Company Directorships:

First Interstate Bankcorp
Idaho Power Company

Former Public Company Directorships:

Cascade Bancorp

*Concluding May 2022

Professional Experience

Mr. Johnson was the President and CEO of United Heritage Mutual Holding Company from 2001 to 2020. He was a director of United Heritage Mutual Holding Company from 2001, and of United Heritage Financial Group and United Heritage Life Insurance Company from 1999 through December 2020. Mr. Johnson also held a number of other executive officer positions, including General Counsel, with United Heritage Life Insurance Company from 1983 to 2020.

Qualifications & Expertise

Mr. Johnson brings financial, risk management, and legal experience to our board of directors. Mr. Johnson acquired his extensive experience through his former positions at the insurance holding company at which he was the President and CEO, and from his former position as the life insurance company’s General Counsel. He also brings to the board of directors his knowledge of economics and finance and experience with employee benefits and auditing matters. Mr. Johnson’s long-standing ties to Idaho also provide an important connection to Idaho Power’s service area and allow him to offer insight into local, state, and regional issues where Idaho Power conducts business.

IDACORP, Inc. 2022 PROXY STATEMENT 21

Jeff C. Kinneeveauk

Board Member

Age: 48

Director Since: 2022

Committees:

Audit*

Current Public Company Directorships:

Arctic Slope Regional Corporation

Former Public Company Directorships:

None

* Starting May 2022

Professional Experience

Mr. Kinneeveauk has served on the board of directors of Arctic Slope Regional Corporation (ASRC) since 2016. Prior to being elected to serve on the board of directors of ASRC, Mr. Kinneeveauk served as President and CEO of one of ASRC's largest business units, ASRC Energy Services, from 2010 to 2016. He worked for ASRC for over twenty years where he held various executive management positions for more than ten years.

Qualifications & Expertise

Mr. Kinneeveauk's executive, financial, and operational experience make him an outstanding asset to our board of directors. His executive leadership experience, combined with his expertise in the energy utility industry, accounting, and construction allow him to contribute significantly to Idaho Power's finance, audit, risk management, and operational matters. Mr. Kinneeveauk also has significant connections to the state of Idaho and served as a member of the board of trustees of the Northwest Nazarene University and its Athletic Advisory Council. He earned a bachelor's degree in physics with an emphasis in engineering from Northwest Nazarene College.

Richard J. Navarro

Board Member

Age: 69

Director Since: 2015

Committees:

Audit and Executive

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

Home Federal Bancorp, Inc.

Professional Experience

Mr. Navarro was the Chief Administrative Officer of Albertson's, LLC, and AB Management Services Corp., a food and drug retailer, from 2014 to 2015; and the CFO of Albertson's LLC from 2006 to 2014. Mr. Navarro was also a director of Home Federal Bancorp, Inc. from 2005 to 2014.

Qualifications & Expertise

Mr. Navarro joined our board of directors in 2015 with a strong business and financial background and significant business experience within our service area. His experience from serving as the former CFO of Albertson's, as well as his prior service on the board of a financial institution, gives him extensive background and insight into financial matters, allowing him to contribute significantly to finance, accounting, risk management, and capital markets matters.

IDACORP, Inc. 2022 PROXY STATEMENT 22

Dr. Mark T. Peters

Board Member

Age: 57

Director Since: 2021

Committees:

Audit

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

None

Professional Experience

Dr. Peters has been the Executive Vice President for Laboratory Operations of Battelle Memorial Institute since January 2021. From 2015 through December 2020, Dr. Peters served as director of the U.S. Department of Energy's Idaho National Laboratory (INL) and President of Battelle Energy Alliance, LLC (Battelle). Dr. Peters currently serves as Chair of the Board of INL and Batelle. Prior to INL and Battelle, he held multiple leadership positions with the Argonne National Laboratory from 2004 through 2015.

Qualifications & Expertise

Dr. Peters joined our board of directors in 2021 and brings an exceptional science and technology background and extensive financial, and energy and security expertise, including in the areas of both physical and cyber security. Idaho Power's business is increasingly driven by technology, and Dr. Peters provides our board of directors a lens into that technology and the future of our industry, including in new areas such as grid security technology and generation systems like small modular nuclear reactors.

Board of Directors' Recommendation

The board of directors unanimously recommends a vote "FOR" the election of each nominee.

IDACORP, Inc. 2022 PROXY STATEMENT 23

Committees of the Board of Directors

Overview and Composition

Our standing committees of the board of directors are the audit committee, the compensation and human resources committee, the corporate governance and nominating committee, and the executive committee. The committee memberships as of the date of this proxy statement are set forth below. We also describe our board committees and their principal responsibilities following the table.

				Committee Memberships
Director	Director Since	Age	Independent[1]	Audit	Compensation & Human Resources	Corp. Gov. and Nomin.	Executive
Darrel T. Anderson[2]	2013	64
Odette C. Bolano	2020	62	✓	✓
Thomas E. Carlile	2014	70	✓			✓
Richard J. DahlBC	2008	70	✓			✓	✓
Annette G. Elg	2017	65	✓	✓	✓
Lisa A. Grow	2020	56					©
Ronald W. Jibson	2013	69	✓		✓
Judith A. Johansen	2007	63	✓		©	✓	✓
Dennis L. Johnson[3]	2013	67	✓	✓		©	✓
Jeff C. Kinneeveauk[4]	2022	48	✓
Richard J. Navarro	2015	69	✓	©			✓
Mark T. Peters	2021	57	✓	✓
(BC) -- Board Chair
© -- Committee Chair
1 Independent according to New York Stock Exchange listing standards and our Corporate Governance Guidelines
2 Mr. Anderson has not been renominated for election by the board of directors and plans to retire immediately prior to the Annual Meeting.
3 Mr. Johnson will conclude his service on the audit committee effective May 1, 2022.
4 Mr. Kinneeveauk has been appointed to the audit committee effective May 1, 2022.

Audit Committee

The audit committee is a separately designated standing committee. The audit committee has numerous responsibilities, including:

•     assists the board of directors in the oversight of the integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications, independence, and performance of our independent registered public accounting firm and our internal audit department; and our major financial, regulatory, and physical and cyber security risk exposures;
•discusses with our independent registered public accounting firm and our internal auditors the audit of, and opinion on, the company’s financial statements and our internal control over financial reporting, including the overall scope and plans for audits, critical audit matters, and any other matters deemed appropriate;
•is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm, helping to ensure that the selection of the independent registered public accounting firm and its lead audit partner is in the best interests of the company and our shareholders;
•     prepares the audit committee report required to be included in the proxy statement for our annual meeting of shareholders; and
•     other responsibilities of the audit committee specified in its charter, available at http://www.idacorpinc.com/governance/governance-documents.

As of the date of this proxy statement, the members of the audit committee include Ms. Bolano, Ms. Elg, Mr. Johnson, Mr. Navarro, and Dr. Peters. Mr. Kinneeveauk has been appointed to our audit committee effective May 1, 2022, and
IDACORP, Inc. 2022 PROXY STATEMENT 24

Mr. Johnson will conclude his services on the audit committee effective May 1, 2022. All members of the audit committee are independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards, including the SEC’s audit committee member independence standards. The board of directors has determined that all of the members of the audit committee are “audit committee financial experts” as defined by the rules of the SEC. During 2021, the audit committee met eight times.

Compensation and Human Resources Committee

The compensation and human resources committee has direct responsibility to:

•review and approve corporate goals and objectives relevant to our CEO’s compensation;
•evaluate our CEO’s performance in light of those goals and objectives;
•either as a committee or together with the other independent directors, as directed by the board of directors, determine and approve our CEO’s compensation based on this evaluation;
•make recommendations to the board of directors with respect to executive officer compensation, incentive compensation plans, and equity-based plans that are subject to board of director approval;
•review and discuss with management the compensation discussion and analysis, and based on such review and discussion determine whether to recommend to the board of directors that the compensation discussion and analysis be included in our proxy statement for the annual meeting of shareholders;
•oversee our compensation and employee benefit plans and practices;
•oversee our practices that pertain to human capital management;
•assist the board of directors in the oversight of risks arising from our compensation and human resources policies and practices; and
•other responsibilities of the compensation and human resources committee specified in its charter, available at http://www.idacorpinc.com/governance/governance-documents.

The compensation and human resources committee and the board of directors have sole responsibility to determine executive officer compensation, which responsibility may not be delegated. The compensation and human resources committee has sole authority to retain and terminate any consulting firm to assist the compensation and human resources committee in carrying out its responsibilities, including sole authority to approve the consulting firm’s fees and other retention terms. In 2021, the compensation and human resources committee retained Pay Governance for advice regarding executive officer compensation, primarily to provide the compensation and human resources committee with general compensation market information and trends, to review the structure of our compensation programs, and to provide insight and analysis to the compensation and human resources committee at committee meetings. Management and the compensation and human resources committee also reviewed data provided by Pay Governance in evaluating our compensation and benefit plans.

In retaining compensation consultants, the compensation and human resources committee’s charter provides that the committee is required to consider factors bearing on the independence from management of the compensation consultant and whether the work performed by the compensation consultant will raise any conflicts of interest. Although management may request services, the compensation and human resources committee must pre-approve the engagement of the consulting firm for any services to be provided to management. These services may not interfere with the consulting firm’s advice to the compensation and human resources committee. The chair may pre-approve services between regularly scheduled meetings of the compensation and human resources committee. Pre-approval of services by the chair must be reported to the compensation and human resources committee at its next meeting.

In addition, the compensation and human resources committee has responsibility for reviewing and making recommendations with respect to director compensation to the board of directors. For information on director compensation, refer to the section entitled “Director Compensation” in this proxy statement.

Each member of the compensation and human resources committee is independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards. During 2021, the compensation and human resources committee met four times.

Compensation and Human Resources Committee Interlocks and Insider Participation

No person who served as a member of the compensation and human resources committee during 2021 has (a) served as one of our officers or employees or (b) any relationship requiring disclosure under Item 404 of the SEC’s Regulation S-K. None of our executive officers serve as a member of the board of directors or compensation and human
IDACORP, Inc. 2022 PROXY STATEMENT 25

resources committee of any other company that has an executive officer serving as a member of our board of directors or our compensation and human resources committee.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee’s responsibilities include:

•    identifying individuals qualified to become directors, consistent with criteria approved by the board of directors;
•     selecting, or recommending that the board of directors select, the candidates for all directorships to be filled by the board of directors or by the shareholders;
•     developing and recommending to the board of directors our Corporate Governance Guidelines;
•     overseeing the evaluation of the board of directors and management; and
•     overseeing the company's practices as they pertain to ESG risk oversight;
•taking a leadership role in shaping our corporate governance; and
•other responsibilities of the corporate governance and nominating committee specified in its charter, available at http://www.idacorpinc.com/governance/governance-documents.

Each member of the corporate governance and nominating committee is independent under our Corporate Governance Guidelines and the applicable New York Stock Exchange listing standards. During 2021, the corporate governance and nominating committee met four times.

Executive Committee

The executive committee acts on behalf of the board of directors when the board of directors is not in session, except on those matters that require action of the full board of directors. The executive committee also assists the board of directors in overseeing risk management and approval of financing transactions. The executive committee is composed of our CEO and the chair of each of our other standing committees. During 2021, the executive committee met once.

Director Compensation

We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of our directors with the interests of our shareholders. The compensation and human resources committee periodically reviews surveys of non-employee director compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant (Pay Governance). The compensation and human resources committee then makes recommendations to the board of directors on compensation for our non-employee directors, including their retainers and annual equity awards. No changes to our director compensation program were made for 2021.

The table that follows describes the compensation earned during 2021 by each individual who served as a director during 2021.
IDACORP, Inc. 2022 PROXY STATEMENT 26

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)[1]	Option Awards ($) (d)[2]	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)[3]	Total ($) (h)
Darrel T. Anderson	80,000		109,956	—	—	—	—	189,956
Odette C. Bolano	92,000		109,956	—	—	—	—	201,956
Thomas Carlile	86,000		109,956	—	—	—	—	195,956
Richard J. Dahl	193,167		109,956	—	—	—	—	303,123
Lisa A. Grow[4]	—		—	—	—	—	—	—
Annette G. Elg	96,667		109,956	—	—	—	—	206,623
Ronald Jibson	87,000		109,956	—	—	—	—	196,956
Judith A. Johansen	103,000	[5]	109,956	—	—	—	—	212,956
Dennis L. Johnson	106,667		109,956	—	—	—	—	216,623
Christine King	42,500		109,956	—	—	—	—	152,456
Richard J. Navarro	109,000		109,956	—	—	—	1,000	219,956
Mark T. Peters	81,333		109,956	—	—	—	—	191,289

1    This column reflects the grant date fair value of IDACORP common stock awarded to our non-employee directors measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Stock Compensation (“FASB ASC Topic 718”). The grant date fair value is based on the closing price of IDACORP common stock on the business day before the grant date. The grant date fair value for the awards included in this column for all non-employee directors is based on the closing price of IDACORP common stock on February 26, 2021, which was $86.24.
2    No options were awarded to directors in 2021. As of December 31, 2021, no member of the board of directors owned any stock options.
3    Represents a charitable match contribution for Mr. Navarro.
4 Employee directors do not receive fees or awards for service as a member of our board of directors. Ms. Grow's compensation as an executive officer is discussed in Part 4 – “Executive Compensation” in this proxy statement.
5    Includes $9,000 earned in 2021 but paid to Ms. Johansen in January 2022 due to an administrative error. The amount received during 2021 by Ms. Johansen was $94,000.

The table that follows lists the forms and amounts of compensation payable to our non-employee directors for 2021. All directors of IDACORP also serve as directors of Idaho Power. The fees and other compensation shown in the table and discussed below are for service on both boards as well as for service on any subsidiary board. Employee directors receive no compensation for service on the boards.

Annual Director Compensation Amounts for 2021
Base Retainer	$80,000
Base Committee Annual Retainers:[1]
Audit committee	12,000
Compensation and human resources committee	7,000
Corp. gov. and nom. committee	6,000
Executive committee	3,000
Additional Chair Annual Retainers:
Chair of the board	100,000
Chair of audit committee	14,000
Chair of compensation and human resources committee	12,000
Chair of corp. gov. and nom. committee	10,000
Annual Stock Awards	110,000

1 The Chair of the Board does not receive base committee annual retainer fees.

IDACORP, Inc. 2022 PROXY STATEMENT 27

Deferral Arrangements

Directors may defer all or a portion of their annual IDACORP and Idaho Power retainers and receive payment of all amounts deferred with interest in a lump sum or in a series of up to 10 equal annual payments after they separate from service with IDACORP and Idaho Power. All cash fees that were deferred for service as a member of the board of directors were credited with interest at the Moody’s Rate. Interest is calculated on a pro rated basis each month using a 360-day year and the average Moody’s Rate for the preceding month.

Directors may also defer their annual stock awards, which are then held as deferred stock units with dividend equivalents reinvested in additional deferred stock units. Upon separation from service with IDACORP and Idaho Power, directors will receive either a lump-sum distribution or a series of up to 10 equal annual installments. Upon a change in control, the directors’ deferral accounts will be distributed to each participating director in a lump sum. The distributions will be in shares of our common stock, with each deferred stock unit equal to one share of our common stock and any fractional shares paid in cash.

Stock Ownership Guidelines for Directors

Our stock ownership guidelines for non-employee directors require that each non-employee director own IDACORP common stock equal in value to five times his or her current base annual retainer fee (e.g. $80,000 x 5 = $400,000). A director is allowed five years from the date of the director’s initial election to meet these requirements. As of December 31, 2021, all of our directors were in compliance with the guidelines. Once a director reaches the stock ownership target under the guidelines, based on the then-current stock price, the director will remain in compliance with the guidelines, despite future changes in stock price, as long as the director continues to own the minimum number of shares that brought the director into compliance with the stock ownership target. If the base annual retainer fee for directors increases, directors who have already met their stock ownership targets will need to meet the stock ownership guidelines only for the amount of increase in the base annual retainer fee.

Anti-Hedging and Anti-Pledging Policy for Directors

The same prohibitions on hedging ownership of our common stock and the pledging of our securities as collateral that apply to our executive officers, which are described in Part 4 – “Executive Compensation – Compensation Discussion and Analysis – Other Compensation Practices” of this proxy statement, apply equally to members of our board of directors.

IDACORP, Inc. 2022 PROXY STATEMENT 28

PART 4 - EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") contains statements regarding future performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We caution readers not to apply these statements to other contexts.

Executive Summary

This part of the proxy statement focuses on our 2021 performance, our strategy, shareholder engagement process, and the compensation we provide to our named executive officers, or “NEOs,” including 2021 executive compensation programs and decisions. For 2021, our NEOs were as follows (with their current titles as of the date of this proxy statement):

✓	Lisa A. Grow	President and CEO of IDACORP and Idaho Power
✓	Steven R. Keen*	Former senior vice president and chief financial officer of IDACORP and Idaho Power and senior vice president of IDACORP and Idaho Power (as of March 1, 2022)
✓	Adam J. Richins	Senior vice president and chief operating officer of Idaho Power
✓	Brian R. Buckham*	Former senior vice president and general counsel of IDACORP and Idaho Power and senior vice president and chief financial officer of IDACORP and Idaho Power (as of March 1, 2022)
✓	Jeffrey L. Malmen	Senior vice president of public affairs of IDACORP and Idaho Power

* Mr. Keen has announced his plans to retire as an officer of IDACORP and Idaho Power, effective as of October 1, 2022. On March 1, 2022, Mr. Buckham assumed the role of senior vice president and chief financial officer.

IDACORP and Idaho Power had another successful year in 2021, despite the challenges of the COVID-19 public health crisis. We achieved our 14th consecutive year of growth in earnings per share, and once again shared excess earnings with our Idaho customers under Idaho Power's regulatory mechanism in Idaho. Idaho Power has shared nearly $130 million with those customers since 2011, which represents more than 6% of total Idaho-jurisdiction earnings over that time period. We also achieved one of our safest year in the company's history, successful operations during strong customer growth, and progress toward our clean energy goals.

As a result of these financial results and performance and in an effort to bring base salaries closer to the median of our peers, our NEOs in 2021 received increases in base salaries ranging between 3.5 percent and 14.8 percent compared against their salaries as of year-end 2020.

For 2021, the award opportunities as a percentage of base salary under our short-term incentive plan remained unchanged for our NEOs, except that Mr. Malmen's award opportunity was increased from 50 percent to 60 percent at target. The 2021 performance results for all three annual performance goals under our short-term incentive plan resulted in a payout of approximately 178.25 percent of target. The performance-based restricted stock units granted in February 2019 under the long-term incentive plan for the 2019-2021 performance period were earned at an overall 144.5 percent of target, at 200 percent of target based on our cumulative earnings per share ("CEPS") of $14.15 and at 89 percent of target based on our relative total shareholder return ("TSR") at the 50th percentile.

IDACORP, Inc. 2022 PROXY STATEMENT 29

Compensation Policy Highlights

We aim to attract and retain the highest caliber of executive management. Each year, the compensation and human resources committee carefully evaluates the incentive plan structure, metrics, and performance goals for our short-term and long-term incentive plans. For our two short-term incentive operational goals of customer satisfaction and service reliability, we have either maintained or increased the target performance levels each year since the operational goals were first adopted in 2006. Our short-term incentive financial goal based on adjusted consolidated net income attributable to IDACORP is calculated as consolidated net income minus additional accumulated deferred investment tax credits recorded for the year, if we used any, as more fully described below under "Impact of Non-Base Rate Idaho Regulatory Settlement Stipulations." Our long-term incentive goals are based on CEPS, and TSR, which is a relative goal, based on our percentile ranking within our TSR comparison group, the EEI Utilities Index. We have consistently set our incentive goals at or above prior year goals, which has been effective in producing significant performance increases over time. We typically set our target adjusted consolidated net income goal higher than the company's budget forecast to provide a "stretch goal" for management. This aligns with our overall objective of setting new goals each year that will be realistic enough to be achievable yet difficult enough to incentivize a commitment to outstanding performance by management.

At-Risk Compensation

We seek to accomplish strong performance by making a majority of our NEO’s pay “at-risk,” meaning we tie a majority of our NEOs’ compensation to our financial and operational performance. In 2021, over 60 percent of our NEOs' compensation was at-risk. In order for this at-risk compensation to be earned, our company must achieve successful results over one- and three-year performance periods.

2021 Performance Highlights

For the year 2021, we achieved solid financial performance, made progress on our long-term projects, and continued to implement our strategic plans. Some of our specific accomplishments and highlights for the year are listed below.

•We achieved our 14th consecutive year of earnings growth, which we believe to be unprecedented in the industry.
•Our board of directors increased the quarterly dividend, from $0.71 per share to $0.75 per share, as part of a 150 percent increase in quarterly dividends approved over the last ten years. The increase keeps IDACORP within its current target payout ratio of between 60 and 70 percent of sustainable IDACORP earnings, annualizing the most recently declared quarterly dividend.
•Idaho Power successfully operated through customer growth of 2.8 percent and served record loads in 2021. On June 30, 2021, Idaho Power set record system peak demand of 3,751 MW, exceeding the previous high of 3,422 MW set on July 7, 2017. The July 2017 peak was exceeded multiple times during the heat wave in Idaho Power's service area in June and July of 2021.
•Idaho Power continued its strong safety performance in 2021, achieving one of our lowest number of Occupational Safety and Health Administration recordable incidents in Idaho Power's history. In January 2022, in recognition of Idaho Power's innovative approach of combining psychological and behavioral safety with practical human performance principles, the EEI presented Idaho Power with the inaugural Thomas F. Farrell, II Safety Leadership and Innovation Award.
•Idaho Power issued its 2021 Integrated Resource Plan that projects an exit from coal generation by 2028 and the addition of over 4,000 MW of clean resources including wind, solar, storage, transmission, demand response, and energy efficiency over the 20-year IRP planning period.

IDACORP, Inc. 2022 PROXY STATEMENT 30

Our Business and Strategic Initiatives

We strive to deliver competitive returns and long-term shareowner value through capital appreciation and cash dividends. We focus on targeted capital allocation, growing revenue, a constructive regulatory strategy, and prudent cost management. We embrace innovation to achieve excellent results and we communicate our plans with integrity and transparency to instill investor confidence. We believe this focus leads to financial strength and quality credit ratings, helping us to reliably and successfully serve our customers and communities, fairly reward employees, meet the expectations of our regulators, and deliver competitive returns to our owners. Our board of directors regularly reviews our long-term strategy, which as of the date of this proxy statement, is focused on the following areas and priorities:

2022 Priorities

IDACORP

IDAHO POWER
An IDACORP Company

GROW FINANCIAL STRENGTH

- Develop an action plan focused on continued prudent investment in the grid, generation resources, and our people with a view to a future general rate case
- Maintain or improve regulatory mechanisms and focus on regulatory cases aimed at ensuring our financial strength and minimizing rate impacts to our customers
- Advance electrification and implement innovative and competitive clean energy solutions for our current and future customers

IMPROVE THE CORE BUSINESS

- Advance our interests in key transmission projects, including completing the permitting process and progressing ownership and construction efforts on the Boardman-to-Hemingway and the Intermountain Intertie transmission projects
- Identify and obtain positive regulatory outcomes for our development of low-cost resources to meet capacity needs identified in the Integrated Resource Plan, in pursuit of our *Clean Today, Cleaner Tomorrow®* initiative
- Continue to optimize expenditures and efficient operations, including through implementation of cyber-secure technology, digitalization, and innovative solutions

ENHANCE THE BRAND

- Develop and implement approaches to improving residential and irrigation *customer satisfaction scores** and our key customer touchpoints
- Continue efforts to enhance *reliability** and reduce risk through wildfire mitigation; grid technology, grid hardening, and physical and cyber security; and operating practices

KEEP EMPLOYEES SAFE AND ENGAGED

- Continue our strong focus on safety accountability and safety vital behaviors
- Advance our culture of unity and connection that reflects our core values and our commitment to each other, and builds and attracts a workforce of the future

Our Purpose

We are passionate about powering lives with reliable, affordable, clean energy, while developing innovative solutions every day.

Serving those who depend on us is at the center of everything we do. We all prosper by committing to the needs, safety and success of our customers, communities, employees and owners.

Our Values

We love where we live and what we do.
Every day, we rely on these core values to guide our success:

- **Safety First:** We are committed to the safety of our employees, our customers and the communities we serve.
- **Integrity Always:** Customers, owners and employees can count on us to be fair and ethical.
- **Respect for All:** We treat our customers, partners, employees and the environment with care and dignity.

* One of the metrics for the incentive component of our compensation.

Shareholder Engagement and Say-on-Pay Results
We are committed to engaging with our shareholders and soliciting their perspectives on key performance, compensation, and governance issues. The compensation and human resources committee and management are focused on ensuring the appropriate alignment between our programs and our shareholders' preferences. We regularly engage in shareholder outreach. The shareholders we engaged with in 2021 remained supportive of our strategy and financial performance and our executive compensation program. They did not recommend any changes to our current executive compensation structure or practices. This feedback is further evidenced by our 2021 say-on-pay advisory vote, which 94.7% of our shareholders supported.

IDACORP, Inc. 2022 PROXY STATEMENT 31

Our Pay Practices

We have a number of compensation policies and practices intended to align the interests of management with those of our shareholders. The table that follows lists certain practices we use, and certain practices we have chosen to avoid.

	Practices We Use		Practices We Avoid
✓	We tie our executives’ compensation to corporate performance, and over 60 percent of each of our NEOs’ 2021 target compensation was at-risk	✗	We do not provide employment agreements to our executives
✓	Our compensation and human resources committee reviews and adjusts performance metrics annually	✗	We do not permit the hedging or pledging of our securities by executives
✓	The compensation and human resources committee consists solely of independent directors and retains an independent compensation consultant	✗	We restrict the purchase and sale of securities under an insider trading policy
✓	We require our officers to own specified minimum amounts of our stock	✗	We discourage excessive or inappropriate risk-taking through our compensation design
✓	We impose stock retention obligations	✗	We provide only limited perquisites
✓	We have a clawback policy that provides for the recovery of incentive compensation under certain circumstances	✗	We do not provide dividends on performance-based compensation awards unless and until they are vested
✓	We impose a cap on the amount of incentive compensation that may be paid	✗	We do not award stock options
✓	We assess compensation and target incentive that is at-risk on an annual basis	✗	We did not modify any of our incentive compensation targets in response to the COVID-19 pandemic
✓	We set our target goal for TSR performance at the 55th percentile of our peer group for long-term incentive
✓	We have a low burn rate on equity for incentive awards

IDACORP, Inc. 2022 PROXY STATEMENT 32

2021 NAMED EXECUTIVE OFFICER COMPENSATION

Elements of Compensation for 2021

Our executive compensation for 2021 included the following elements:

•Base salary
•Annual cash incentive awards
•Long-term (three year) equity incentive awards
•Other benefits, such as health and welfare, retirement and 401(k) plans, and limited perquisites

We discuss each of these elements below. We believe that providing these compensation components meets our fundamental compensation objectives of attracting and retaining qualified executives and motivating those executives to achieve key performance goals for the benefit of our customers and shareholders. The success of those objectives is demonstrated by our historic ability to retain members of management over the long term, which has helped us to establish a cohesive executive team with a united goal of long-term value creation for our shareholders.

Base Salary

Base salary consists of fixed cash payments. We pay base salaries in order to provide our executive officers with sufficient regularly paid income and to secure officers with the knowledge, skills, and abilities necessary to successfully execute their job duties and responsibilities. Base salary is established based on factors such as competitiveness of the salary compared to similar positions at the company’s peers, the officer's specific responsibilities and experience, and individual and company performance.

As discussed above, for purposes of determining each NEO’s base salary for 2021, the compensation and human resources committee reviewed the base salary market data from the market compensation analysis. This included a comparison of each NEO's current base salary with the median from each of the three data sets for that position (where data was available). As a component of determining appropriate 2021 base salaries (as well as other elements of compensation), the compensation and human resources committee also reviewed the 2020 performance evaluations for each NEO, internal pay equity among the NEOs, and the company’s overall performance during 2020. Based on its review and analysis of this information, in February 2021 the compensation and human resources committee recommended, and the board of directors approved, the NEO base salaries for 2021, effective January 1, 2021, shown in the table that follows:

Executive	2021 Base Salary	% Increase from 2020 Base Salary[1]
Lisa A. Grow	$775,000	14.8%
Steven R. Keen	$497,000	3.5%
Adam J. Richins	$440,000	10.0%
Brian R. Buckham	$420,000	5.0%
Jeffrey L. Malmen	$350,000	4.5%
1 Represents the increase relative to the amount of annual base salary in effect as of year-end 2020.

The base salary increases for 2021 for the NEOs reflected, in large part, strong individual and company performance in 2020. The base salary increases were also intended to further our efforts to achieve compensation amounts more closely aligned with the median of our peers, particularly for Ms. Grow's and Mr. Richins' base salaries, which were well below the median for peer groups in 2020, in part due to their then-recent promotions.

Our 2021 NEO Compensation Design and Metrics

The overall design of our 2021 executive compensation program remained largely unchanged from 2020. Members of our management and our compensation and human resources committee continued to engage with our shareholders in 2021 to ensure our compensation plans, targets, and structure are well communicated and appropriate. Our 2021 executive compensation program provided for fixed compensation (base salary) to promote retention of our executives and at-risk compensation (short- and long-term incentive compensation) to help ensure our management team’s focus on our operational and financial performance. Our short-term incentive compensation is paid in cash, if earned, based on single-year performance. Our long-term incentive compensation is paid in IDACORP common stock, if earned,
IDACORP, Inc. 2022 PROXY STATEMENT 33

based on performance over a three-year period. The allocation of the total target direct compensation mix for each of our NEOs for 2021, effective as of January 1, 2021, is illustrated in the table that follows.

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Grow
Keen
Richins
Buckham
Malmen
Long-Term Incentive
Short-Term Incentive
Base Salary

As shown in the table above, our executives’ annual compensation can vary considerably depending on our actual performance in any period. This is what we refer to as the at-risk component of our executives’ compensation, which ranges between 64 percent and 77 percent of each NEO's total target direct compensation.
In connection with its annual review of executive compensation, our compensation and human resources committee reviews the correlation between our executives’ historical compensation and our historical performance. We believe that one of the primary metrics of importance to our shareholders is TSR, which is reflective of both share price growth and annualized dividends. The graph below shows the correlation between our former and current CEOs' actual compensation as described in the graph and TSR. For 2017 through 2019, the graph reflects Darrel T. Anderson's (our former CEO) compensation, and for 2020 and 2021, the graph reflects Ms. Grow's compensation.

We believe that earnings per share is also an important metric to most of our shareholders, and thus it is a factor used in determining long-term incentive compensation. The graph below also shows the correlation between diluted earnings per share and our former and current CEOs' actual compensation as described in the graph. Again, the compensation shown for 2017 through 2019 is for Mr. Anderson and the compensation shown for 2020 and 2021 is for Ms. Grow.

IDACORP, Inc. 2022 PROXY STATEMENT 34

We believe that it is appropriate to use our former and current CEOs' actual compensation, which excludes change in pension value, in the two “pay-for-performance” graphs above, to compare our former and current CEOs' pay and our financial performance over the past five years. The change in pension value calculation is highly sensitive to discount rates on the date of calculation and does not reflect amounts actually paid to a CEO in a given compensation year. For example, we recorded a $1,760,278 increase in Ms. Grow's pension value for 2021, increasing her 2021 total compensation, as reported in the Summary Compensation Table, from $3,885,247 to $5,645,525. This increase in pension value does not result in any current payment to Ms. Grow, and Ms. Grow’s pension value could change significantly in future years, before any pension payments are actually made, based on changes to the discount rate and the other factors discussed in footnote 2 to the Summary Compensation Table.
Short-Term Incentive Compensation

Short-term incentive compensation under our Executive Incentive Plan is based on annual performance goals and is intended to encourage and reward annual financial and operational performance results. We provide participants in the Executive Incentive Plan the opportunity to earn cash-based short-term incentives in order to be competitive from a total compensation standpoint and to ensure focus on annual financial, operational, and customer service goals.

The compensation and human resources committee regularly assesses the best metrics to be used in the incentive programs. For 2021, the compensation and human resources committee retained the same historical short-term incentive goal structure, as follows:

•Customer Satisfaction - The customer satisfaction goal focuses on our relationship with and service to our customers. We measure customer satisfaction through quarterly surveys conducted by an independent survey firm. The survey data covered five specific performance qualities: overall satisfaction, quality, value, advocacy, and loyalty.
•Service Reliability - The service reliability goal is intended to focus executive officers on Idaho Power’s system reliability and its impact on the company’s relationship with its customers. We measure this goal by the number of interruptions greater than five minutes in duration experienced by Idaho Power’s metered general customers over the course of the year.
•Adjusted Consolidated Net Income - Our compensation and human resources committee believes that the IDACORP adjusted consolidated net income goal provides the most important overall measure of our financial performance, and thus the compensation and human resources committee gave it the greatest weighting. This goal aligns management and shareholder interests by motivating our executive officers to increase earnings for the benefit of shareholders.

IDACORP, Inc. 2022 PROXY STATEMENT 35

The table below shows the specific 2021 threshold, target, and maximum performance targets for each short-term incentive performance goal and the qualifying payout multiplier for each target. We use linear interpolation for achievement within the performance levels specified. The table also shows the actual 2021 performance results for all three performance goals, resulting in a payout of approximately 178.25 percent of target. We have not reached the maximum level payout under the Executive Incentive Plan in over 15 years. The Executive Incentive Plan under which the short-term awards are made to executives does not permit the payment of awards if there is no payment of awards under the Employee Incentive Plan (which uses the same metrics and performance levels, with different weightings) or if IDACORP does not have net income sufficient to pay dividends on its common stock. Neither of these restrictions applied for 2021.

	IDACORP Short-Term Incentive Metrics
Performance Goal	Performance Levels		Qualifying Multiplier	2021 Actual Results
Customer Satisfaction - Customer Relations Index Score	Threshold:	83%	7.5%
	Target:	85%	15%	86.3%
	Maximum:	87%	30%
Service Reliability - Number of Outage Incidents	Threshold:	≤1.60	7.5%
	Target:	≤1.30	15%	1.36
	Maximum:	≤1.10	30%
2021 Adjusted Net Income Attributable to IDACORP (in	Threshold:	$211	35%
millions)[1]	Target:	$238	70%	$245.5
	Maximum:	$245	140%
1 See “Impact of Non-Base Rate Idaho Regulatory Settlement Stipulations” below in this Compensation Discussion and Analysis for a discussion of the methodology to determine adjusted consolidated net income attributable to IDACORP for short-term incentive purposes.
The table that follows shows the 2021 short-term incentive award opportunities for the NEOs recommended by the compensation and human resources committee and approved by the board of directors, as well as the 2021 short-term incentive awards earned by our NEOs based on actual performance results for 2021. The short-term cash incentive award opportunities are calculated by multiplying base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal. The amounts earned are based on actual base salary paid in 2021. For 2021, we increased the percentage of base salary payable for short-term incentive over 2020 levels for Mr. Malmen from 50 percent to 60 percent at target. In making its decision, the compensation and human resources committee based its review on internal peer senior vice president compensation and Mr. Malmen's performance.

		IDACORP Short-Term Incentive Award Opportunity Levels
Executive		Threshold[1]	Target[1]	Maximum[1]	2021 Award Earned
Lisa A. Grow	% of Base Salary:	50%	100%	200%
	Dollar Amount:	$387,500	$775,000	$1,550,000	$1,381,438
Steven R. Keen	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$149,100	$298,200	$596,400	$531,542
Adam J. Richins	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$132,000	$264,000	$528,000	$470,580
Brian R. Buckham	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$126,000	$252,000	$504,000	$449,190
Jeffrey L. Malmen	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$105,000	$210,000	$420,000	$374,325
1 The percentage shown represents the percent of base salary to be awarded, assuming achievement of the relevant performance level.

Impact of Non-Base Rate Idaho Regulatory Settlement Stipulations - Commencing in 2016 and continuing through 2021, the compensation and human resources committee made an adjustment to the methodology for determining consolidated net income for short-term incentive purposes, to adjust for the impact of the tax credit component of a settlement stipulation approved by the IPUC in December 2011. In October 2014, the IPUC issued an order approving an extension (with modifications) of the terms of a December 2011 Idaho settlement stipulation for the period from 2015 through 2019, which stipulation the IPUC extended indefinitely in May 2018 as part of a proceeding related to
IDACORP, Inc. 2022 PROXY STATEMENT 36

federal and state tax reform (“Idaho Settlements”). Under the terms of the Idaho Settlements, if Idaho Power's annual return on year-end equity in the Idaho jurisdiction (“Idaho ROE”) in 2020 or later is less than 9.4 percent, then Idaho Power may amortize up to $25 million of additional accumulated deferred investment tax credits ("ADITCs" or "Tax Credits") to help achieve a 9.4 percent Idaho ROE for that year, and may amortize up to a total of $45 million of additional ADITCs. The more specific terms and conditions of the Idaho Settlements are described in Note 3 - "Regulatory Matters" to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2021.

The Idaho Settlements have the potential to increase Idaho Power’s, and thus IDACORP’s, net income if Idaho Power’s Idaho ROE is below 9.4 percent, by permitting Idaho Power to amortize additional tax credits. While the Idaho Settlements were not contemplated at the time the Executive Incentive Plan was originally approved, the compensation and human resources committee has authority under the plan to use its discretion to modify performance goals. The compensation and human resources committee determined that it would remove the effect of the Idaho Settlements so that the short-term incentive metric of IDACORP consolidated net income is focused on financial performance without regard to Idaho Power’s use of additional ADITC amortization. Accordingly, for 2021 the short-term incentive metrics for IDACORP consolidated earnings per share were to be determined based on net income attributable to IDACORP, adjusted to subtract the amount of additional ADITC amortization recorded for the year at Idaho Power under the Idaho Settlement, if any. This adjusted amount is referred to as “adjusted consolidated net income” in this proxy statement. The compensation and human resources committee used adjusted consolidated net income for purposes of determining the 2021 net income metric threshold, target, and maximum for short-term incentive and intended to use it for purposes of determining the level of achievement of the net income target for short-term incentive. Sharing of revenues with customers under this settlement decreases the rate at which additional revenues contribute to Idaho Power’s ability to progress toward the maximum payout on the adjusted consolidated net income component of the short-term incentive payout, as the maximum payout under the metric was established well in excess of a 10.0 percent Idaho ROE. The sharing component of the settlement still has this limiting impact on maximum payout even though the additional ADITC amortization is excluded. Thus, progress toward potential incentive payouts is decreased and made significantly more difficult by sharing of revenues above the 10.0 percent Idaho ROE.

Long-Term Incentive Compensation

Long-term incentive compensation is intended to encourage and reward long-term performance and is based on performance goals achievable over a period of three years. We grant executive officers the opportunity to earn stock-based long-term compensation in order to be competitive from a total compensation standpoint, to ensure focus on long-term financial goals, to recognize future performance, to promote retention, and to maximize shareholder value by aligning our executive officers’ interests with shareholder interests. Our 2021 long-term incentive awards were allocated as follows:

•time-vesting restricted stock units, vesting in January 2024, representing one-third of the awards; and
•performance-based restricted stock units with a three-year performance period of 2021-2023, representing two-thirds of the awards at target.

Consistent with our historical practice, the compensation and human resources committee recommended, and the board of directors approved, the 2021 long-term incentive grants at their February 2021 meetings, which occurred after we released our 2020 full-year earnings. Following is a more detailed description of the time-vesting restricted stock units and performance-based restricted stock units that comprise the long-term incentive grants.

Time-Vesting Restricted Stock Units:

The time-vesting restricted stock unit awards made to our NEOs in 2021 will vest in January 2024, as long as the NEO remains employed by us throughout the restriction period. Earned awards are settled in shares. The NEOs receive dividend equivalents on the units during the restriction period, since the officer is assured of vesting in the units as long as he or she remains employed by the company. We believe that the restricted stock units and dividend equivalent payments provide a strong incentive for the officer to continue working for us for the entire three-year restriction period. Because the restricted stock units are intended to serve as a retention tool, the compensation and human resources committee decided to use cliff vesting, rather than ratable vesting. However, if the NEO's employment terminates before the vesting date, subject to board of director approval, the officer may receive a pro-rated payout, depending on the reason for or circumstances surrounding the termination, such as for retirement at age 55 or older.

IDACORP, Inc. 2022 PROXY STATEMENT 37

Performance-Based Restricted Stock Units:

Performance-based restricted stock units are based entirely on our financial performance over a three-year performance period and may be earned up to 200% of target but will not be earned if our minimum performance goals are not met at the end of the performance period. Earned awards are settled in shares. Dividend equivalents on the performance-based restricted stock units are not paid to our NEOs during the performance period. Instead, they are paid at the end of the performance period only on performance-based restricted stock units that are actually earned, if any.

The performance-based restricted stock units granted in February 2021 may be earned by the NEOs based on performance against two financial measures over the 2021-2023 performance period. The two equally weighted performance measures are CEPS and TSR. We believe these performance metrics represent key measures of performance for the benefit of our shareholders and align our executive officers' management efforts with our shareholders' performance objectives. The CEPS levels are indicative of management performance, as this goal relates to revenue enhancement and cost containment. Relative TSR is determined by our common stock price change and dividends paid over a three-year performance period compared to that achieved by a comparison group of companies over the same three-year period. As in prior years, for 2021 grants, we used the EEI Utilities Index as the TSR comparison group. We compare our TSR with these companies' TSRs on a percentile basis. For example, if our TSR falls exactly in the middle of the TSR of the comparison companies, we would rank at the 50th percentile of the comparison group.

The CEPS performance levels for the 2021-2023 performance period are as follows:

-Threshold:	13.15
-Target:	13.90
-Maximum:	14.65

The TSR performance levels for the 2021-2023 performance period are as follows:

-Threshold:	30th percentile
-Target:	55th percentile
-Maximum:	90th percentile

The table that follows shows the long-term incentive award opportunities recommended by the compensation and human resources committee and approved by our board of directors for 2021 for each NEO. We use linear interpolation for achievement within the levels specified.
IDACORP, Inc. 2022 PROXY STATEMENT 38

	IDACORP Long-Term Incentive Compensation Component
Executive	Number of Time-Vesting Restricted Stock Units (Percent of 2021 Base Salary)		Number of Performance-Based Units (Percent of 2021 Base Salary)			Approximate Total Long-Term Incentive Award (Based on 2021 Base Salary)
Lisa A. Grow	6,446	(73.3)%	Threshold:	5,800	(66.0)%	Threshold:	$1,079,833
			Target:	12,890	(146.7)%	Target:	$1,705,000
			Maximum:	25,780	(293.3)%	Maximum:	$2,841,667
Steven R. Keen	2,256	(40.0)%	Threshold:	2,028	(36.0)%	Threshold:	$377,720
			Target:	4,508	(80.0)%	Target:	$596,400
			Maximum:	9,016	(160.0)%	Maximum:	$994,000
Adam J. Richins	1,996	(40.0)%	Threshold:	1,796	(36.0)%	Threshold:	$334,400
			Target:	3,992	(80.0)%	Target:	$528,000
			Maximum:	7,984	(160.0)%	Maximum:	$880,000
Brian R. Buckham	1,906	(40.0)%	Threshold:	1,714	(36.0)%	Threshold:	$319,200
			Target:	3,810	(80.0)%	Target:	$504,000
			Maximum:	7,620	(160.0)%	Maximum:	$840,000
Jeffrey L. Malmen	1,587	(40.0)%	Threshold:	1,430	(36.0)%	Threshold:	$266,000
			Target:	3,176	(80.0)%	Target:	$420,000
			Maximum:	6,352	(160.0)%	Maximum:	$700,000

As with base salary and short-term incentive opportunities, the compensation and human resources committee established the 2021 long-term incentive opportunities based on its review of the market compensation analysis and individual executive officer experience and tenure and both individual and company performance. Following its review, the compensation and human resources committee increased the 2021 target long-term incentive award opportunities as a percentage of base salary for Ms. Grow (from 200 percent to 220 percent), and Mr. Malmen (from 90 percent to 120 percent), compared to the target levels for 2020. In making its decisions, the compensation and human resources committee considered the individuals’ accomplishments as reflected in their annual performance evaluations, internal equity among senior vice presidents, and market compensation levels.

Payment of Performance-Based Restricted Stock Units for 2019-2021 Performance Period

The performance-based restricted stock units granted in February 2019 for the 2019-2021 performance period were earned at an overall 145 percent of target, at 200 percent of target based on our CEPS of $14.15 and at 89 percent of target based on our relative TSR at the 50th percentile. The table that follows lists (1) the target performance-based restricted stock unit awards granted in 2019, (2) the shares actually earned, and (3) the dividend equivalent payments earned.

Executive	Restricted Stock Units Granted in February 2019 (#)	Shares Earned in February 2022 (#)	Dividend Equivalents ($)
Lisa A. Grow	4,358	6,297	$56,106
Steven R. Keen	3,726	5,384	$47,971
Adam J. Richins	1,432	2,069	$18,435
Brian R. Buckham	2,840	4,104	$36,567
Jeffrey L. Malmen	1,502	2,170	$19,335

Other Benefits

We make available general employee benefits for medical, dental, and vision insurance, and disability coverage to employees, including our NEOs. Other benefits include the availability of an executive deferred compensation plan and limited perquisites. We believe these other benefits, though limited, contribute to a competitive executive compensation program.

IDACORP, Inc. 2022 PROXY STATEMENT 39

Short-Term and Long-Term Incentive Goals
The following provides a more detailed discussion of how the compensation and human resources committee set the 2021 short-term and 2021-2023 long-term goals.

2021 Short-Term Incentive Plan

For the 2021 short-term incentive plan, after reviewing competitive market practices and discussing the company's objectives, the compensation and human resources committee approved the continued use of the plan metrics and weightings used in previous years: customer satisfaction (15%), service reliability (15%), and net income (70%). The compensation and human resources committee believes that this combination of quantitative operational and financial metrics incentivizes management to achieve overall strong performance for our company. For a description of each of these plan metrics, please see “2021 Named Executive Officer Compensation--Short-Term Incentive Compensation” below.

*Adjusted consolidated net income is calculated as consolidated net income minus additional accumulated deferred investment tax credits recorded for the year, if we used any, as more fully described below under "Impact of Non-Base Rate Idaho Regulatory Settlement Stipulations."

In setting the performance goals, the compensation and human resources committee reviews the performance goals and performance results from prior years and management’s review and analysis for the upcoming year. Management’s analysis includes a detailed review of the factors that could impact the customer satisfaction, service reliability, and net income metrics in the upcoming year.

Following is a description of the process the compensation and human resources committee used to establish the 2021 threshold, target and maximum performance goals for the customer satisfaction, service reliability, and net income metrics for the 2021 short-term incentive plan.

2021 Customer Satisfaction:

The compensation and human resources committee reviewed our customer satisfaction goals and performance results from 2011 through 2020 and noted that we achieved between target and maximum customer satisfaction performance of 86.0% in 2020. The compensation and human resources committee also reviewed management’s customer service analysis for 2021, based on research from our customer operations personnel, and our customer communications plan. Management’s analysis indicated that 2021 customer service performance could be negatively impacted by the uncertain economic climate for customers, customer rate increases, the Boardman-to-Hemingway transmission line permitting issues, our ongoing on-site generation case, and several other regulatory activities. That analysis also indicated that performance could be positively impacted by our 100% clean energy by 2045 goal, customer touchpoint improvements, enhanced digital services, and continuing positive impacts from prior-year customer initiatives. Based on its review of prior-year goals and performance and management’s analysis for 2020, the compensation and human resources committee increased the customer satisfaction performance goals for threshold (82.00% to 83.00%), target (84.50% to 85.00%) and maximum (86.50% to 87.00%) for 2021, representing the highest-ever performance goals for the customer satisfaction metric.
IDACORP, Inc. 2022 PROXY STATEMENT 40

2021 Service Reliability:

The compensation and human resources committee reviewed our service reliability goals and performance results from 2011 through 2020 and discussed that we achieved between target and maximum service reliability performance of 1.23 in 2020 (lower scores are better under the service reliability metric). The compensation and human resources committee also reviewed management’s service reliability analysis for 2021, based on research from our operations personnel. Management’s analysis addressed several factors that could positively or negatively impact service reliability in 2021, including system upgrades, weather conditions, and wildfires. The analysis also stated that service reliability improvements can be expensive and must be balanced against prudent budget considerations and customer rate impacts.

Based on its review of prior-year goals and performance and management’s analysis for 2021, the compensation and human resources committee tightened two of the service reliability performance goals for 2021 - maximum (1.15 to 1.10) and target (1.35 to 1.30), and maintained the goal for threshold (1.60).

2021 Adjusted Consolidated Net Income:

The compensation and human resources committee reviewed our adjusted consolidated net income goals and performance results from 2011 through 2020 and discussed the main factors that impacted our adjusted consolidated net income result of $237.4 million for 2020, which was slightly below maximum-level performance. The compensation and human resources committee also reviewed management’s adjusted consolidated net income projections for 2021, based on our formal budgeting process, which included discussion of planned customer growth, forecasted budget changes, and any one-time drivers of net income that may not expected to recur in future years.

In establishing the 2021 net income metric, the compensation and human resources committee reviewed and assessed management's 2021 adjusted consolidated net income analysis used in establishing the company's annual budget. As noted above, the compensation and human resources committee typically sets the target adjusted consolidated net income goal above that budget amount to create a stretch goal. After analysis, the compensation and human resources committee increased two of the adjusted consolidated net income goals for 2021: target ($233.0 million to $238.0 million) and maximum ($241.0 million to $245.0 million); and maintained the threshold goal ($211.0 million). The compensation and human resources committee set the 2021 target adjusted consolidated net income goal above the 2020 actual adjusted consolidated net income of $237.4 million.

2021-2023 Long-Term Incentive Compensation

After review of competitive market data and discussion of the company's objectives, the compensation and human resources committee approved the same design for the 2021-2023 long-term incentive compensation as used in prior years: one-third time-vesting restricted stock units and two-thirds performance stock units, with 50% of the performance units based on CEPS and 50% based on relative TSR as performance metrics. The compensation and human resources committee then set the 2021-2023 threshold, target, and maximum performance goals for the CEPS metric and the relative TSR metric.

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2021-2023 CEPS:

The compensation and human resources committee reviewed our CEPS targets and actual results for the awards granted from 2009 to 2020, and reviewed the CEPS targets and current estimated results for the 2019-2021 and 2020-2022 performance period grants, the latter of which are still outstanding. The 2018-2020 performance period grant achieved maximum performance. The compensation and human resources committee also reviewed a financial analysis from management showing three forecasts for CEPS for the 2021-2023 performance period: low forecast, high forecast, and current budget forecast. After reviewing the financial forecasts with management, the compensation and human resources committee approved a target CEPS goal of $13.90 for the 2021-2023 performance period grants. The compensation and human resources committee also approved a threshold CEPS goal of $13.15 and maximum goal of $14.65, representing equal $0.75 spreads from the $13.90 target goal. Each of the CEPS goals for the 2021-2023 performance period grants represented material increases over the CEPS goals for the 2020-2022 performance period grants - threshold ($12.85 to $13.15), target ($13.60 to $13.90), and maximum ($14.35 to $14.65).

2021-2023 Relative TSR:

The compensation and human resources committee reviewed our relative TSR targets and actual results for the awards granted from 2009 to 2020, and reviewed the relative TSR targets and current estimated results for the 2019-2021 and 2020-2022 performance period grants, the latter of which are still outstanding. The 2018-2020 performance period grants achieved between target and maximum performance. Therefore, the compensation and human resources committee determined that the current relative TSR metric is working well and decided to maintain the same goals for the 2021-2023 performance period grants: threshold (30th percentile and 45% payout), target (55th percentile and 100% payout) and maximum (90th percentile and 200% payout).
Role of Our Compensation and Human Resources Committee, Management, and Compensation Consultant
The compensation and human resources committee is responsible for overseeing executive compensation and making recommendations to the board of directors for establishing appropriate salary and incentive compensation for our executive officers, including our NEOs, in accordance with our compensation philosophy, while also aligning our executives’ interests with company and business unit performance, business strategies and initiatives, and drivers for growth in shareholder value. The compensation and human resources committee is further responsible for administering our compensation plans in a manner consistent with these objectives. In this process, the compensation and human resources committee evaluates information provided by its independent compensation consultant and our management team, as discussed below. During 2021, the compensation and human resources committee engaged the services of Pay Governance LLC (“Pay Governance”) as the compensation and human resources committee’s independent compensation consultant. The compensation and human resources committee reviews the mix and level of compensation by each component individually and in the aggregate. The compensation and human resources
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committee also reviews all elements of officer remuneration, including accumulated pension benefits and change-in-control agreements.
The compensation and human resources committee and board of directors are responsible for establishing the compensation of the NEOs. Neither the CEO nor any other NEO makes recommendations for setting his or her own compensation. The recommendation of the CEO’s compensation is determined in compensation and human resources committee meetings during an executive session and is presented to the independent members of our board of directors for review and approval. Annually, the compensation and human resources committee also reviews the goals and targets of executive incentive compensation programs with a focus on setting challenging, but realistic, targets to drive performance and to improve shareholder value over the long term.
The CEO, with guidance from our Human Resources department, typically makes recommendations to the compensation and human resources committee with respect to the compensation of the other NEOs and the other company officers and senior managers. The CEO possesses insight regarding individual performance, experience, future promotion potential, and intentions in retaining particular senior executives. The CEO presents his or her recommendations to the compensation and human resources committee for review. However, the compensation and human resources committee may modify or disregard the CEO’s recommendations. Pay Governance, as discussed below, regularly provides market-level commentary and observations regarding compensation adjustments to the compensation and human resources committee. Management and the compensation and human resources committee also monitor succession plans as described below under "Executive Succession Planning."
The compensation and human resources committee also engaged Pay Governance to provide independent advice with respect to executive and director compensation and corporate governance matters related to executive compensation. The compensation and human resources committee relied on Pay Governance’s expertise in benchmarking and familiarity with competitive compensation practices in the utility and general industry sectors. In addition, the compensation and human resources committee regularly requested advice from Pay Governance concerning the design, communication, and implementation of our incentive compensation plans and other programs. In 2021, the compensation and human resources committee elected to meet with Pay Governance without management (including the CEO) present in an executive session after some of the regularly scheduled compensation and human resources committee meetings.
The services provided by Pay Governance to the compensation and human resources committee in 2021 included:

•Review of our compensation philosophy, including the alignment of our executive compensation practices with our compensation philosophy and assessing potential changes to address trends in market practice and shareholder expectations;
•Review of our peer groups used for compensation benchmarking purposes for executives and directors;
•Independent assessment and review of the rigor of incentive compensation performance goals and the goal setting process, including:
◦Evaluating historical, recent, and projected performance; and
◦Analyzing historical and projected peer data.
•Analysis of competitive compensation practices for executives and directors within our peer groups;
•Review of the description of our executive compensation practices in our annual proxy statement and apprising the compensation and human resources committee of its recommendations and necessary changes;
•Review of share ownership guidelines;
•Review of all aspects of our short-term and long-term incentive plan designs, including measures, weightings, leverage, and equity mix;
•Review of change-in-control benefits to help ensure alignment with our compensation philosophy and competitive practice;
•Regularly informing the compensation and human resources committee of legislative and regulatory changes, proxy advisor updates, market trends and current issues with respect to executive compensation and educating members on our processes, plans, and programs; and
•Preparation for and attendance at all compensation and human resources committee meetings, including executive sessions, if applicable and as requested.
The compensation and human resources committee has considered the independence of Pay Governance, as required by Securities and Exchange Commission and New York Stock Exchange rules and requirements. The compensation and human resources committee obtained and considered representations from Pay Governance that they were an independent consultant and that there were no conflicts of interest. The compensation and human resources committee also considered and assessed relevant factors that could give rise to a potential conflict of
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interest with respect to Pay Governance and their work. Based on this review, the compensation and human resources committee is not aware of any conflict of interest that has been raised by the work performed Pay Governance.

Continued Emphasis on At-Risk Compensation for Our NEOs

We believe strong performance by our executive officers is essential to long-term growth in shareholder value and to delivering superior service to our customers. We seek to accomplish strong performance by making the majority of our NEO’s pay “at-risk,” meaning we tie the majority of our NEOs’ compensation to our financial and operational performance. In order for this at-risk compensation to be earned, our company must achieve successful results over one- and three-year performance periods. Our executive compensation policy provides that our compensation for all executive officers should generally target incentive, at-risk compensation at 35 percent to 75 percent of "total target direct compensation" (base salary plus short- and long-term incentive compensation at the target payout level).

For 2021, the percentage of total target direct compensation for each of the NEO's that was at-risk exceeded 60 percent. We believe that this structure provides the appropriate balance between at-risk compensation tied to executive and corporate performance and base salary to promote executive retention. We also apply a policy that the more senior the executive officer's position, the greater the emphasis on long-term results and, therefore, on equity-based compensation. Accordingly, our CEO's compensation is typically weighted even more heavily toward long-term incentive compensation in the form of equity. In “Our 2021 NEO Compensation Design and Metrics” below, we have included tables to help illustrate the degree to which our NEOs’ compensation is performance-based and thus at-risk.

How We Make Compensation Decisions

Consistent with prior years, our 2021 executive compensation decisions were made in the following four steps:

(1)Conduct a general review of the components of executive compensation and industry practices and consider potential changes.
(2)Analyze peer groups and market data to assess competitiveness of compensation and consider potential changes.
(3)Review total compensation structure, internal pay equity analysis, and the allocation of various forms of compensation.
(4)Review organizational results and individual executive officer performance, responsibility, tenure, and experience to determine compensation levels and opportunities for each executive officer.

Our Compensation Philosophy and Policy

Compensation decisions for our executive officers, including our NEOs, are made in the context of our overall compensation philosophy. Our executive compensation philosophy is to provide balanced and competitive compensation to our executive officers to ensure that we can attract and retain high-quality executive officers, and to motivate our executive officers to achieve performance goals that will benefit our shareholders and customers and contribute to the long-term success and stability of our business without excessive risk-taking. Our board of directors has adopted a written executive compensation policy, and the compensation and human resources committee reviews the policy annually. The policy includes the following compensation-related objectives:

•Manage officer compensation as an investment with the expectation that officers will contribute to our overall success.
•Recognize officers for their demonstrated ability to perform their responsibilities and create long-term shareholder value.
•Be competitive with respect to those companies in the markets in which we compete to attract and retain the qualified executives necessary for long-term success.
•Be fair from an internal pay equity perspective.
•Ensure effective utilization and development of talent by working in concert with other management processes, such as performance appraisal, management succession planning, and management development.
•Balance total compensation with our ability to pay.

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Market Compensation Data and Analysis

We believe that market compensation information is important because it provides an indication of the levels of compensation that need to be paid to enable us to remain competitive with other companies in attracting and retaining executive officers. In determining the composition of our peer groups, we consider the following factors:

•Breadth -include companies that are philosophically relevant.
•Nature and complexity of the business - take into account each company’s portfolio and markets, and seek companies that derive a significant portion of revenues from regulated operations.
•Scope - reflect an appropriate range of revenues and market capitalization.
•Ease of administration - ensure availability of valid and reliable data (e.g., SEC filings).
•Size - include a sufficient number of companies to provide robust data and mitigate volatility.

We use the market compensation analysis to determine a market compensation range for each of our executive officers for base salary, short-term incentive compensation, and long-term incentive compensation, and for combinations of these three elements, based on compensation provided to officers in similar positions at our designated groups of companies. For setting 2021 compensation, as in prior years, the compensation and human resources committee reviewed survey data for three separate sets of companies, described below, for each executive officer (where data was available). It then reviewed whether each element of compensation, and the total target direct compensation, for each of our executive officers was within the targeted range (85 percent to 115 percent of the median of each data set).

The two sources of market compensation data used to prepare the market compensation analysis for our 2021 executive officer compensation were:

1.Private Survey Data Sources: Willis Towers Watson’s 2020 annual private survey of corporate executive compensation, with the following three subsets of companies:

Peer Group	Comprised of comparable utilities, as determined by the compensation and human resources committee; these are the same companies we use for the public survey data source, listed below
IOU Survey Data	Comprised of all participating investor-owned utilities, regressed to $1.8 billion in annual revenues*
General Industry Survey Data	Comprised of all participating general industry companies, regressed to $1.8 billion in annual revenues*
* The names of the companies included in these surveys are listed in Appendix A to this proxy statement.

Our annual revenues were $1.46 billion in 2021. We used the $1.8 billion annual revenue figure for our peer compensation comparisons to adjust for the fact that Idaho Power’s relatively low customer rates understate our annual revenues compared to electric utilities of similar scope that charge higher rates. The $1.8 billion annual revenue figure is intended to reflect what Idaho Power’s annual revenues would be if Idaho Power charged average customer electricity rates. In May 2020, our analysis showed that average U.S. retail electricity rates over the 2017-2019 period were 33% higher than Idaho Power’s average retail electricity rates over the same period. We added the same 33% differential to our average annual revenues over the 2017-2019 period and this increased Idaho Power’s average annual revenues from approximately $1.35 billion to approximately $1.8 billion. To determine average U.S. electricity rates, we used the “EEI Typical Bills and Average Rates Report - Select American Cities.”

2.Public Data Source: 2020 public proxy statement compensation data from a designated peer group of companies, listed below (the same companies included in the Peer Group).

Our management, compensation and human resources committee, and compensation consultant worked together in developing and approving the Peer Group. The companies in the Peer Group and used for our survey and public proxy data for purposes of establishing 2021 compensation included the following*:
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Allete Inc.	El Paso Electric Co.	ONE Gas Inc.
Alliant Energy Corporation	Hawaiian Electric Company	Pinnacle West Capital Corp.
Atmos Energy Corporation	Northwestern Corporation	PNM Resources, Inc.
Avista Corp.	Northwest Natural Holding Co.	Portland General Electric Co.
Black Hills Corporation	OGE Energy Corp.	Spire Inc.
*The change to the Peer Group, compared to the prior year, was the addition of Northwest Natural Holding Co.

Because the public proxy compensation data is not as broad or detailed as the private survey data, the compensation and human resources committee used the public proxy compensation data as a secondary data source to provide general confirmation of the compensation levels for our NEOs. For purposes of compiling the market compensation information, each NEO’s role is matched to a comparable position at the peer companies, as applicable.

An individual executive officer’s compensation may be positioned above or below the market level for his or her position, depending on his or her level of experience, responsibility, and performance, and based on the degree of comparability between our executive officer’s role and the roles of persons with similar positions at the peer companies, along with internal equity considerations. The compensation and human resources committee uses its judgment and our CEO’s feedback on executive officer performance in assessing these factors in determining how an executive officer's compensation should align relative to the market level.

Review of Total Compensation Structure and Internal Pay Ratios

Each year, the compensation and human resources committee reviews the total compensation structure for each NEO, including the elements and mix of compensation, levels of historic compensation, potential termination and retirement benefits, internal equity, and IDACORP stock ownership, to determine whether it should adjust an executive officer’s total target direct compensation. The internal pay equity analysis presented by our management showed the ratios below for internal pay equity based on proposed (as of the date of the review) 2021 total target direct compensation amounts, based on Ms. Grow's total target direct compensation for 2020.

Officer Comparison Set	Internal Pay Ratio - 2021 Total Target Direct Compensation
CEO to senior vice presidents	2.72x
CEO to pay grade S-3 senior managers	11.94x
CEO to all senior managers	13.96x

Based on these reviews, the compensation and human resources committee determined that no changes to the general structure of our compensation programs or to the forms of compensation payable to our executive officers for 2021 were necessary, though it did make some adjustments as described below. In making this determination, the compensation and human resources committee relied on its subjective judgment.

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Individual Executive Officer Performance Evaluation

An important aspect of the compensation and human resources committee’s process is its review of each executive officer's level of experience and time in the role, responsibility, and individual performance to determine where the executive officer's base salary and target incentive compensation should be relative to the compensation of peers. For 2021 compensation determinations, the evaluation of Ms. Grow, our CEO during most of 2020, covered the following categories:

	Strategic Capability		Performance
●	Vision - builds and articulates a shared vision	●	Financial - financial performance meets or exceeds plan and is competitive relative to industry peers
●	Strategy - develops a sound, long-term strategy	●	Relationships - builds and maintains relationships with key stakeholders
●	Implementation - ensures successful implementation; makes timely adjustments when external conditions change	●	Leadership - dynamic, decisive, strong confidence in self and others; demonstrates personal sacrifice, determination, and courage
		●	Operational - establishes performance standards and clearly defines expectations
		●	Succession - develops and enables a talented team
		●	Compliance - establishes strong auditing and internal controls and fosters a culture of ethical behavior

For purposes of establishing 2021 compensation, the evaluation of all our NEOs covered a number of competencies, such as courage, driving innovation, energizing the organization, establishing strategic direction, executive presence and safety leadership. While the general factors used for evaluation of those officers were the same, the evaluation under each category involved a review of more specific sub-factors relevant to each officer’s position, based on the specific functions and responsibilities of each officer. Each executive officer must also accomplish specific performance goals for each year, which the compensation and human resources committee reviews and evaluates in connection with its compensation decisions. In connection with the review of Ms. Grow's performance, the compensation and human resources committee received input from the full board of directors.

For 2022 and thereafter, the compensation and human resources committee intends to evaluate the NEOs on several additional ESG-related factors, including our ongoing focus on safety performance, employee engagement, and fostering a culture of unity that supports diversity, equity, and inclusion progress. Safety performance is and will continue to be a factor considered to determine each NEO’s base salary. The compensation and human resources committee will also evaluate the inclusion of a formal safety incentive plan metric for future periods, to help bolster each executive officer’s focus on the company's positive safety record. The metric is intended to be based on leading indicators of safety, such as training and awareness and near-miss reporting, rather than a metric that could discourage the reporting of injuries.

Post-Termination Compensation Programs

Idaho Power Company Retirement Plan

The Idaho Power Company Retirement Plan is a defined-benefit pension plan available to our employees. We discuss the material terms of the plan later in this proxy statement in the narrative following the Pension Benefits for 2021 table. Because benefits under the plan increase with an employee's continued service and earnings, the compensation and human resources committee believes that providing a pension serves as an important retention tool by encouraging our employees to make long-term commitments to the company.

Idaho Power Company Security Plans for Senior Management Employees

We have two nonqualified defined benefit plans that provide supplemental retirement benefits for certain key employees beyond our retirement plan benefits - the Security Plan for Senior Management Employees I, or Security Plan I, and the Security Plan for Senior Management Employees II, or Security Plan II. We have two separate plans to
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take advantage of grandfathering rules under Section 409A of the Internal Revenue Code. The compensation and human resources committee views these supplemental retirement benefits as a key component in attracting and retaining qualified executives. Benefits under the security plans continue to accrue for up to 25 years of continuous service at an executive officer level. Because benefits under the security plans increase with period of service and earnings, the compensation and human resources committee believes that providing a supplemental pension under these plans serves as an additional retention tool that encourages our executives to make long-term commitments to the company. The security plans provide income security for our executives and are balanced with the at-risk compensation represented by our incentive plans. We discuss the other material terms of the security plans later in this proxy statement in the narrative following the Pension Benefits for 2021 table.

Executive Deferred Compensation Plan

Our executive officers are eligible to participate in the Executive Deferred Compensation Plan, which is a nonqualified supplemental deferred compensation plan that allows participants to defer compensation in excess of certain statutory limits in the tax-qualified 401(k) plan. Participants may defer up to 50 percent of their base salary and up to 50 percent of any short-term incentive compensation. The compensation and human resources committee views the plan as a supplemental benefit to attract and retain qualified executive officers. For 2021, no NEO made any contributions to the plan. We discuss the material terms of the plan later in this proxy statement in the narrative following the Nonqualified Deferred Compensation for 2021 table.

Change in Control Agreements

We have change in control agreements with all of our executive officers. The compensation and human resources committee believes that change in control agreements are an important benefit to promote officer retention during periods of uncertainty around acquisitions and to motivate officers to weigh acquisition proposals in a balanced manner for the benefit of shareholders, rather than resisting such proposals for the purpose of job preservation.

In November 2009, the compensation and human resources committee adopted a policy regarding stand-alone change in control agreements and approved a form of change in control agreement consistent with that policy in March 2010. As provided in the policy, change in control agreements executed after March 17, 2010, do not include any 13th-month trigger (a provision permitting an officer to terminate employment for any reason during the first month following the one-year anniversary of the change in control and receive a reduced payout) or tax gross-up provisions. The compensation and human resources committee made these changes based on the growing trend away from single-trigger and modified single-trigger provisions and tax gross-up provisions in executive change in control agreements. Existing change in control agreements were not affected by the new policy. Mr. Keen, Ms. Grow, and Mr. Malmen are parties to change in control agreements executed prior to March 17, 2010, and their change in control agreements do not include tax gross-up rights.

The agreements we have with our NEOs are "double-trigger" agreements in the sense that two events must occur in order for full cash severance payments to be made: a change in control and a termination of employment in connection with the change in control. However, if a change in control occurs and the officer is not terminated, the agreements (other than the agreements with Mr. Buckham and Mr. Richins, which were executed after 2010) permit an NEO to terminate employment for any reason during the first month following the one-year anniversary of the change in control. In this event, the NEO would receive a lesser severance payout. This provision was historically included because the first year after a change in control is a critical transition period, and the 13th-month trigger serves as an important tool to encourage our executive officers to remain with the company or our successor for at least that transition period.

We discuss the other material terms of our change in control agreements later in this proxy statement in the section entitled Potential Payments Upon Termination or Change in Control.

Other Compensation Practices

Clawback Policy

In January 2014, our board of directors adopted a compensation clawback policy. Under the clawback policy, if our board of directors determines that a current or former executive officer has engaged in fraud, willful misconduct, gross negligence, or a violation of one of our policies that caused or otherwise contributed to the need for a material restatement of our financial results, the compensation and human resources committee will review all performance-
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based compensation earned by that executive officer during fiscal periods materially affected by the restatement. If, in the view of the compensation and human resources committee, the performance-based compensation would have been materially lower if it had been based on the restated results, the compensation and human resources committee will, to the extent permitted by applicable law, seek recoupment from that executive officer of any portion of such performance-based compensation as it deems appropriate under the circumstances. The compensation and human resources committee has sole discretion in determining whether an executive officer’s conduct has or has not met any particular standard of conduct under law or a company policy. The clawback policy applies to all short-term cash incentive awards and performance-based equity incentive awards made after the adoption of the policy.

Prohibitions on Hedging Transactions and Pledges of Our Securities

Our compensation policy and corporate governance guidelines prohibit executive officers (as well as directors) from hedging their ownership of company common stock. Under our policy, a director or executive officer may not enter into transactions that allow the director or officer to benefit from devaluation of our stock or be the technical legal owner of our stock without the full benefits and risks of such ownership. In addition, our corporate governance guidelines provide that our directors, officers, and senior managers of our company are prohibited from pledging (through a margin feature or otherwise) our securities as collateral in order to secure personal loans or other obligations.

Stock Ownership and Stock Retention Guidelines

We have had minimum stock ownership guidelines for our officers since 2007. Company stock ownership enhances our officers’ commitment to our future and further aligns our officers' interests with those of our shareholders. Since 2015, the guidelines require ownership of IDACORP common stock valued at a multiple of each officer's annual base salary, as follows:

•chief executive officer and presidents - 5x annual base salary;
•senior vice presidents - 3x annual base salary; and
•vice presidents - 1x annual base salary.

Our executives are allowed five years from the effective date of appointment to his or her position to meet these requirements. As of the date of this proxy statement, all executive officers are in compliance with the stock ownership requirements.

Our graduated stock ownership requirements reflect the fact that compensation is weighted more heavily toward equity compensation for our most senior positions. In circumstances where the stock ownership guidelines would result in a severe financial hardship, the officer may request an extension of time from the corporate governance and nominating committee to meet the guidelines.

We also have minimum stock retention guidelines for our officers to further align our officers' interests with shareholder interests. The guidelines state that until the officer has achieved the minimum stock ownership requirements described above, the officer must retain at least 50 percent of the net shares he or she receives from the vesting of restricted and performance-based share or unit awards, as applicable. For restricted and performance-based shares or unit awards, "net shares" means the number of shares acquired upon vesting, less the number of shares or units withheld or sold to pay withholding taxes.

Compensation Risk and Discretion to Adjust Awards

We believe that our mix of compensation elements and the design features of our plans described in this Compensation Discussion and Analysis help to ensure that our executive officers focus on the long-term best interests of our company and its shareholders, with appropriate incentives to avoid taking excessive risks in pursuit of unsustainable short-term results. The compensation and human resources committee and our board of directors retain the discretion to adjust awards under the short- and long-term incentive plans, when deemed appropriate, including in any circumstance where the compensation and human resources committee or our board of directors believes there has been misconduct by one or more executive officers. No such adjustments were made in 2021. Further, the compensation clawback policy described above provides that we may seek to recoup incentive compensation in specified circumstances, to discourage unlawful or grossly negligent conduct.

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Executive Succession Planning

Our board of directors is actively engaged in our succession planning for executive officers, with the goal of developing and retaining executive talent who can execute on the company's short- and long-term strategy and initiatives. As part of our succession planning efforts, management identifies high-potential executive successors, which includes a commitment to identifying and developing high-performing, diverse leaders. The company’s talent philosophy is that all leaders, regardless of level, must demonstrate the ability to motivate future performance, be accountable for their behaviors and results, perform well on our executive competencies, and enable employees to do their best every day. The executive team and the compensation and human resources committee periodically review executive succession matters and talent development. The full board of directors reviews executive succession plans at least on an annual basis. We also maintain an emergency succession plan for our CEO, as approved by our board of directors.

Impact of Tax and Accounting Treatment on Compensation Decisions

Section 409A of the Internal Revenue Code imposes additional income taxes for certain types of deferred compensation if the deferral does not comply with Section 409A. We administer our compensation plans and arrangements affected by Section 409A with the objective of not triggering any additional income taxes under Section 409A.

Compensation & Human Resources Committee Report

The compensation and human resources committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review and these discussions, the compensation and human resources committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021.

THE COMPENSATION & HUMAN RESOURCES COMMITTEE
Judith A. Johansen, Chair
Annette G. Elg
Ronald W. Jibson

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Our Compensation Policies and Practices as They Relate to Risk Management

We annually review our compensation policies and practices for all employees to determine whether any risks arising from these policies and practices may be reasonably likely to have a material adverse effect on our company. This discussion involves a review and consideration of several of the factors set forth in Item 402(s) of Regulation S-K under the Securities Act of 1933, as amended, and other items. Each November, the compensation and human resources committee members discuss, together with management and its compensation consultant, the factors in Item 402(s) and consider the following additional factors relating to compensation practice risks:

◦the vast majority of IDACORP’s income from continuing operations is contributed by Idaho Power, which is a regulated electric utility, and management believes its regulated operations do not lend themselves to or incentivize significant risk-taking by employees;
◦our employees and executives are limited from taking operational risks by the extensive regulation of our operations by multiple agencies, including the Federal Energy Regulatory Commission and state public utility commissions;
◦we use a compensation structure based on both financial and operational goals, use time-vesting shares as a portion of the long-term incentive awards, cap the maximum incentive payouts and provide a base salary to prevent undue emphasis on incentive compensation;
◦we do not pay our executives a short-term incentive award if no short-term incentive payment is made to our employees;
◦we benchmark compensation annually to be consistent with industry practice;
◦we impose stock retention obligations, we have a compensation clawback policy, and the board of directors and compensation and human resources committee retain discretion to adjust awards as they deem necessary;
◦we have internal controls and standards of business conduct that support our compensation goals and mitigate risk, and we use internal and external auditing processes on a regular basis to ensure compliance with these controls and standards; and
◦the compensation and human resources committee, the members of which are independent, oversees our compensation policies and practices and is responsible for reviewing and approving executive compensation, and it considers potential risks when evaluating executive compensation policies and practices.
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The compensation and human resources committee also believes that the company has an extensive enterprise risk management framework and that the company’s compensation practices are not a significant factor in the overall risk profile of the company’s business. As part of its review, the compensation and human resources committee considers whether a balance between prudent business risk and resulting reward is maintained. Following its review in November 2021, the compensation and human resources committee determined that our compensation practices do not increase the company’s risk exposure.

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Compensation Tables

The following tables set forth information about the compensation paid to or accrued by our NEOs for services in all capacities to IDACORP and its subsidiaries. The amounts set forth as compensation in the tables are calculated and presented pursuant to applicable SEC and accounting rules and may not represent amounts actually realized by the NEOs for the periods presented.

2021 Summary Compensation Table

Name and Principal Position (a)*	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)[1]	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)[2]	All Other Compensation ($) (i)[3]	Total ($) (j)	Total Without Change in Pension Value ($)[4]
Lisa A. Grow President and CEO	2021	775,000	—	1,714,845	—	1,381,438	1,760,278	13,964	5,645,525	3,885,247
	2020	697,692	—	1,371,935	—	1,108,633	2,711,412	13,675	5,903,347	3,191,935
	2019	515,193	—	660,685	—	694,282	1,780,736	13,485	3,664,381	1,883,645
Steven R. Keen SVP and CFO	2021	497,000	—	599,876	—	531,542	880,535	11,653	2,520,606	1,640,071
	2020	497,808	—	585,405	—	474,610	1,770,278	12,449	3,340,550	1,570,272
	2019	462,308	—	564,787	—	502,399	1,807,975	12,249	3,349,718	1,541,743
Adam J. Richins SVP and COO	2021	440,000	—	531,055	—	470,580	560,799	11,600	2,014,034	1,453,235
	2020	413,462	—	487,856	—	394,194	708,542	11,400	2,015,454	1,306,912
	2019	—	—	—	—	—	—	—	—	—
Brian R. Buckham SVP and General Counsel	2021	420,000	—	506,932	—	449,190	505,036	12,485	1,893,643	1,388,607
	2020	414,808	—	487,856	—	395,478	693,567	11,400	2,003,109	1,309,542
	2019	383,269	—	430,487	—	347,089	382,850	11,200	1,554,895	1,172,045
Jeffrey L. Malmen SVP of Public Affairs	2021	350,000	—	422,415	—	374,325	323,469	12,055	1,482,264	1,158,795
	2020	347,308	—	306,402	—	275,936	1,106,380	11,825	2,047,851	941,471
	2019	319,423	—	227,773	—	289,270	969,240	11,628	1,817,334	848,094
*On March 1, 2022, Mr. Buckham assumed the role of senior vice president and chief financial officer.

1    Amounts in this column represent the aggregate grant date fair value of the time-vesting restricted stock units and the performance-based restricted stock units (at target) granted in each of the years shown calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 – Stock Compensation. Consistent with FASB ASC Topic 718, the full grant date fair value for the market-related TSR component of the performance-based restricted stock units for the entire three-year performance cycle is included in the amounts shown for 2021 (the year of grant) and was determined using a Monte Carlo simulation model. The column was prepared assuming none of the awards will be forfeited. Additional information on the assumptions used to determine the fair value of the awards is contained in Note 7 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, on file with the SEC.

The table below shows the grant date fair values of the CEPS component of the performance-based restricted stock unit awards granted in 2021, assuming that the highest level of performance conditions are achieved for the awards. The grant date fair value for the market-related TSR component is not subject to probable or maximum outcome assumptions and, is therefore, based on target award value.

Name	Grant Date Fair Value of CEPS Component
Lisa A. Grow	$1,134,836
Steven R. Keen	$396,884
Adam J. Richins	$351,456
Brian R. Buckham	$335,432
Jeffrey L. Malmen	$279,615

2    Values shown represent the change in actuarial present value of the accumulated benefit under the pension plan and the Senior Management Security Plans. Assumptions included a discount rate of 3.60% for 2019, 2.80% for 2020, and 3.05% for 2021; and use of the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2021 projection scale adjusted with an ultimate improvement rate of 0.75% and retirement age at 62. There were no above market earnings on deferred compensation.
3    For 2021, represents our contribution to the Idaho Power Company Employee Savings Plan, which is our 401(k) plan, and a charitable match contribution for each of Ms. Grow, Mr. Keen, Mr. Buckham, and Mr. Malmen.
4    Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (column h). The amounts set forth in the
IDACORP, Inc. 2022 PROXY STATEMENT 52

Total Without Change in Pension Value column differ substantially from, and are not a substitute for, the amounts required to be reported in the Total column pursuant to SEC regulations. We are presenting this supplemental column to illustrate how the compensation and human resources committee views the annual compensation elements for the NEOs. While the compensation and human resources committee does review the table in its totality, we note that the change in pension value amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column does not reflect current compensation and represents the present value of an estimated stream of payments to be made following retirement. The methodology used to report the change in pension value under applicable accounting rules is sensitive to external variables such as assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that do not relate to our performance and are outside of the control of the compensation and human resources committee.

Grants of Plan-Based Awards in 2021

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Units and Option Awards ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Lisa A. Grow
Short-Term Incentive[1]	2/19/2021	387,500	775,000	1,550,000
Restricted Stock Units – Time[2]	2/19/2021							6,446	568,408
Restricted Stock Units – Perf.[3]	2/19/2021				5,800	12,890	25,780		1,146,437
Steven R. Keen
Short-Term Incentive[1]	2/19/2021	149,100	298,200	596,400
Restricted Stock Units – Time[2]	2/19/2021							2,256	198,934
Restricted Stock Units – Perf.[3]	2/19/2021				2,028	4,508	9,016		400,942
Adam J. Richins
Short-Term Incentive[1]	2/19/2021	132,000	264,000	528,000
Restricted Stock Units – Time[2]	2/19/2021							1,996	176,007
Restricted Stock Units – Perf.[3]	2/19/2021				1,796	3,992	7,984		355,048
Brian R. Buckham
Short-Term Incentive[1]	2/19/2021	126,000	252,000	504,000
Restricted Stock Units – Time[2]	2/19/2021							1,906	168,071
Restricted Stock Units – Perf.[3]	2/19/2021				1,714	3,810	7,620		338,861
Jeffrey L. Malmen
Short-Term Incentive[1]	2/19/2021	105,000	210,000	420,000
Restricted Stock Units – Time[2]	2/19/2021							1,587	139,942
Restricted Stock Units – Perf.[3]	2/19/2021				1,430	3,176	6,352		282,473

1    Represents short-term incentive cash compensation for 2021 awarded pursuant to the IDACORP Executive Incentive Plan. Actual short-term incentive payouts during 2021 are shown in the “Non-Equity Incentive Plan Compensation” column of the 2021 Summary Compensation Table.
2    Represents time-vesting restricted stock units awarded pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan.
3    Represents performance-based restricted stock units for the 2021-2023 performance period awarded pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan.

2021 Short-Term Incentive Awards

The short-term cash incentive award opportunities are calculated by multiplying actual base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal. We discuss the short-term incentive award opportunities and results in more detail in the Compensation Discussion and Analysis.

IDACORP, Inc. 2022 PROXY STATEMENT 53

2021 Long-Term Incentive Awards

In February 2021, the compensation and human resources committee approved long-term incentive awards with the following two components:

•Time-vesting restricted stock units: Each NEO received an award of time-vesting restricted units equal to a percentage of her or his base salary in 2021. These units vest and are settled in shares in January 2024 if the NEO remains continuously employed with the company during the entire restricted period. Dividend equivalents are paid on the shares during the restricted period and are not subject to forfeiture.

•Performance-based restricted stock units: Each NEO received an award of performance-based restricted stock units at the target level equal to a percentage of her or his base salary in 2021. The units will vest at the end of the three-year performance period to the extent we achieve our performance goals (CEPS and TSR, weighted equally) and the NEO remains employed by the company during the entire performance period, with certain exceptions. Dividend equivalents will accrue during the performance period and will be paid in cash based on the number of shares that are earned. Performance-based restricted stock units are settled in shares and paid out in accordance with the payout percentages set forth in the Compensation Discussion and Analysis.

We discuss in further detail the long-term incentive award opportunities and results in the Compensation Discussion and Analysis.

Salary and Bonus in Proportion to Total Compensation

The following table shows the proportion of salary and bonus to total compensation for 2021:

Name	Salary ($)	Bonus ($)	Total Compensation ($)	Salary and Bonus as a % of Total Compensation
Lisa A. Grow	$775,000	$0	$5,645,525	13.7%
Steven R. Keen	$497,000	$0	$2,520,606	19.7%
Adam J. Richins	$440,000	$0	$2,014,034	21.8%
Brian R. Buckham	$420,000	$0	$1,893,643	22.2%
Jeffrey L. Malmen	$350,000	$0	$1,482,264	23.6%

IDACORP, Inc. 2022 PROXY STATEMENT 54

Outstanding Equity Awards at Fiscal Year-End 2021

	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)[2]
Lisa A. Grow
Restricted Stock Units - Time-Vesting	12,649	1,433,258
Restricted Stock Units - Performance			18,136	2,054,990
Steven R. Keen
Restricted Stock Units - Time-Vesting	5,836	661,277
Restricted Stock Units - Performance			11,024	1,249,129
Adam J. Richins
Restricted Stock Units - Time-Vesting	4,143	469,443
Restricted Stock Units - Performance			5,948	673,968
Brian R. Buckham
Restricted Stock Units - Time-Vesting	4,757	539,016
Restricted Stock Units - Performance			8,682	983,757
Jeffrey L. Malmen
Restricted Stock Units - Time-Vesting	3,238	366,898
Restricted Stock Units - Performance			5,242	593,971

1 The number of shares underlying the awards of time-vesting restricted stock units and the applicable vesting dates are as follows:

NEO	Award	Shares Underlying Restricted Stock Units	Vesting Date
Lisa A. Grow	2019	2,180	1/1/2022
	2020	4,023	1/1/2023
	2021	6,446	1/1/2024
Steven R. Keen	2019	1,863	1/1/2022
	2020	1,717	1/1/2023
	2021	2,256	1/1/2024
Adam J. Richins	2019	716	1/1/2022
	2020	1,431	1/1/2023
	2021	1,996	1/1/2024
Brian R. Buckham	2019	1,420	1/1/2022
	2020	1,431	1/1/2023
	2021	1,906	1/1/2024
Jeffrey L. Malmen	2019	752	1/1/2022
	2020	899	1/1/2023
	2021	1,587	1/1/2024

2        Restricted stock units that have not vested are valued at $113.31 per share, the closing stock price of IDACORP common stock on December 31, 2021.
IDACORP, Inc. 2022 PROXY STATEMENT 55

3     The number of shares underlying the performance-based restricted stock units and the applicable performance periods are as follows:

NEO	Award	Shares Underlying Restricted Stock Units	End of Performance Period
Lisa A. Grow	2019	8,716	12/31/2021
	2020	3,620	12/31/2022
	2021	5,800	12/31/2023
Steven R. Keen	2019	7,452	12/31/2021
	2020	1,544	12/31/2022
	2021	2,028	12/31/2023
Adam J. Richins	2019	2,864	12/31/2021
	2020	1,288	12/31/2022
	2021	1,796	12/31/2023
Brian R. Buckham	2019	5,680	12/31/2021
	2020	1,288	12/31/2022
	2021	1,714	12/31/2023
Jeffrey L. Malmen	2019	3,004	12/31/2021
	2020	808	12/31/2022
	2021	1,430	12/31/2023

Shares for the 2019 performance-based award are shown at the maximum level based on results for the 2019-2021 performance period above target but below maximum. Shares for the 2020 performance-based award are shown at the threshold level based on results for the first two years of the 2020-2022 performance period at threshold. Shares for the 2021 performance-based awards are shown at the threshold level based on results for the first year of the 2021-2023 performance period at threshold. The compensation and human resources committee and the board of directors determine if and at what level the performance goals have been met, which generally occurs in February following the end of the performance period.

Option Exercises and Stock Vested During 2021

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)[1]
Lisa A. Grow	—	—	8,287	738,307
Steven R. Keen	—	—	7,597	676,838
Adam J. Richins	—	—	2,421	215,693
Brian R. Buckham	—	—	5,276	470,050
Jeffrey L. Malmen	—	—	3,313	295,169

1    Based on the closing price of IDACORP common stock on the vesting date.

IDACORP, Inc. 2022 PROXY STATEMENT 56

Pension Benefits for 2021

Name (a)	Plan Name (b)[1,2]	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)[3]	Payments During Last Fiscal Year ($) (e)
Lisa A. Grow	Retirement Plan	34	2,067,651
	SMSP I	3	—
	SMSP II	17	8,316,559
Steven R. Keen	Retirement Plan	39	2,574,959
	SMSP I	9	—
	SMSP II	17	7,495,636
Adam J. Richins	Retirement Plan	11	446,537
	SMSP II	8	1,596,152
Brian R. Buckham	Retirement Plan	12	457,950
	SMSP II	6	1,391,796
Jeffrey L. Malmen	Retirement Plan	14	761,138
	SMSP II	14	4,077,770

1    Security Plan for Senior Management Employees I, which has grandfathered benefits under Section 409A of the Internal Revenue Code.
2    Security Plan for Senior Management Employees II, which does not have grandfathered benefits under Section 409A of the Internal Revenue Code.
3    Values shown represent the present value of the accumulated pension benefit under each plan as of December 31, 2021, calculated using the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, plus MP-2021 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%.

Idaho Power Company Retirement Plan

Description

The Idaho Power Company Retirement Plan is a qualified, defined benefit pension plan for employees of Idaho Power, Idaho Power’s subsidiaries, and some of its affiliate companies. The plan was established in 1943 to help employees meet the important long-term goal of building for financial security at retirement. Idaho Power makes all contributions to the plan. The dollar amount of the contribution is determined each year based on an actuarial valuation.

Eligibility Standards and Vesting

Employees who are 18 years of age or older are eligible to participate once they complete 12 months of employment. Participation begins the first day of the month after meeting this requirement, with credit for purposes of vesting and term of service for the initial 12 months of employment. Employees become vested and eligible for benefits under the plan after completing 60 months of employment.

IDACORP, Inc. 2022 PROXY STATEMENT 57

Retirement Age

Under the terms of the plan, normal retirement is at age 65; however, an employee may retire at age 62 without a reduction in pension benefits. Employees are eligible for early retirement when:
•     they have reached the age of 55 and have 10 years of credited service; or
•     they have 30 years of credited service.

Employees electing to retire before reaching age 62 receive a reduced benefit as follows:

Age When Payments Begin	Reduced Benefit as a Percentage of Earned Pension	Age When Payments Begin	Reduced Benefit as a Percentage of Earned Pension
61	96%	54	62%
60	92%	53	57%
59	87%	52	52%
58	82%	51	47%
57	77%	50	42%
56	72%	49	38%
55	67%	48	34%

Benefits Formula

For employees hired before January 1, 2011, plan benefits for employees age 62 or older at the time of retirement are calculated based on 1.5 percent of their final average earnings multiplied by their years of credited service. Final average earnings is based on the employee’s average total wages – base pay plus short-term incentive compensation plus overtime – during the highest 60 consecutive months in the final 120 months of service. For employees hired on or after January 1, 2011, plan benefits are calculated based on 1.2 percent of their final average earnings multiplied by their years of credited service. Plan benefits for employees who at the time of retirement are under the age of 62 are calculated based on this same formula and are then reduced using the appropriate early retirement factor.

Joint and Survivor Options

Employees who have a spouse at retirement have a survivor option at an amount equal to 50%, 75%, or 100% of the employee’s benefit, or they may choose a single life benefit. Under the survivor options, the benefit payments are reduced to allow payments for the longer of two lives. The reduction factor is determined by the age difference between the employee and spouse. Under a single life benefit, no benefits will be payable to the spouse after the employee’s death.

The spouse is protected if the employee dies after being vested in the plan but before retirement. The spouse will receive a lifetime benefit payment equal to 50% of the benefit payment the employee had earned at the date of death. This benefit payment is calculated without an early retirement reduction and is not reduced for the age difference between the employee and the spouse. Payment commences on the date the employee could have retired had he or she survived. If the employee has 10 or more years of service at the time of death, payments would begin at age 55. With less than 10 years of service, payments would begin at age 65.

Policy on Granting Extra Years of Credited Service

We have not granted any extra years of credited service under the plan and do not have a policy on granting extra years of credited service under the plan.

Idaho Power Company Security Plans for Senior Management Employees

Description

The Idaho Power Company Security Plans for Senior Management Employees are nonqualified defined benefit plans. To meet the requirements of Section 409A of the Internal Revenue Code and to take advantage of grandfathering rules under that section, which exclude from Section 409A’s coverage certain deferrals made before January 1, 2005, we divided our original plan into two plans, which we refer to as Security Plan I and Security Plan II. Security Plan I
IDACORP, Inc. 2022 PROXY STATEMENT 58

governs grandfathered benefits and Security Plan II governs non-grandfathered benefits, which are subject to Section 409A. Benefits under Security Plan I are limited to the present value of the benefits that would have been paid under the plan if the participant had terminated employment on December 31, 2004. Benefits under Security Plan II are based on services through the date of termination and are reduced by benefits under Security Plan I. Two of the key differences between the plans are:

•     if required to comply with Section 409A of the Internal Revenue Code, payment of benefits under Security Plan II may be delayed for six months following termination of employment; and
•     Security Plan I contains a 10% “haircut” provision, which allows participants to elect to receive their benefits early in exchange for a 10% reduction in their benefits and cessation of further benefit accruals.

The purpose of the plans is to provide supplemental retirement benefits for certain key employees. We intend the plans to aid in retaining and attracting individuals of exceptional ability by providing them with these benefits. The terms of the plans have evolved over time based on our view of common practices with respect to such plans.

Eligibility Standards and Vesting

Security Plan II was amended in November 2009 to limit eligibility to participate in the plan after December 31, 2009 to Idaho Power officers and certain key employees. Key employees participating in Security Plan II as of December 31, 2009 may continue participating in the plan if they maintain a senior manager or officer pay grade during their continuous employment with Idaho Power. Before Security Plan II was amended, eligibility to participate in the plan was limited to those key employees who were designated by their employers and approved by the plan’s administrative committee. The plan’s administrative committee is made up of the CEO and a committee of individuals that is approved by the compensation and human resources committee. Participation in the plan by Section 16 officers is approved in advance by the compensation and human resources committee. Employees who were participants as of December 31, 2009 are 100% vested. New plan participants after December 31, 2009, become 100% vested in their benefits only after five years of participation, with no partial vesting before that time.

Retirement Age

Under the terms of the plans, normal retirement age, which is the earliest age at which a participant may retire without a reduction in benefits, is 62. Participants are eligible for early retirement when they have:
•     reached the age of 55; or
•     completed 30 years of credited service under the Idaho Power Company Retirement Plan.

Benefits Commencement

If a participant terminates employment on or after attaining normal retirement age or after satisfying the early retirement conditions, benefits commence on the first day of the month following the termination date unless the participant is a “specified employee,” as that term is used in Section 409A of the Internal Revenue Code, in which case commencement of benefits under Security Plan II is delayed for six months or until the participant’s death, if earlier. Benefits provided to participants whose employment terminates, other than due to death, before attaining early retirement eligibility commence on the first day of the month following attainment of age 55, provided that if the participant is a specified employee, benefits under Security Plan II may not be paid within six months following termination of employment except in the event of death.

Benefits Formula

Normal retirement benefits under the combined plans equal the participant’s “target retirement percentage” multiplied by the participant’s final average monthly compensation less the amount of the participant’s retirement benefits under the Idaho Power Company Retirement Plan. Normal retirement benefits under Security Plan II are also reduced by the amount of the participant’s retirement benefits under Security Plan I. For participants in Security Plan II as of December 31, 2009, the target retirement percentage is 6% for each of the first 10 years of participation plus an additional 1% for each year in excess of 10 years, with a maximum target retirement percentage of 75%. For new plan participants after December 31, 2009, the target retirement percentage is equal to 5% for each of the first 10 years of participation plus an additional 1% for each year in excess of 10 years, with a maximum target retirement percentage of 65%. Effective January 1, 2018, the reduced target retirement percentages in the prior sentence apply to all participants in Security Plan II who are Idaho Power officers or certain specified key employees, regardless of when they commenced participation in the plan. However, if a participant has achieved a maximum target retirement
IDACORP, Inc. 2022 PROXY STATEMENT 59

percentage greater than 65% prior to January 1, 2018, that participant’s target retirement percentage will not be reduced to 65%, though the target retirement percentage will be fixed at that date. Final average monthly compensation is based on the participant’s base salary plus short-term incentive compensation, which may not exceed one times base salary for the year in which the short- term incentive compensation was paid, during the 60 consecutive months in the final 10 years of service in which the participant’s compensation was the highest, divided by 60. Final average monthly compensation does not include compensation paid to a participant pursuant to a written severance agreement.

Early retirement benefits under the combined plans equal the participant’s “target retirement percentage” multiplied by the participant’s “early retirement factor” and by the participant’s final average monthly compensation, less the amount of the participant’s retirement benefit under the Idaho Power Company Retirement Plan. Early retirement benefits under Security Plan II are also reduced by the amount of the participant’s retirement benefits under Security Plan I. The early retirement factors under Security Plan I based on applicable ages are as follows:

Age When Payments Begin	Early Retirement Factor
61	96%
60	92%
59	87%
58	82%
57	77%
56	72%
55	67%

Under Security Plan II, retirement benefits are reduced in the same manner as under Security Plan I if the termination qualifies as early retirement or if the termination occurs within a limited period following a change in control.

Plan benefits for participants who are not eligible for early retirement benefits and, under Security Plan II, who do not terminate within the limited period following a change in control, are further reduced, as the participant would be entitled to the amount otherwise payable multiplied by a fraction, the numerator of which is their actual years of participation and the denominator of which is the number of years of participation they would have had at normal retirement.

Limit on Benefits Under Security Plan I

To comply with grandfathering rules under Section 409A of the Internal Revenue Code, a participant’s benefit under Security Plan I is determined based on the participant’s average monthly compensation, age, and years of participation as of December 31, 2004, and is limited to the present value of the amount to which the participant would have been entitled under the plan had termination occurred on December 31, 2004. For this purpose, it is assumed the benefits would have been paid at the earliest possible date allowed under the plan. Benefits under Security Plan I may not be increased by events occurring after December 31, 2004, such as a change in control or increases in age, compensation, or years of participation.

Form of Payment

Under the plans, once benefits commence, payments are generally made in the form of a single life annuity for the lifetime of the participant. A participant may also elect to receive actuarial equivalent payments in the form of a joint and survivor annuity benefit. The two forms of joint and survivor annuity offered are a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to the participant’s benefit and a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to 75 percent of the participant’s benefit, in each case subject to an actuarial adjustment to the benefit amount. Under a single life annuity, no benefits will be payable to the spouse after the participant’s death.

Under Security Plan I, if a participant dies before retirement, the beneficiary (which must be the participant’s spouse if the participant is married on the date of death; otherwise, the beneficiary may be a non-spouse) is entitled to receive an amount equal to 66 2/3 percent of the benefit that would be payable under the normal retirement benefit provisions of the plan, assuming death occurred at the later of age 62 or the date of death. Under Security Plan II, if the participant dies before retirement, the beneficiary (which may be a spouse or non-spouse) is entitled to receive an
IDACORP, Inc. 2022 PROXY STATEMENT 60

amount equal to the greater of (a) 66 2/3 percent of the benefit that would be payable under the normal retirement benefit provisions of the plan, assuming retirement occurred at the later of age 62 or the date of death, or (b) if death occurs after eligibility for early retirement, a joint and survivor annuity benefit calculated under the early retirement benefit provisions of the plan.

Under the plans, if the participant dies after retirement but before commencement of benefits, the beneficiary is entitled to receive a payout equal to 66 2/3 percent of the retirement benefit payable to the participant. Security Plan I provides that if the participant is married on the date of death, the benefit will be paid to the spouse of the participant as an annuity for the life of the spouse. If the participant is not married on the date of death, Security Plan I provides that the benefit will be paid in the form of a lump sum. Under Security Plan II, the participant may elect the payment to be in the form of an annuity or lump sum to a spouse or other beneficiary.

Under the plans, if the beneficiary is a surviving spouse and the surviving spouse is 10 or more years younger than the participant, the monthly survivor benefit will be reduced using the actuarial equivalent factors to reflect the number of years over 10 that the spouse is younger than the participant. If the beneficiary is a person other than a surviving spouse, the survivor benefit payment amount will be calculated assuming the beneficiary is the same age as the participant.

Policy on Granting Extra Years of Credited Service

The plans are unfunded and nonqualified with the intention of providing deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and are therefore exempt from the provisions of Parts 2, 3, and 4 of Title I, Subtitle B, of ERISA. As such, the company is permitted to provide extra years of credited service, which the plans refer to as years of participation, at its discretion, but has not done so.

Named Executive Officers Eligible for Early Retirement

The table below shows the eligibility of our NEOs for early retirement, as of December 31, 2021, under the Idaho Power Company Retirement Plan, Security Plan I, and Security Plan II.

Eligibility for Early Retirement at December 31, 2021
Name	Retirement Plan	Security Plan I	Security Plan II
Lisa A. Grow	X	No present value[1]	X
Steven R. Keen	X	No present value[1]	X
Brian R. Buckham		N/A
Adam J. Richins		N/A
Jeffrey L. Malmen		N/A
1 See the Pension Benefits for 2021 table.

IDACORP, Inc. 2022 PROXY STATEMENT 61

Potential Payments Upon Termination or Change in Control

The tables below show the payments and benefits our NEOs would receive in connection with a variety of hypothetical employment termination scenarios and upon a change in control. For purposes of the calculations for those tables, we assumed the change in control or terminations occurred on December 31, 2021, and used the closing price of our common stock on that date, which was $113.31. Actual amounts payable can only be determined at the time of a change in control or termination. All of the payments and benefits described below would be provided by IDACORP or Idaho Power.

The information presented below:

•Excludes base salary and short-term incentive awards, to the extent earned due to employment through December 31, 2021.
•Excludes compensation or benefits provided under plans or arrangements that do not discriminate in favor of the NEOs and that are generally available to all salaried employees. These include benefits under our qualified defined benefit pension plan, post-retirement health care benefits, life insurance, and disability benefits. The present value of the accumulated pension benefit for each NEO is set forth in the Pension Benefits for 2021 table.
•Includes only the incremental increase in the present value of the Security Plan I and Security Plan II benefit, as applicable, that would be payable upon the occurrence of the events listed (other than upon death or disability) over the amount shown as the present value of the accumulated benefit for Security Plan I and Security Plan II in the Pension Benefits for 2021 table.

Time-Vesting and Performance-Based Restricted Stock Units

The IDACORP 2000 Long-Term Incentive and Compensation Plan and/or the related award agreements provide that, except for retirement with the approval of the compensation and human resources committee, death, disability, or change in control, all unvested restricted stock units, whether time-vesting or performance-based, are forfeited upon termination. In the event of retirement with the approval of the compensation and human resources committee, death, or disability, the NEO receives a prorated number of restricted stock units based on the number of full months employed during the restricted/performance period. For time-vesting restricted stock units, the prorated units vest at termination. In the case of performance-based restricted stock units, the performance goals must be met at some level before the units vest and vesting only occurs after completion of the performance period. For purposes of these tables, we have assumed target performance levels would be achieved. Although vesting would not occur until after completion of the performance period, the amounts shown in the tables were not reduced to reflect the present value of the performance-based restricted stock units that could vest. In the event of a change in control, the restrictions on the time-vesting restricted stock units are deemed to have expired and the payout opportunity on the performance-based restricted stock units is deemed to have been achieved at the target level. Dividend equivalents attributable to earned performance-based restricted stock units would also be paid. Dividend equivalents accrued through December 31, 2021 are included in the amounts shown in the tables.

As the compensation and human resources committee has discretion to determine whether a voluntary termination constitutes “retirement” for purposes of the vesting of time-based and performance-based restricted stock unit awards (for NEOs over the age of 55), we have assumed for purposes of the tables that voluntary termination would constitute a retirement with approval of the compensation and human resources committee for vesting purposes if the NEO was over the age of 55 as of December 31, 2021.

Executive Incentive Plan

Our Executive Incentive Plan provides for cash-based short-term incentives that are calculated by multiplying actual base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal, subject to proration in the event of termination constituting retirement or in the event of death or disability. Unlike the IDACORP 2000 Long-Term Incentive and Compensation Plan, the compensation and human resources committee is not required to approved proration for retirement under the Executive Incentive Plan, except for a general right to approve the annual payouts for all participants, including the right to decrease the payouts, even to zero if so elected by the board of directors.

IDACORP, Inc. 2022 PROXY STATEMENT 62

Summary of Change in Control Agreements

We have entered into change in control agreements with all our NEOs. The agreements become effective for a three-year period upon a change in control. If a change in control occurs, the agreements provide for severance benefits in the event of termination of the NEO’s employment by IDACORP or any subsidiary or successor company, other than for cause (and not due to death or disability), or by the NEO for constructive discharge.

In such event, the NEO would receive:

•     a lump-sum payment equal to 2.5 times his or her annual compensation, which is his or her base salary at the time of termination and his or her target short-term incentive compensation in the year of termination, or, if not yet determined at the time of termination, the prior year’s target short-term incentive compensation;
•     vesting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based shares, and performance units, with performance-based awards vesting at target levels;
•     outplacement services for 12 months, not to exceed $12,000; and
•     continuation of welfare benefits for a period of 24 months or, if earlier, until eligible for comparable coverage with another employer, with the NEO paying the full cost of such coverage and receiving a monthly reimbursement payment.

We define a “change in control” as:

•     the acquisition of 20% or more of our outstanding voting securities;
•     the commencement of a tender or exchange offer for 20% or more of our outstanding voting securities;
•     shareholder approval, or consummation if shareholder approval is not required, of a merger or similar transaction or the sale of all or substantially all of the assets of IDACORP or Idaho Power unless our shareholders will hold more than 50% of the voting securities of the surviving entity, no person will own 20% or more of the voting securities of the surviving entity, and at least a majority of the board of directors will be composed of our directors;
•     shareholder approval, or consummation if shareholder approval is not required, of a complete liquidation or dissolution of IDACORP or Idaho Power; or
•     a change in a majority of the board of directors within a 24-month period without the approval of two-thirds of the members of the board.

Except with respect to Mr. Buckham’s and Mr. Richins' agreement, the agreements also permit an NEO to terminate employment for any reason during the first month following the one-year anniversary of the change in control. We refer to this as the 13th-month trigger in the tables. In such event, the NEO would receive the same severance benefits except that the lump-sum payment equal to 2.5 times annual compensation is reduced by one-third and the welfare benefits continue for 18 months, not 24 months.

Under the agreements, “cause” means the NEO’s fraud or dishonesty that has resulted or is likely to result in material economic damage to us or one of our subsidiaries, as determined in good faith by at least two-thirds of our non-employee directors at a meeting of the board of directors at which the NEO is provided an opportunity to be heard.

A NEO is considered constructively discharged under the provisions of his or her change in control agreement if, within 90 days after the occurrence of such event, but in no event later than 36 months following a change in control, the NEO gives written notice to IDACORP or any successor company specifying one of the following events relied upon for such termination and the company has not remedied the matter within 30 days of receipt of such notice:

•     IDACORP or any successor company fails to comply with any provision of the agreement;
•     the NEO is required to be based at an office or location more than 50 miles from the location where the NEO was based on the day prior to the change in control;
•     a reduction that is more than de minimis in
◦base salary or maximum short-term incentive award opportunity;
◦long-term incentive award opportunity;
◦the combined annual benefit accrual rate in our defined benefit plans, unless such reduction is effective for all executive officers; or
◦long-term disability and life insurance coverage;
•     our failure to require a successor company to assume and agree to perform under the agreement; or
IDACORP, Inc. 2022 PROXY STATEMENT 63

•     a reduction that is more than de minimis in the long-term disability and life insurance coverage provided to the NEO and in effect immediately prior to the change in control.

The agreements include a parachute tax provision. Section 280G of the Internal Revenue Code disallows a corporate tax deduction for any “excess parachute payments” and Section 4999 imposes a 20% excise tax payable by the NEO on any “excess parachute payments.” Generally stated, these sections apply if the change in control related payments and benefits equal or exceed 300% of the NEO’s prior five-year average Form W-2 income. In the event the 300% threshold is met or exceeded, the NEO’s “excess parachute payments” generally equal the amount by which the change in control related payments and benefits exceed 100% of the NEO’s prior five-year average Form W-2 income. The agreements provide that the NEO will receive the greater net benefit of (i) full severance benefits with such NEO paying any Section 280G excise tax, with no gross-up for the excise taxes, or (ii) severance benefits capped at the Section 280G excise tax limit, in which case for Ms. Grow, Mr. Keen, and Mr. Malmen the company may, in its discretion in the event that the Internal Revenue Service nonetheless requires the payment of an excise tax, provide a gross-up payment related to such excise tax imposed.

IDACORP, Inc. 2022 PROXY STATEMENT 64

Lisa A. Grow

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)		13th-Month Trigger ($) (h)
Compensation:
Base Salary											1,937,500	1	—	2
Short-Term Incentive Plan											1,937,500	1	1,181,760	2
Long-Term Incentive Plan – Time-Vesting	794,416	3,4	—	5	—	5	794,416	4	1,433,258	6	1,433,258	6	1,433,258	6
Long-Term Incentive Plan – Performance Vesting	1,666,349	3,7	—	5	—	5	1,666,349	7	2,983,567	6	2,983,567	6	2,983,567	6
Benefits and Perquisites:
Security Plan I
Security Plan II	—	8	—	8	—	8	6,715,426	9			—	10	—	10
Welfare Benefits											39,125	11	29,263	12
Outplacement Services											12,000	13
280G Tax Gross-up											—	14	—	15
Total:	2,460,765		—		—		9,176,191		4,416,825		8,342,950		5,627,848
1    Ms. Grow’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times her base salary and short-term incentive plan target amount.
2    The 13th-month trigger provision in Ms. Grow’s change in control agreement provides for the payment of two-thirds of her severance payment. Her base salary was reduced by $1,291,667 and her short-term incentive plan target was reduced by $109,906 to avoid excise tax. In the event of a 13th-month trigger, independent tax counsel would determine which benefits are reduced in order to avoid excise tax.
3    As of the assumed voluntary termination date of December 31, 2021, Ms. Grow was over the age of 55. To illustrate potential termination-related benefits, we have assumed Ms. Grow’s voluntary termination would constitute retirement with approval of the compensation and human resources committee for purposes of her time-vesting restricted stock units and performance-based restricted stock unit awards.
4     Ms. Grow would receive full vesting of her 2019 time-vesting restricted stock unit award and pro rata vesting of her 2020 (66.7%) and 2021 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $113.31.
5    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Ms. Grow’s time-vesting restricted stock units and performance-based restricted stock unit awards.
6      Ms. Grow would receive full vesting of her time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $113.31 and include the cash payment of dividend equivalents, as applicable.
7    Ms. Grow would receive full vesting of her 2019 award assuming the performance goals are met at the target level and pro rata vesting of her 2020 (66.7%) and 2021 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $113.31 and includes the cash payment of dividend equivalents.
8    Ms. Grow would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2021 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 3.05% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2021 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%. Payments would begin in July 2022 under Security Plan II.
9     In the event of death, the value represents the present value of Security Plan II death benefits.
10     Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2021 table and were determined as described in footnote 8.
11     Ms. Grow’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
12     The 13th-month trigger provision in Ms. Grow’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.
13     Ms. Grow’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
14     See footnote 15. As Ms. Grow’s compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.
15     The company may make a 280G tax gross-up payment to Ms. Grow if (a) she receives a claim from the Internal Revenue Service that, if successful, would require her to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) her compensation had been reduced to avoid an excise tax. Because Ms. Grow’s compensation was reduced to avoid an excise tax in this instance (see footnote 2 above), under the terms of Ms. Grow's change in control agreement, the company may provide, but is not required to provide, such a tax gross-up upon a not for cause or constructive discharge termination, in an amount that would reimburse Ms. Grow for the excise tax, taxes imposed upon the 280G tax gross-up payment, and any interest or penalties with respect to such taxes. Such amount is not determinable unless and until Ms. Grow were to receive a claim from the Internal Revenue Service.
IDACORP, Inc. 2022 PROXY STATEMENT 65

Steven R. Keen

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)		13th-Month Trigger ($) (h)
Compensation:
Base Salary											1,242,500	1	828,333	2
Short-Term Incentive Plan											745,500	1	497,000	2
Long-Term Incentive Plan – Time-Vesting	426,046	[3,4]	—	5	—	5	426,046	4	661,277	6	661,277	6	661,277	6
Long-Term Incentive Plan – Performance Vesting	899,297	[3,7]	—	5	—	5	899,297	7	1,384,481	6	1,384,481	6	1,384,481	6
Benefits and Perquisites:
Security Plan I
Security Plan II	112,961	8	112,961	8	112,961	8	7,028,150	9			112,961	10	112,961	10
Welfare Benefits											43,614	11	32,614	12
Outplacement Services											12,000	13
280G Tax Gross-up											—	14	—	15
Total:	1,438,304		112,961		112,961		8,353,493		2,045,758		4,202,333		3,516,666

1    Mr. Keen’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    The 13th-month trigger provision in Mr. Keen’s change in control agreement provides for the payment of two-thirds of his severance payment.
3    As of the assumed voluntary termination date of December 31, 2021, Mr. Keen was over the age of 55. To illustrate potential termination-related benefits, we have assumed Mr. Keen’s voluntary termination would constitute retirement with approval of the compensation and human resources committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
4     Mr. Keen would receive full vesting of his 2019 time-vesting restricted stock unit award and pro rata vesting of his 2020 (66.7%) and 2021 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $113.31.
5    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Mr. Keen’s time-vesting restricted stock units and performance-based restricted stock unit awards.
6        Mr. Keen would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $113.31 and include the cash payment of dividend equivalents, as applicable.
7    Mr. Keen would receive full vesting of his 2019 award assuming the performance goals are met at the target level and pro rata vesting of his 2020 (66.7%) and 2021 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $113.31 and includes the cash payment of dividend equivalents.
8    The values shown represent the incremental increase in the Security Plan II benefit based on Mr. Keen’s actual age and termination as of December 31, 2021, relative to the amount shown for Security Plan II in the Pension Benefits for 2021 table. We used a discount rate of 3.05% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2021 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%. Payments would begin in July 2022 under Security Plan II.
9     In the event of death, the value represents the present value of Security Plan II death benefits.
10     Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown (which reflect only the incremental amount payable over the amount shown for Security Plan II in the Pension Benefits for 2021 table) were determined as described in footnote 8.
11     Mr. Keen’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
12     The 13th-month trigger provision in Mr. Keen’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.
13     Mr. Keen’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
14    The company may make a 280G tax gross-up payment to Mr. Keen if (a) he receives a claim from the Internal Revenue Service that, if successful, would require him to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) his compensation had been reduced to avoid an excise tax. Because Mr. Keen’s compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.
15     See footnote 14. As Mr. Keen’s compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.
IDACORP, Inc. 2022 PROXY STATEMENT 66

Adam J. Richins

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)
Compensation:
Base Salary											1,100,000	1
Short-Term Incentive Plan											660,000	1
Long-Term Incentive Plan – Time-Vesting	—	2	—	3	—	3	264,579	4	469,443	5	469,443	5
Long-Term Incentive Plan – Performance Vesting	—	2	—	3	—	3	555,355	6	977,858	5	977,858	5
Benefits and Perquisites:
Security Plan II	—	7	—	7	—	7	5,063,325	8			—	9
Welfare Benefits											38,550	10
Outplacement Services											12,000	11
Total:	—		—		—		5,883,259		1,447,301		3,257,851

1    Mr. Richins’ change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    As of the assumed voluntary termination date of December 31, 2021, Mr. Richins was not over the age of 55. Thus, we have assumed Mr. Richins’ voluntary termination would not constitute retirement with approval of the compensation and human resources committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
3    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Mr. Richins’ time-vesting restricted stock units and performance-based restricted stock unit awards.
4    Mr. Richins would receive full vesting of his 2019 time-vesting restricted stock unit award and pro rata vesting of his 2020 (66.7%) and 2021 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $113.31.
5     Mr. Richins would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $113.31 and include the cash payment of dividend equivalents, as applicable.
6    Mr. Richins would receive full vesting of his 2019 award assuming the performance goals are met at the target level and pro rata vesting of his 2020 (66.7%) and 2021 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $113.31 and includes the cash payment of dividend equivalents.
7    Mr. Richins would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2021 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 3.05% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2021 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%, and assumed Mr. Richins was 55 as of December 31, 2021.
8    In the event of death, the value represents the present value of Security Plan II death benefits.
9     Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2021 table and were determined as described in footnote 7. Payments would not commence until Mr. Richins reaches age 55.
10     Mr. Richins’ change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
11     Mr. Richins’ change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.

IDACORP, Inc. 2022 PROXY STATEMENT 67

Brian R. Buckham

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)
Compensation:
Base Salary											1,050,000	1
Short-Term Incentive Plan											630,000	1
Long-Term Incentive Plan – Time-Vesting	—	2	—	3	—	3	340,950	4	539,016	5	539,016	5
Long-Term Incentive Plan – Performance Vesting	—	2	—	3	—	3	719,297	6	1,127,741	5	1,127,741	5
Benefits and Perquisites:
Security Plan II	—	7	—	7	—	7	6,321,903	8			—	9
Welfare Benefits											38,817	10
Outplacement Services											12,000	11
Total:	—		—		—		7,382,150		1,666,757		3,397,574

1    Mr. Buckham’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    As of the assumed voluntary termination date of December 31, 2021, Mr. Buckham was not over the age of 55. Thus, we have assumed Mr. Buckham’s voluntary termination would not constitute retirement with approval of the compensation and human resources committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
3    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Mr. Buckham’s time-vesting restricted stock units and performance-based restricted stock unit awards.
4    Mr. Buckham would receive full vesting of his 2019 time-vesting restricted stock unit award and pro rata vesting of his 2020 (66.7%) and 2021 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $113.31.
5     Mr. Buckham would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $113.31 and include the cash payment of dividend equivalents, as applicable.
6    Mr. Buckham would receive full vesting of his 2019 award assuming the performance goals are met at the target level and pro rata vesting of his 2020 (66.7%) and 2021 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $113.31 and includes the cash payment of dividend equivalents.
7    Mr. Buckham would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2021 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 3.05% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2021 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%, and assumed Mr. Buckham was 55 as of December 31, 2021.
8    In the event of death, the value represents the present value of Security Plan II death benefits.
9     Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2021 table and were determined as described in footnote 7. Payments would not commence until Mr. Buckham reaches age 55.
10     Mr. Buckham’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
11     Mr. Buckham’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.

IDACORP, Inc. 2022 PROXY STATEMENT 68

Jeffrey L. Malmen

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)		13th-Month Trigger ($) (h)
Compensation:
Base Salary											875,000	1	—	2
Short-Term Incentive Plan											525,000	1	52,620	2
Long-Term Incentive Plan – Time-Vesting	—	3	—	4	—	4	213,023	5	366,898	6	366,898	6	366,898	6
Long-Term Incentive Plan – Performance Vesting	—	3	—	4	—	4	447,828	7	765,030	6	765,030	6	765,030	6
Benefits and Perquisites:
Security Plan II	—	8	—	8	—	8	4,895,050	9			—	10	—	10
Welfare Benefits											52,704	11	39,396	12
Outplacement Services											12,000	13
280G Tax Gross-up											—	14	—	15
Total:	—		—		—		5,555,901		1,131,928		2,596,632		1,223,944

1    Mr. Malmen’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    The 13th-month trigger provision in Mr. Malmen’s change in control agreement provides for the payment of two-thirds of his severance payment. His base salary was reduced by $583,333 and his short-term incentive plan target was reduced by $297,380 to avoid excise tax. In the event of a 13th-month trigger, independent tax counsel would determine which benefits are reduced in order to avoid excise tax.
3    As of the assumed voluntary termination date of December 31, 2021, Mr. Malmen was not over the age of 55. Thus, we have assumed Mr. Malmen’s voluntary termination would not constitute retirement with approval of the compensation and human resources committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
4    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Mr. Malmen’s time-vesting restricted stock units and performance-based restricted stock unit awards.
5    Mr. Malmen would receive full vesting of his 2019 time-vesting restricted stock unit award and pro rata vesting of his 2020 (66.7%) and 2021 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $113.31.
6     Mr. Malmen would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $113.31 and include the cash payment of dividend equivalents, as applicable.
7    Mr. Malmen would receive full vesting of his 2019 award assuming the performance goals are met at the target level and pro rata vesting of his 2020 (66.7%) and 2021 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $113.31 and includes the cash payment of dividend equivalents.
8    Mr. Malmen would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2021 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 3.05% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2021 Generational Projection Scale adjusted with an ultimate improvement rate of 0.75%, and assumed Mr. Malmen was 55 as of December 31, 2021.
9     In the event of death, the value represents the present value of Security Plan II death benefits.
10     Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2021 table and were determined as described in footnote 8. Payments would not commence until Mr. Malmen reaches age 55.
11     Mr. Malmen’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
12     The 13th-month trigger provision in Mr. Malmen’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.
13     Mr. Malmen’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
14     See footnote 15. As Mr. Malmen’s compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.
15 The company may make a 280G tax gross-up payment to Mr. Malmen if (a) he receives a claim from the Internal Revenue Service that, if successful, would require him to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) his compensation had been reduced to avoid an excise tax. Because Mr. Malmen’s compensation was reduced to avoid an excise tax in this instance (see footnote 2 above), under the terms of Mr. Malmen's change in control agreement, the company may provide, but is not required to provide, such a tax gross-up upon a not for cause or constructive discharge termination, in an amount that would reimburse Mr. Malmen for the excise tax, taxes imposed upon the 280G tax gross-up payment, and any interest or penalties with respect to such taxes. Such amount is not determinable unless and until Mr. Malmen were to receive a claim from the Internal Revenue Service.
IDACORP, Inc. 2022 PROXY STATEMENT 69

PROPOSAL NO. 2: Advisory Resolution to Approve Executive Compensation

As required by Section 14A of the Exchange Act, the board of directors is submitting a separate resolution to approve on an advisory basis the compensation of our named executive officers. This is an opportunity for our shareholders, through what is commonly referred to as a “say-on-pay” vote, to endorse or not endorse our executive compensation program. In 2021, over 94 percent of the votes cast by our shareholders were in favor and we consider the results of those votes as evidence of support for our compensation program and decisions. Those voting results were a component of our basis for maintaining a similar approach to executive compensation for 2021. Please see Part 4 – “Executive Compensation” in this proxy statement for a more detailed discussion of our compensation programs, including plan metrics and payouts, and shareholder engagement efforts.

As described in more detail in the Compensation Discussion and Analysis, the philosophy that underlies our executive compensation policy is to provide balanced and competitive compensation to our officers to (1) ensure that our company is able to attract and retain high-quality officers, and (2) motivate our officers to achieve performance goals that will benefit our shareholders and customers. This philosophy is implemented in tandem with our business strategy of growing financial strength, improving the core business, enhancing the brand, and keeping employees safe and engaged. At the core of this philosophy is our pay-for-performance model, which links competitive levels of compensation to achievements of our overall strategy and business goals and predetermined objectives.

We urge our shareholders to read the Compensation Discussion and Analysis in this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the 2021 Summary Compensation Table and other related compensation tables and narrative included in Part 4 – “Executive Compensation” in this proxy statement, which provide detailed information on the compensation of our named executive officers. We believe that the policies and procedures articulated in that discussion are effective in helping to achieve our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to our company’s success.

Accordingly, we are requesting that our shareholders approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of IDACORP, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the accompanying tables and related narrative in the proxy statement for the Company’s 2022 Annual Meeting of Shareholders.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The shareholder vote will not be binding on the company or our board of directors, and it will not be construed as overruling any decision by the company or the board of directors or creating or implying any change to, or additional, fiduciary duties for our company or our board of directors. Although nonbinding, the board of directors and the compensation and human resources committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our shareholders approved a proposal by the board of directors at the May 18, 2017 annual meeting of shareholders to hold our advisory vote on executive compensation annually, and the board of directors has adopted a policy consistent with this determination. Unless the shareholders and board of directors modify this policy, the next say-on-pay vote will be held at our 2023 annual meeting of shareholders.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” the advisory resolution on executive compensation.
IDACORP, Inc. 2022 PROXY STATEMENT 70

CEO Pay Ratio

Our compensation and human resources committee annually reviews the relationship of the median of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO. For 2021, our last completed fiscal year, the ratio of our CEO's annual total compensation, as reported above in the Summary Compensation Table, to the employee we identified with the median of the annual total compensation of all employees (other than the CEO), as described below, was 39:1.

For 2021, our median employee's annual base wage was $102,357, and our median employee's annual total compensation, which includes overtime, premium and supplemental pay, non-equity incentive plan compensation, change in present value of pension benefits, and 401k match, was $145,169. For 2021, the base wage of our CEO was $775,000, and the annual total compensation of our CEO inclusive of the actuarial change in future pension benefits, as reported above in the Summary Compensation Table, was $5,645,525. For each of the median employee and the CEO, the actuarial change in future pension benefits was a significant contributor to the difference between base wages and annual total compensation.

The median employee that was used for purposes of calculating the 2021 pay ratio is the same employee that was identified for purposes of our 2020 disclosure, as permitted by SEC rules. We identified the median employee as of the last payroll period in 2020, on December 31, 2020, using two factors:

•Base salary and wages paid to all full-time and part-time employees employed as of this date, as the consistently applied compensation measure and as reported in our payroll records reported to the Internal Revenue Service on Form W-2 for 2020; and
•Median years of service of employees with the same base wages, to reflect the median change in pension value for this group of employees.

As of December 31, 2020, our employee population consisted of approximately 2,000 individuals. Equity awards were excluded from our compensation measure in identifying the median employee because we do not widely distribute annual equity awards to our employees. Approximately 3% of our employees receive annual equity awards. In addition, we did not make any cost-of-living adjustments in identifying our median employee because all our employees are located in the United States.

For the ratio calculation we used the following Summary Compensation Table elements in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for both our CEO and the median employee, which include, as applicable: base wages actually earned (including overtime wages), incentive earnings, bonus earnings, stock grants, the actuarial change in present value of pension benefits compared to the prior year, and all other compensation, such as taxable supplements, premiums, and 401k match amounts. The amounts attributable to a change in the value of each individual’s defined benefit pension account balance do not represent earned or paid compensation. Pension values are dependent on many variables including years of service, earnings, and actuarial assumptions, such as interest rates. As an additional point of reference, if the ratio calculation excluded the actuarial change in present value of pension benefits for both our CEO (change in value of $1,760,278) and the median employee (change in value of $15,120), the pay ratio for 2021 would be 30:1.

We believe the pay ratio disclosed above is a reasonable estimate calculated in accordance with SEC rules, based on our records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methodologies and apply various assumptions. The application of various methodologies may result in significant differences in the results reported by SEC reporting companies. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio we report above.
IDACORP, Inc. 2022 PROXY STATEMENT 71

PART 5 – AUDIT COMMITTEE MATTERS

PROPOSAL NO. 3: Ratification of Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, we will ask you to ratify the audit committee’s appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for 2022. This firm has conducted our consolidated annual audits since 1998 and is one of the world’s largest firms of independent certified public accountants. We expect a representative of Deloitte & Touche LLP to be present at the Annual Meeting. He or she will have an opportunity to make a statement and to respond to appropriate questions.

The audit committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our financial statements. The audit committee has adopted restrictions on hiring certain persons formerly associated with Deloitte into an accounting or financial reporting oversight role to help ensure Deloitte's continuing independence.

The audit committee meets annually in executive session without Deloitte present to evaluate the quality of Deloitte’s audit services and their performance, including Deloitte’s industry knowledge from an accounting and tax perspective, Deloitte’s continued independence and professional skepticism, the audit committee’s discussions with management about Deloitte’s performance, and information available from Public Company Accounting Oversight Board inspection reports. The audit committee annually considers whether the independent registered public accounting firm should be reappointed for another year. The lead engagement partner is required to rotate off the companies' audit every five years. The audit committee is involved in the selection of the lead engagement partner. In 2018, in connection with the mandated rotation of Deloitte’s lead engagement partner effective beginning with Deloitte’s audit of the companies' 2019 financial statements, we interviewed candidates who met professional, industry, and other criteria. The audit committee chair participated in interviews with the finalists and selected the lead engagement partner, in consultation with the audit committee.

If the selection of Deloitte is not ratified, the audit committee will consider the result a recommendation to consider selection of a different firm. The audit committee reserves the right, in its sole discretion, to change the appointment of the independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the company and our shareholders.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Independent Accountant Billings

The aggregate fees our principal independent registered public accounting firm, Deloitte & Touche LLP, billed or are expected to bill us for the years ended December 31, 2021 and 2020 are as follows:

Fees Billed	2021	2020
Audit Fees	$1,550,000	$1,553,435
Audit-Related Fees[1]	104,500	104,500
Tax Fees[2]	43,885	40,121
All Other Fees[3]	12,050	1,895
Total Fees	$1,710,435	$1,699,951

1     Includes accounting-related consultation services and attest services related to financial reporting that are not required by statute or regulation.
2     Includes fees for consultation related to tax planning and accounting.
3     Accounting research tool subscription and trainings.

IDACORP, Inc. 2022 PROXY STATEMENT 72

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

In accordance with the audit committee’s charter, the audit committee is responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm engaged by the company. The audit committee reviews the independent auditors’ engagement plan, including the audit plan, scope, and procedures. We and our audit committee are committed to ensuring the independence of the independent registered public accounting firm, both in fact and in appearance. In this regard, the audit committee has established a pre-approval standard for both audit and non-audit services.

In addition to the audits of our consolidated financial statements, the independent registered public accounting firm may be engaged to provide certain audit-related, tax, and other services. The audit committee must pre-approve all services performed by the independent registered public accounting firm to ensure that the provision of those services does not impair the independent registered public accounting firm’s independence. The services that the audit committee will consider include audit services such as attest services, changes in the scope of the audit of the financial statements, and the issuance of comfort letters and consents in connection with financings; audit-related services such as internal control reviews and assistance with internal control reporting requirements; attest services related to financial reporting that are not required by statute or regulation, and accounting consultations and audits related to proposed transactions and new or proposed accounting rules, standards, and interpretations; and tax compliance and planning services.

Unless a type of service to be provided by the independent public accounting firm has received general pre-approval, it requires specific pre-approval by the audit committee. In addition, any proposed services exceeding pre-approved cost levels require specific pre-approval by the audit committee. Under the pre-approval policy, the audit committee has delegated to the chair of the audit committee pre-approval authority for services. The chair must report any pre-approval decisions to the audit committee at its next scheduled meeting. Any request to engage the independent registered public accounting firm to provide a service that has not received general pre-approval must be submitted as a written proposal to our chief financial officer with a copy to our general counsel. The request must include a detailed description of the service to be provided, the proposed fee, and the business reasons for engaging the independent registered public accounting firm to provide the service. Upon approval by the chief financial officer, the general counsel, and the independent registered public accounting firm that the proposed engagement complies with the terms of the pre-approval policy and applicable laws, rules, and regulations, the request will be presented to the audit committee or the audit committee chair, as the case may be, for pre-approval.

In determining whether to pre-approve the engagement of the independent public accounting firm, the audit committee or the audit committee chair, as the case may be, must consider, among other things, the pre-approval policy; applicable laws, rules, and regulations; and whether the nature of the engagement and the related fees are consistent with the following principles:

•     the independent registered public accounting firm cannot function in the role of management; and
•     the independent registered public accounting firm cannot audit its own work.

The pre-approval policy and separate supplements to the pre-approval policy describe the specific audit, audit-related, tax, and other services that have the general pre-approval of the audit committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. The audit committee will periodically revise the list of pre-approved services, based on subsequent determinations.

For 2020 and 2021, all audit and non-audit services and all fees paid in connection with those services were pre-approved by the audit committee.

IDACORP, Inc. 2022 PROXY STATEMENT 73

Report of the Audit Committee
The audit committee has reviewed and discussed the audited consolidated financial statements of IDACORP, Inc. with management. The audit committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of IDACORP, Inc. be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

THE AUDIT COMMITTEE
Richard J. Navarro, Chair
Odette C. Bolano
Annette G. Elg
Dennis L. Johnson
Dr. Mark T. Peters

IDACORP, Inc. 2022 PROXY STATEMENT 74

PART 6 – OTHER MATTERS

Other Business

Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. In addition, we have not been informed that any other matter will be presented to the meeting by others. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Shared-Address Shareholders

In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report to shareholders and proxy statement or Notice of Internet Availability, as applicable, to that address, unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate annual report to shareholders or proxy statement or Notice of Internet Availability, as applicable, for the 2022 annual meeting or in the future, he or she may contact investor relations in writing at 1221 West Idaho Street, Boise, Idaho 83702-5627, or by telephone at (800) 635-5406. Eligible shareholders of record receiving multiple copies of our annual report to shareholders and proxy statement or Notice of Internet Availability, as applicable, can request householding by contacting us in the same manner. If you own shares through a bank, broker, or other nominee, you can request householding by contacting that bank, broker, or other nominee.

We will deliver promptly, upon written or oral request, a separate copy of the Annual Report, proxy statement, or Notice of Internet Availability, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Requests should be addressed to investor relations at the address or telephone number set forth above.

2023 Annual Meeting of Shareholders

As of the date of this proxy statement, we expect our 2023 annual meeting of shareholders to be held on May 18, 2023.

Shareholders of the company may submit proposals on matters appropriate for shareholder action at meetings of the company’s shareholders in accordance with Rule 14a-8 of the SEC. To be submitted for inclusion in next year’s proxy statement, shareholder proposals must satisfy all applicable requirements of Rule 14a-8. For our 2023 annual meeting of shareholders, if you wish to submit a proposal for inclusion in the proxy materials pursuant to Rule 14a-8, you must submit your proposal to our corporate secretary on or before the close of business on December 6, 2022.

Our Amended and Restated Bylaws require that any shareholder proposal that is not submitted for inclusion in our proxy statement under Rule 14a-8, but is instead sought to be presented directly at the 2023 annual meeting of shareholders, must be received at our principal executive offices not earlier than 150 days and not later than 120 days prior to the first anniversary of the date on which we held the 2022 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our Amended and Restated Bylaws must be received no earlier than December 20, 2022 and no later than the close of business on January 19, 2023. The proposal must be accompanied by certain information, representations, and documentation specified in our Amended and Restated Bylaws, which you may obtain by writing to our corporate secretary. Shareholder proposals should be personally delivered or delivered by registered or certified mail, postage prepaid, to: Corporate Secretary, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627.

In addition to satisfying the requirements under our Amended and Restated Bylaws with respect to advance notice of any nomination, any shareholder that intends to solicit proxies in support of director nominees other than the company's director nominees in accordance with Rule 14a-19 must provide notice to the Corporate Secretary at the address above no later than 60 calendar days prior to the anniversary of the previous year's annual meeting (no later than March 20, 2023 for the 2023 Annual Meeting of Stockholders). Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19.
IDACORP, Inc. 2022 PROXY STATEMENT 75

If a shareholder fails to meet the applicable deadlines or fails to satisfy other applicable requirements of the SEC, we may exercise discretionary voting authority over proxies we receive to vote on any such proposal as we determine appropriate.

Annual Report and Financial Statements

Our Annual Report on Form 10-K for the year ended December 31, 2021, was provided or made available to shareholders together with this proxy statement. We will also make available to our shareholders a copy of our Annual Report on Form 10-K, excluding exhibits, which was required to be filed with the SEC. You may obtain a copy without charge upon written or oral request to Director of Investor Relations, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627, telephone number (208) 388-2200. You may also access our Annual Report on Form 10-K through our website at www.idacorpinc.com or at the website maintained by the SEC, www.sec.gov.

IDACORP, Inc. 2022 PROXY STATEMENT 76

Questions and Answers About the Annual Meeting, this Proxy Statement, and Voting

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending the Notice of Internet Availability to most of our shareholders. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or may request a printed set of the proxy materials at no charge. Shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions provided in the Notice of Internet Availability.

How can I participate in the Annual Meeting?

The Annual Meeting will be held exclusively online via live webcast. To participate, you will need the control number included on your proxy card and Notice of Internet Availability. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to the deadline of May 18, 2022 at 3:00 p.m. (Mountain Time). Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and voting authorization form and subsequent instructions that will be delivered to you via email.

Who is entitled to vote at the Annual Meeting?

You are entitled to notice of, and to vote at, the Annual Meeting if you owned shares of our common stock at the close of business on March 30, 2022. This is referred to as the “record date.” As of the record date, we had 50,559,074 outstanding shares of common stock entitled to one vote per share on all matters.

What if I have difficulties locating the control number prior to the day of the Annual Meeting?
Prior to the day of the Annual Meeting, if you need assistance with your control number and you hold your shares in your own name, please call toll-free (800) 635-5406 in the United States. If you hold your shares in the name of a bank or brokerage firm, you will need to contact your bank or brokerage firm for assistance with your control number.

What if I have technical difficulties accessing the online Annual Meeting?
If you encounter difficulties accessing the online Annual Meeting during the check-in or the Annual Meeting itself, including any difficulties with your control number, please call the number provided on the site for assistance.

What matters are before the Annual Meeting, and how does the IDACORP Board of Directors recommend I vote?

At the Annual Meeting, our shareholders will consider and vote on the matters listed below. In determining how to vote, please consider the detailed information regarding each proposal as discussed in this proxy statement.

Proposal Number	Description of Proposal	Board Recommendation	Page Reference
1	Elect to the board of directors the eleven nominees who are named in this proxy statement to serve until the 2023 annual meeting of shareholders, or until their successors are elected and qualified	FOR each director nominee	17
2	Advisory resolution to approve our executive compensation	FOR	70
3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022	FOR	72

IDACORP, Inc. 2022 PROXY STATEMENT 77

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

As of the date of this proxy statement, we are unaware of any matters, other than those listed in the Notice of 2022 Annual Meeting of Shareholders, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the “shareholder of record” with respect to those shares. If your shares are held by a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares, and those shares are referred to as being held in “street name.” As the beneficial owner of those shares, you have the right to direct your broker, bank, or nominee how to vote your shares, and you should receive separate instructions from your broker, bank, or other holder of record describing how to vote your shares. You also are invited to attend the Annual Meeting in person. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

How can I vote my shares before the Annual Meeting?

If you hold shares in your own name as a shareholder of record, you may vote by Internet or telephone before the Annual Meeting by following the instructions contained in the Notice of Internet Availability. Under Idaho law, proxies granted according to those instructions will be valid. If you request printed copies of the proxy materials by mail, you may also cast your vote by completing, signing, and dating the proxy card provided to you and returning it in the postage-paid envelope provided to you. Your vote by Internet or telephone or through your mailed proxy card will authorize the individuals named on the proxy card to serve as your proxy to vote your shares at the Annual Meeting in the manner you indicate.

If you are a beneficial owner of shares held in street name, your broker, bank, or other nominee should provide you with materials and instructions for voting your shares. Please check with your broker or bank and follow the voting procedures your broker or bank provides to vote your shares.

Submitting a proxy or voting through the telephone or the Internet will not affect your right to participate in the Annual Meeting.

If I am the beneficial owner of shares held in street name by my bank or broker, how will my shares be voted?

If you complete and return the voting instruction form provided to you by your bank or broker, we expect that your shares will be voted in accordance with your instructions. If you do not provide voting instructions, brokerage firms only have authority under applicable New York Stock Exchange rules to vote shares on discretionary matters. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2022 is the only matter included in the proxy statement that is considered a discretionary matter. When a proposal is not discretionary and the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that proposal. Those shares are considered “broker non-votes.” Please promptly follow the instructions you receive from your bank or broker so your vote can be counted.

If I am a shareholder of record, how will my shares be voted?

All proxies will be voted in accordance with the instructions you submitted via the Internet, by toll-free telephone, or, if you requested printed proxy materials, by completing, signing, and returning the proxy card provided to you. If you completed and submitted your proxy (and do not revoke it) prior to the Annual Meeting, but do not specify how your shares should be voted for one or more of the voting proposals, the shares of IDACORP common stock represented by the proxy will be voted in accordance with the recommendation of our board of directors, for those proposals for which you did not vote.

IDACORP, Inc. 2022 PROXY STATEMENT 78

Can I vote at the online Annual Meeting?
Yes, if you participate in the online Annual Meeting by visiting www.proxydocs.com/IDA, you will be able to vote your shares and submit questions during the meeting.

May I change or revoke my proxy?

You may change or revoke your proxy before it is voted at the Annual Meeting by (1) granting a subsequent proxy through the Internet or by telephone, or (2) delivering to us a signed proxy card with a date later than your previously delivered proxy. If you participate in the virtual meeting and wish to vote online during the meeting, you may revoke your proxy at that time. You may also revoke your proxy by mailing your written revocation to IDACORP’s corporate secretary at 1221 West Idaho Street, Boise, Idaho 83702-5627. We must receive your mailed written revocation before the Annual Meeting for it to be effective.

What is the “quorum” for the Annual Meeting and what happens if a quorum is not present?

The presence at the Annual Meeting, online or by proxy, of a majority of the shares issued and outstanding and entitled to vote as of March 30, 2022, is required to constitute a “quorum.” The existence of a quorum is necessary in order to take action on the matters scheduled for a vote at the Annual Meeting. If you vote by Internet or telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and “broker non-votes” also will be counted in determining the presence of a quorum. If the shares present online or represented by proxy at the Annual Meeting are not sufficient to constitute a quorum, the chair of the meeting or the shareholders may, by a vote of the holders of a majority of votes present in person or represented by proxy, without further notice to any shareholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

What is an “abstention”?

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. An abstention with respect to a matter submitted to a vote will not be counted for or against the matter. Consequently, an abstention with respect to any of the proposals to be presented at the Annual Meeting will not affect the outcome of the vote.

What is a “broker non-vote”?

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. If no voting instructions have been provided by the beneficial owner, brokers will have discretionary voting power to vote shares with respect to the ratification of the appointment of the independent registered public accounting firm, but not with respect to any of the other proposals. A broker non-vote will have the same effect as an abstention and, therefore, will not affect the outcome of the vote.

What vote is required to approve each proposal?

The following votes are required for approval of each proposal at the Annual Meeting:

Proposal Number	Vote Requirement	Effect of Withholding, Abstentions and Broker Non-Votes
1	Our directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.	No effect, though a “withhold” vote is relevant under our director resignation policy
2	The advisory resolution on executive compensation is approved if the votes cast in favor exceed the votes cast against the resolution.	No effect
3
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022 is approved if the votes cast in favor exceed the votes cast against ratification.
Abstentions will have no effect; uninstructed shares are subject to a discretionary vote by a broker or other nominee

IDACORP, Inc. 2022 PROXY STATEMENT 79

What happens if, under Proposal No. 1, a director receives a greater number of votes “withheld” than votes “for” such director?

As noted above, a plurality of votes cast by shareholders present, in person or by proxy, at the Annual Meeting is required for the election of our directors. “Plurality” means that the nominees receiving the largest number of votes cast for his or her election are elected for the number of director positions that are to be filled at the meeting. However, under our director resignation policy, if a director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director must promptly tender a resignation to the board of directors. The board of directors will then decide whether to accept the resignation within 90 days following certification of the shareholder vote (based on the recommendation of the corporate governance and nominating committee, which is comprised exclusively of independent directors). We will publicly disclose the board of directors’ decision and its reasoning with regard to the offered resignation.

Who will count the votes?

An independent tabulator will tabulate the votes cast by mail, Internet, or telephone. Our corporate secretary will tabulate any votes cast at the Annual Meeting and will act as inspector of election to certify the results.

Where can I find the voting results?

We expect to report the voting results on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Are the votes of specific shareholders confidential?

It is our policy that all proxies for the Annual Meeting that identify shareholders, including employees, are to be kept confidential from the public. Proxies will be forwarded to the independent tabulator who receives, inspects, and tabulates the proxies. We do not intend to disclose the voting decisions of any shareholder to any third party except (a) as required by law or order or directive of a court or governmental agency, (b) to allow the inspector of election inspectors to review and certify the results of the shareholder vote, (c) in the event of a dispute as to the vote or voting results, or (d) in the event of a matter of significance where there is a proxy solicitation in opposition to the board of directors, based on an opposition proxy statement filed with the SEC.

Who will pay the cost of this solicitation and how will these proxies be solicited?

We will pay the cost of soliciting your proxy. Our officers and employees may solicit proxies, personally or by telephone, fax, mail, or other electronic means, without extra compensation. In addition, D.F. King & Co., Inc. will solicit proxies from brokers, banks, nominees, and institutional investors or other shareholders at a cost of approximately $8,000 plus out-of-pocket expenses. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their expenses in providing our proxy materials to beneficial owners.

What if I have further questions not addressed in this proxy statement?

If you have any questions about voting your shares or participating in the Annual Meeting, please call our Shareowner Services Department at (800) 635-5406.

IDACORP, Inc. 2022 PROXY STATEMENT 80

APPENDIX A

Compensation Survey Data Companies

Companies Included in the IOU Survey Data Group

AES Corporation	Edison International	ONE Gas
Alliant Energy	El Paso Electric	Pacific Gas & Electric
Ameren	Entergy	Pinnacle West Capital
American Electric Power	Evergy	PNM Resources
Atmos Energy	Eversource Energy	Portland General Electric
AVANGRID	Exelon	PPL
Avista	FirstEnergy	Public Service Enterprise Group
Berkshire Hathaway Energy	Hawaiian Electric Industries	Sempra Energy
CenterPoint Energy	MDU Resources	South Jersey Industries
Chesapeake Utilities	New Jersey Resources	Southern Company Services
CMS Energy	NextEra Energy Inc.	Southwest Gas
Consolidated Edison	NiSource	Spire
Dominion Energy	NorthWestern Energy	WEC Energy Group
DTE Energy	NW Natural	Xcel Energy
Duke Energy	OGE Energy

Companies Included in the General Industry Survey Data Group

2nd.MD	Akron General Medical Center	AmerisourceBergen
3M	Alaska Air Group	AMETEK
7-Eleven	Albany Medical Center	Amica Mutual Insurance
A.O. Smith	Albertsons	AMSTED Industries
AAA Life Insurance	Alcoa	AmTrust Financial Services
AAA Northern California, Nevada & Utah	Alcon	Amway
Aaron's	Alexion Pharmaceuticals	Andersen
ABB (Asea Brown Boveri)	Algas-SDI	Andersons
ABC Technologies	Allegheny Technologies	Anheuser-Busch
AccentCare	Allegion	Anthem
Accenture	Alliance Data Systems	Aon
ACES Power Marketing	Alliant Energy	Apache
ACI Worldwide	Allianz Global Corporate & Specialty	Apple
Acronis	Allianz Life Insurance	Applied Research Associates
Acuity Brands	Allianz Partners	Aramark
Addiction Campuses	Allied Electronics	Archer Daniels Midland
Adecco	Allina Health	Arconic
Adient	Allnex	Ardent Health Services
ADT	Allstate	Ariens Company
Adtalem Global Education	Ally Financial	Arkansas Childrens Hospital
ADTRAN	Altria Group	Arkema
Advanced Drainage Systems	Altus Group	ARM
Advanced Transit Manufacturing	Alzheimer's Association	Armstrong World Industries
Adventist Health System	Amadeus	Arrow Electronics
Advisor Group	Amadeus North America	Arthur J Gallagher & Company
Advocate Aurora Health Care	AMC Networks	Asahi Kasei International
AECOM	Ameren	Asante Health System
Aegion	American Airlines	Asbury Automotive Group
Aerojet Rocketdyne	American Arbitration Association	Ascena Retail
AES Corporation	American Cancer Society	Ascension Health
Aesop	American Dehydrated Foods	Ascot Group
AFLAC	American Electric Power	Ashland
AGCO	American Enterprise	ASM International
AgFirst	American Greetings	ASOS
Aggreko	American Heart Association	Aspen Insurance
Agilent Technologies	American Red Cross	Associated Banc-Corp
Agrace HospiceCare	American Regent	Associated British Foods
AgriBank, FCB	American Sugar Refining	Associated Press
Ahlstrom	American Transmission	Assurant
Ahold Delhaize	American University	Astellas Pharma
AIG	American Water Works	Asurion
Aimia	Americas Styrenics	AT&T
Air Liquide	AmeriCold Logistics	Athene
Air Products and Chemicals	AmeriHealth Caritas	Atlas Healthcare Partners
Airbus Group (EADS)	Ameriprise Financial	Atmos Energy

Atradius	Berry Global	Burberry
AtriCure	Best Buy	Burlington Northern Santa Fe
Auburn University	BIC Group	Bush Brothers & Company
Augusta Health Care	Big Lots	Buzzi Unicem USA
Autoliv	Biogen	BWX Technologies
Automatic Data Processing	Biotronik	C & J Clarks
Automobile Club of Southern California	BJ's Restaurants	C&S Wholesale Grocers
AutoNation	BJ's Wholesale Club	Cabot
AvalonBay Communities	Black & Veatch	CAE
Avanade	Bloomin Brands	Caliber Home Loans
AVANGRID	Blue Cross Blue Shield of Florida	California Independent System
Avera	Blue Cross Blue Shield of Louisiana	Operator
Avery Dennison	Blue Cross Blue Shield of	California Institute of Technology
Avista	North Carolina	Calpine
Avnet	Blue Shield of California	Campbell Soup
AXA Partners	Blueprint Medicines	Canadian Pacific Railway
Axalta Coating Systems	BMC Software	Capital One Financial
BAE Systems	BNP Paribas Asset Management	CareFirst BlueCross BlueShield
Bain & Company	Board of Pensions of the	Cargill
Baker Hughes	Presbyterian Church	Carilion Clinic
Baker McKenzie	Boardwalk Pipeline Partners	Carle Foundation Hospital
Ball	Boehringer Ingelheim US	Carmeuse North America Group
Banner Health	Boeing	Carnival
Bar Plan Mutual Insurance Company	Bombardier	Carpenter Technology
Barclays	Booz Allen Hamilton	Carrier Global Corporation
Barrick Gold of North America	BorgWarner	Catalent Pharma Solutions
Bausch Health Companies Inc.	Bose	Caterpillar Financial Services
Baxter	Boston Private Wealth	CBRE Group
Bayer	Boston Scientific	CBS
Bayfront Health Systems	Bouygues Construction	CDK Global
Baylor College of Medicine	Boy Scouts of America	CDM Smith
Baylor Scott & White Health	BP	CDW
BBPOS	Bradley	Cedar Fair
BBVA	Bremer Financial	Cedars-Sinai Medical Center
Beaumont Hospitals	Bright Horizons	Celanese
Beazley	Brighthouse Financial	Celestica
Bechtel	Brink's	Cengage Learning
Becton Dickinson	British American Tobacco	Centene
BECU	Broadridge Financial Solutions	Center for Diagnostic Imaging
Bed Bath & Beyond	Brotherhood Mutual Insurance	CenterPoint Energy
Beebe Medical Center	Broward Health	Centra Care
Bellin Health	Brunswick	CenturyLink
Bemis Manufacturing Company	Bryn Mawr Trust	CF Industries
Berkshire Hathaway Energy	BUPA	CFA Institute

CGI Technologies and Solutions	Clinigen Group	Conway Medical Center
CH2M Hill Plateau	Clorox	Cook Children's Health Care
Chamberlain Group	CME Group	Cooper Standard Automotive
Chapters Health System	CMS Energy	CooperVision
Charter Communications	CNA Hardy	CoorsTek
Chemours Company	CNH Industrial	Core Laboratories
Cheniere Energy	CNO Financial	CoreCivic
Cherokee Nation Businesses	Cobank	Corizon Health
Chesapeake Energy	Coesia	Cornell University
Chesapeake Utilities	Colgate-Palmolive	Corning
Chevron	Colliers International	Corporate One Federal Credit Union
Chevron Phillips Chemical	Collin County	Corteva Agriscience
Chewy.com	Colonial Pipeline Company	COTA - Central Ohio Transit Authority
Chicago Board Options Exchange	Colorado Springs Utilities	Coty
Chicago Transit Authority	Colsa	Couche-Tard
Chickasaw Nation	Colt Technology	Country Financial
Chiesi	Columbia Sportswear	Covance
Children's Health System of Texas	Comcast Cable Corporation	Covenant HealthCare
Children's Hospital & Clinics of	Comerica	Covestro
Minnesota	Commerce Bancshares	Cox Media Group
Children's Hospital and Health System	Commercial Metals	CoxHealth Systems
Children's Place	CommonSpirit Health	CPA Global Management Services
Choice Hotels International	CommScope	CPP Investment Board
CHS	Community Coffee	CPS Energy
Chubb	Community Health Network	Cracker Barrel Old Country Stores
Chumash Casino Resort	Compassion International	Crowley Maritime Corporation
Church & Dwight	Compeer Financial	Crown Castle
Cigna	Computacenter	Crusader Insurance Company
Cimpress	Computacenter Fusionstorm Inc.	CSAA Insurance Group
Cincinnati Bell	Computershare	CSC ServiceWorks
Cincinnati Children's Hospital	ConAgra Brands	CSL
Medical Center	Concentra Inc	CSX
Cisco Systems	Concentrix	CTB Inc
Citizens Property Insurance	Condé Nast Publications	CTBC Bank
Citrix Systems	Conduent	CTCI
City National Bank	Cone Health	Cubic
City of Fort Worth	Conemaugh Memorial Medical Center	Cullen Frost Bankers
City of Greensboro	Conmed	Current & GE Lighting
City of Hope National Medical Center	ConocoPhillips	Curtiss-Wright
City of Houston	Consolidated Edison	CVR Energy
Clarivate Analytics	Constellation Brands	CVS Health
CLEAResult	Consumer Reports	Daiichi Sankyo
Clearwater Paper Corporation	Continental Automotive Systems	Daily Mail and General Trust
Cleco	Continental Carbon	Dairy Farmers of America

Dana	DuPont	Ericsson
Danaher	Duquesne Light	Erie Insurance
Danone North America	DXC Technology	Ernst & Young
Darden Restaurants	E.A. Sween Company	ESCO Group
Dartmouth College	E.ON - Climate and Renewables	Eskenazi Health
Dartmouth Hitchcock Medical Center	E.W. Scripps	Essentia Health
Datasite	EAB Global	Essential Utilities Inc
DaVita Healthcare Partners	Eastern Bank	Establishment Labs
DCP Midstream	Eastman Chemical	Estée Lauder
Deckers Brands	Eating Recovery Center	Euromoney
Delta Dental of California	Eaton	Evergy
Delta Dental Plan of Michigan	Ecolab	Everis
Deluxe	EDF Renewable Energy	Eversource Energy
DENSO International	Edgewell Personal Care	Evoqua Water Technologies
DentaQuest	Edison International	Exelon
Dentsply Sirona	Edward Jones	Exide Technologies
Department of Administrative Services	Edwards Lifesciences	EXL Service
DePaul University	Eisai	Expedia
Deutsche Post	El Paso Electric	Experian
DHL Supply Chain	ElectriCities of North Carolina	Experian Americas
Diageo	Element Fleet Management	Express
Diageo North America	Elementis	ExxonMobil
Dick's Sporting Goods	Eli Lilly	Facebook
Diebold Nixdorf	Ellis Medicine	Fagron
DLL Group	Emblem Health	Farm Credit Bank of Texas
Dollar Tree	EMCOR Group	Farm Credit Foundations
Dometic Group	Emergent BioSolutions	Farmers Group
Dominion Energy	Employers Mutual Casualty Company	FCCI Insurance
Dominion Energy Southeast	Empower	Federal Reserve Bank of Atlanta
Energy Group	Enable Midstream Partners	Federal Reserve Bank of Boston
Domino's Pizza	Encompass Health Corporation	Federal Reserve Bank of Cleveland
Domtar	Endo	Federal Reserve Bank of Minneapolis
Donaldson	Energy Harbor	Federal Reserve Bank of Richmond
Dorman Products	Energy Northwest	Federal Reserve Bank of San Francisco
Dot Foods	Energy Solutions	Federal Reserve Bank of St. Louis
Dover	Energy Transfer Partners	Federal Reserve Board
Dow Chemical	EnPro Industries	FedEx Express
Drax Power Group	Entergy	Ferguson Enterprises
Driscoll Childrens Hospital	Entertainment One	Ferrara Candy Company
Driscoll's	Environmental Chemical Corp	Fiat Chrysler Automobiles (FCA)
DTE Energy	Epson America	Fidelity Bank
Duke Energy	Equifax	Fidelity Investments (FMR)
Duke Realty	Equitable	Fifth Third Bancorp
Duke University & Health System	ERCOT	Findley Davies

FINRA	GE Digital	Guardian News & Media
First American	GE Healthcare	Guidehouse
First Citizens Bank	GE Renewable Energy	Gympass
First Financial Bancorp	Geisinger Health System	H Lee Moffitt Cancer Center &
First National of Nebraska	General Atomics	Research Inst.
First Solar	General Dynamics	H Mart
FirstBank	General Dynamics Information	H&R Block
FirstEnergy	Technology	H.B. Fuller
FirstGroup America	General Electric	Habitat for Humanity International
FIS	General Mills	Haemonetics
Fiserv	General Motors	HAI Group
Flagler Hospital	General Reinsurance	HarbisonWalker International
Flex	Genesis Energy	Harland Clarke
Florida Credit Union	Genworth Financial	Harley-Davidson
Flowers Foods	Georgia-Pacific	Harley-Davidson Financial Services
Flowserve	Gerson Lehrman Group	Harman International Industries
Fluor	Getinge	Harrisburg Area Community College
Fluor Federal Petroleum Operations	Glanbia Group Services	Harsco
Follett Corporation	Glatfelter	Hartford Financial Services Group
Ford	Global Payments	Hartford HealthCare Corporation
Fortive Corporation	GLOBALFOUNDRIES	Hasbro
Fortune Brands Home & Security	Glory Global Solutions	Havas Group
Framatome	GM Financial	HAVI Group
Franciscan Missionaries of	GN Store Nord	Hawaiian Electric Industries
Our Lady HS	GNY Insurance	HCA Healthcare
Freddie Mac	GOJO Industries	HDR
Freeport-McMoRan	Goodyear Tire & Rubber	Health Center, Inc.
Fresenius Medical Care NA	Google	HealthNow New York
Freudenberg	Graco	Hearst
Froedtert Health	GrafTech International	Heineken
Froneri	Grande Cheese	Helmerich & Payne
Frontier Communications	Graphic Packaging	Hendrickson
Fugro	Great American Insurance	Henry Ford Health System
Fujitsu	Great River Energy	Henry Schein
Funding Circle	Great River Medical Center	Herman Miller
G4S	GreenStone	Hershey
GAF Materials	Greif	Hertz
Galderma	Groupe SEB	Hess
Gap	GROWMARK	Hexcel
Gates	Grupo Cementos de Chihuahua	Hexion
GATX	GS1 US	HF Management Services
GDM Seeds	GSM Association	High Company
GE Aviation	Guardian Industries	Hillenbrand
GE Capital	Guardian Life	Hilton Grand Vacations

Hilton Worldwide	Innophos	K. Hovnanian Companies
Hirose Electric	Innospec	Kaiser Foundation Health Plan
Hiscox	Insperity	Kamehameha Schools Bishop Estate
Hitachi Solutions America	Institute for Defense Analyses	Kansas City Southern
Hitachi Vantara	Institute of Electrical & Electronic	Kantar Group
HNI	Engineers (IEEE)	Kapsch Partner Solutions
HNTB	Institute of Nuclear Power Operations	KAR Global
Honeywell	Insurance Auto Auctions	Katherine Shaw Bethea Hospital
Horizon Blue Cross Blue Shield of	Integer Holdings	KBR
New Jersey	Integra Lifesciences	Keck Medicine of USC
Hormel Foods	International Data Group	Kellogg
Host Hotels & Resorts	International Flavors & Fragrances	Kelsey-Seybold Clinic
Houghton Mifflin Harcourt Publishing	International Game Technology	Kemper Services Group
Howard Hughes Medical Institute	International Paper	Kennametal
HSBC Bank	Intertape Polymer Corp	Kent Corporation
Hudson's Bay	IQ-EQ	Kerry Group
Huhtamaki	IQVIA	Keurig Dr Pepper
Humana	Iron Mountain	KeyCorp
Hunt Consolidated	Irvine	KI, Inc
Hunterdon Healthcare	ISO New England	Kiadis
Huntington Bancshares	ITC Holdings	Kimberly-Clark
Huntington Memorial Hospital	ITT Inc.	Kimley-Horn and Associates
IBM	Ixom	Kinder Morgan
ICON Clinical Research	J.M. Smucker	Kindred Healthcare
ICW Group	Jabil Circuit	Kinross Gold
Idaho Power	Jack in the Box	Knoxville Utilities Board
IDEX Corporation	Jackson Dawson Communications	Kobalt
IDEXX Laboratories	Jackson National Life	Koch Engineered Solutions
IGS Energy	Jacobs Douwe Egberts	Koch Industries
iHeartMedia	Jacobs Engineering	Kodak Alaris
IHI Power Services	Jacobs Technology	Kohler
IKEA	Japan Tobacco International	Kohl's
Illinois Tool Works	JEA	KONE
IMI	Jefferson Science Associates	Konecranes
Independence Blue Cross	Jensen Precast	Kongsberg Automotive
Indiana University Health	JetBlue Airways	Kontoor Brands
Indigo Agriculture	John Hancock	Koppers
Infirmary Health System	John Wiley & Sons	KPMG
Ingenico	Johns Hopkins Health System	Kraft Heinz
Ingevity	Johns Hopkins University	Kronos Worldwide
Ingram Industries	Johns Manville	Kubota Corporation
Ingram Micro	Johnson Controls	Kubota Tractor Corporation
Inmar Inc	Joint Commission	Kyocera International
INNIO Jenbacher	Judicial Council of California	L.A. Care Health Plan

L.L. Bean	Luck Companies	Medline Industries
L3Harris	Lululemon Athletica	Medtronic
Laboratoires Expanscience	Lutron Electronics	MedVet
LafargeHolcim	LyondellBasell	Meijer
Lam Research	M&T Bank	Memorial Healthcare System
Lancaster General Hospital	Madonna Rehabilitation Hosp	Memorial Medical Center
Land O'Lakes	Maersk	Memorial Sloan-Kettering
Laureate Education	Magellan Health Services	Cancer Center
Lawson Products	Magellan Midstream Partners	Mercury Insurance
Lear	Maine Medical Center	Mercy Health
Learning Care Group	Malco Products	Mercy Iowa City
LeasePlan	Mallinckrodt	Meredith
Ledcor Group of Companies	Mambu	Meritor
Legal & General America	Manulife Financial	Merz
Leggett and Platt	MAPFRE U.S.A.	Methodist Health System Dallas
Lehigh Hanson	Marathon Oil	MetLife
Lehigh University	Marathon Petroleum	Metro Health
Lehigh Valley Health Network	Maritz	MGM Resorts International
Leidos	Marriott International	Micro Focus
Lend Lease	Mars Incorporated	Microsoft
Letgo	Mars North America	Midwest Independent Transmission
Leupold & Stevens	Marsh & McLennan	System Operator
Levi Strauss	Marshall Medical Center	Millers Mutual Insurance
Lexington Medical Center	Martin Marietta	Minneapolis School District
Lexmark	Mary Kay	MISO Energy
LG&E and KU Energy	Mary Washington HealthCare	Missouri Department of Conservation
Lhoist	Masco	Mitsubishi International
Liberty Global	Massachusetts Mutual	Molex
Liberty Mutual Insurance	MasterCard	Molina Healthcare
Life Time Fitness, Inc.	Materion Corporation	Molson Coors Brewing
Lincoln Electric	Mather LifeWays	Momentive Performance Materials
Lincoln Financial	Matrix Service	Mondelez
Liquidpower Specialty Products	Mattel	MoneyGram
Lithia Motors	Matthews International	Monroe Energy
Lloyds Banking Group	Mauser Packaging Solutions	Montrose Memorial Hospital
Lockheed Martin	Maximus	MORSCO
Logicalis	McCormick	Mosaic
Lonza	McDermott International	Motorola Solutions
L'Oréal	McDonald's	Mr. Cooper
Lower Colorado River Authority	McLane Company	MRC Global Inc
Lowe's	McLeod Health	MSA Safety
LPL Financial	MDU Resources	MTD Products
LSC Communications	Medical University of South Carolina	MTS Systems
Lubrizol	Hospital Authority	Munson Healthcare

Mutual of Omaha	Nissan Motor	Oncor Electric Delivery
MVF	NJR Services Corporation	ONE Gas
Myers Industries	NNV Ventures	OneAmerica Financial Partners
Mylan	Noble Energy	OneBeacon Insurance
Nasdaq	Nokian Tyres	ONEOK
National Academies of Sciences,	Norfolk Southern	Ontex
Engineering, and Medicine	North Carolina Office of State	Options Clearing Corporation
National Futures Association	Human Resources	Orlando Health
National Grid USA	North Mississippi Health Services	Orlando Utilities Commission
National Louis University	Northern Arizona University	Orsted Offshore
National Rural Electric Cooperative	Northern Trust	Orsted Onshore
Association	Northrop Grumman	OSF Healthcare System
National Vision	NorthShore University HealthSystem	Otis Elevator Company
Nationwide	Northwell Health	Outfront Media
Nationwide Children's Hospital	Northwest Bancorp	Outokumpu
Nature's Bounty Co.	Northwest Permanente PC	Owens & Minor
Navient	Northwest Pipe Company	Owens Corning
Navistar International	NorthWestern Energy	Owensboro Health Regional Hospital
Navy Exchange Enterprise	Northwestern Mutual	Oxford Industries
Navy Federal Credit Union	Norton Health Care	Oxford Instruments
NC State Employees' Credit Union	NOVA Chemicals	Pacific Gas & Electric
NCC	Novelis	Pacific Life
NCCI Holdings	Novo Nordisk	Pacific Northwest National Laboratory
NCR	NOW Foods	Panasonic of North America
Nebraska Medical Center	NRG Energy	Panda Restaurant Group
Nebraska Public Power District	Nu Skin Enterprises	PANDORA
Nemours Foundation	Nubank	PAREXEL
Neste Oyj	NuStar Energy	Parker Hannifin
Nestle USA	Nutrien	Parkland Health & Hospital System
New York Life	NW Natural	Parsons Corporation
New York Power Authority	NYU Langone Medical Center	Party City
New York Times	Oak Ridge National Laboratory	Paychex
New York University	Oak Street Health	PBF Energy
New York-Presbyterian Healthcare	Oakland University	Peabody Energy
System	Occidental Petroleum	Pearson
Newell Brands	Oceans Healthcare	Pedernales Electric Cooperative
Newmont Mining	Ochsner Health System	Penn State Hershey Medical Center
News Corporation	OGE Energy	People's Bank
Nexteer Automotive	Oglethorpe Power	PepsiCo
NextEra Energy Inc.	Ohio State University Medical Center	Perdoceo Education Corporation
Niagara Bottling	Old Dominion Electric	Performance Food Group
NIBCO Inc	OLX	Perrigo
Nike	Omaha Public Power	Persistent
NiSource	ON Semiconductor	Perspecta

Petco	QBE the Americas	Rochester Regional Health System
Pharmavite	QTC Management	Rockwell Automation
Philips Healthcare	QTI Human Resources	Rolls-Royce North America
Phillips 66	Quad/Graphics	Roswell Park Cancer Institute
Phoenix Children's Hospital	Quanta Services	Rotary International
Piedmont Healthcare	Quest Diagnostics	Royal Bank of Scotland Group
Pilot Flying J	Qurate Retail Group	Royal Caribbean Cruises
Pinnacle West Capital	R&Q Insurance Services	Royal DSM
Pinnacol Assurance	Rabobank	Royal Institution of Chartered
PJM Interconnection	Rackspace	Surveyors (RICS)
PKC Group	Radian Group	Royal Philips
Plexus	Radisson Hotels	RSM US LLP
Pluralsight	Raising Cane's Chicken Fingers	Rush University Medical Center
Plymouth Rock Assurance	RAND Corporation	Rutgers University
PMA Companies	Rank Group	Ryan LLC
PNM Resources	Rayonier	Ryder System
Polaris Industries	Rayonier Advanced Materials	Ryerson
PolyOne	Raytheon Technologies	S&C Electric
Popular	Reckitt Benckiser	S&P Global
Port of Portland	Recreational Equipment	S.C. Johnson & Son
Port of Seattle	Red Cedar Investment Management	Safran
Portfolio Recovery Associates	Refinitiv	SAIC
Portland General Electric	Regency Centers	Saint Barnabas Medical Center
PPC Partners, Inc.	Regions Financial	Saint Luke's Health Systems
PPL	Reinsurance Group of America (RGA)	Salem Health
Praxair	Reiter Affiliated Companies	salesforce.com
Precision Castparts	RELX Group	Salk Institute for Biological Studies
Precision Drilling	Renewable Energy Systems	Salt Lake County
Preformed Line Products	Renown Health	Salt River Project
Premera Blue Cross	Repay Holdings	Samaritan Health Services
Presbyterian Healthcare Services	Resideo	Samsung
Primerica Life	Rev Group	Samuel, Son & Co. Limited
PrimeSource Building Products	Revantage Corporate Services	San Antonio Water System
Principal Financial Group	Rexel	Sanford USD Medical Center
Progressive	Rexnord Corporation	Santee Cooper
Promat	Reynolds American	Saputo Cheese USA
Protective Life	Rheem Manufacturing	Sargento Foods
Providence Health & Services	Rice University	SAS Institute
Prudential Financial	RiceTec	Satellite Healthcare
Public Broadcasting Service	Rich Products	Saudi Aramco
Public Service Enterprise Group	Ricoh Americas	Schlumberger
Puget Sound Energy	Rio Tinto	Schmolz + Bickenbach
PulteGroup	Rivian Automotive	Schneider Electric
Purdue Pharma	Robroy Industries	Scholastic

SchoolsFirst FCU	Sony	Sunbelt Rentals
Schreiber Foods	Sony Electronics	Sunovion Pharmaceuticals
Schweitzer-Mauduit International	South Jersey Industries	Sunrise Senior Living
Scientific Research Corporation	Southeastern Freight Lines	Sutter Health
SCL Health	Southern Company Services	SVB Financial
Scotts Miracle-Gro	Southern Farm Bureau Life	Swedish American Health System
Sealed Air	Southern Glazer's Wine and Spirits	SWIFT
Seattle Children's Hospital	Southwest Gas	Symetra Financial
Securian Financial Group	SouthWest Water	Synchrony Financial
Sempra Energy	SpartanNash	Syneos Health
Sensient Technologies	SpecialtyCare	Synovus Financial Corporation
Sentara Healthcare	Spectrum Brands	Sysco Corporation
Serco Group	Spectrum Health - Grand Rapids	T. Rowe Price Group
SES	Hospitals	Tailored Brands
Seven Bridges	Spire	Talen Energy
Shell Oil	Spirit AeroSystems	Tallahassee Memorial HealthCare
Sherwin-Williams	Spirit Airlines	Tampa General Hospital
Shire	Springfield Clinic	Target
SICPA	Sprint	Taro Pharmaceuticals
Siegwerk Druckfarben	SPX Corporation	TaylorMade Golf
Siemens	SSM Health Care St Louis	TC Energy
Sierra Nevada Corporation	St Francis Hospital	TDS Telecom
Signant Health	St. Jude Children's Research Hospital	TE Connectivity
Signature Aviation	StanCorp Financial Group	Teacher Retirement System of Texas
Signify	Stanford Health Care	Tech Data
Simply Business	Stanford University	TechnipFMC
Sinai Health Systems	Stanley Black & Decker	TEGNA
Sinclair Broadcast Group	Stantec	Telefonica
Singing River Health System	Star Tribune	Tempur Sealy
SITA	Starbucks	Tenet Healthcare Corporation
Smith & Nephew	Stars Group (The)	Tennant Company
Smithfield Foods	State Farm Insurance	Tennessee Valley Authority
SMSC Gaming Enterprise	State Teachers Retirement	Teradata
Snap-on	System of Ohio	Terex
Snohomish County PUD	Steelcase	Terumo BCT
Snow Software	Steris	Tetra Pak
SOBI-Swedish Orphan Biovitrum	Stolt-Nielsen	Teva Pharmaceutical
Society Insurance	Stryker	Texas Children's Hospital
Sodexo	Subaru of America	Texas Life
SoftwareONE	Subway	Textron
Solenis	Sumitomo Corporation of Americas	The Christ Hospital
Somfy	Summit Midstream	The MetroHealth System
Sonepar USA	Sun Life Financial	The Ohio State University
Sonoco Products	Sun Pharmaceuticals	The University of New Mexico

Thermo Fisher Scientific	UMASS Medical School	UNS Energy
Thomas Jefferson University Hospital	UNC Health Care	Unum
Thomson Reuters	Under Armour	Uponor
Thrivent Financial for Lutherans	Underwriters Laboratories	UPS
Thyssenkrupp	Unifrax	URENCO
Tiffany & Co.	Unilever United States	Urovant Sciences
Timken	Unisys	US Acute Care Solutions
TimkenSteel	United Launch Alliance	US Radiology Specialists
Tivity Health	United Natural Foods, Inc.	USAA
TJX Companies	United Regional Health Care	UT Health Center at Tyler
T-Mobile USA	United Rentals	UT Health Science Center at Houston
Tod's	United States Cellular	UT Southwestern Medical Center
Tokio Marine HCC	United States Steel	Utah Transit Authority
TomTom	United Way for Southeastern Michigan	UW Health
Tory Burch	UnityPoint Health-Des Moines	Valero Energy
Total Wine	Universal Health Services	Valley Health System
Tractor Supply Company	Universal Parks & Resorts	Valleywise Health
Trane Technologies	University Health Care System	Valmet
Transamerica	University Health System	Valvoline
Transatlantic Holdings	University Hospitals	Van Andel Institute
Transocean	University of Arkansas for	VCU Health Systems
TransUnion	Medical Science	Vectrus
Travelers	University of Chicago Medical Center	Ventech Solutions
Treehouse Foods	University of Colorado Health	Ventura Foods
TriHealth	University of Illinois at Chicago	Veolia Environnement
Trimble	University of Kansas Hospital	Verisk Analytics
Trinity Consultants	University of Maryland Faculty	Verizon
Trinity Health	Physicians	Verra Mobility
Trinity Industries	University of Maryland Medical Center	Vertiv
Trinseo	University of Maryland University	Vesuvius - Advanced Refractories
TTEC	College	VF Corporation
Tucson Medical Center	University of Miami	ViacomCBS
Tuesday Morning	University of Michigan Health System	Vice
Tupperware Brands	University of Michigan-Ann Arbor	Vidant Health
Twitter	University of Missouri System	Vinci
Two Harbors Investment Corp	University of Phoenix	Virginia Commonwealth University
Tyson Foods	University of Rochester	Virginia Department of Transportation
U.S. Bancorp	University of Southern California	Virtua Health
U.S. Xpress Enterprises	University of Texas - M.D. Anderson	Visa
UC Health	Cancer Center	Visiting Nurse Service of NY
UGI	University of Texas Medical Branch	Vista Outdoor
Uline	University of Vermont Medical Center	Visteon
ULTA Salon, Cosmetics & Fragrances	University of Virginia	Vistra Corp.
Ultra Electronics	University of Wisconsin-Madison	Volkswagen Group of America

Voya Financial Services	WellStar Health System	World Vision International
Vulcan Materials	Wendy's Group	WPP Corporate
W.R. Grace	West Pharmaceutical Services	WPP Group
Wabtec	Westchester County Health Care	WV United Health System
Wake Forest University	Corporation	Wyndham Destinations
WakeMed Health and Hospitals	Western Digital	Wyoming Medical Center
Walt Disney	Western Union	Xcel Energy
Warner Music Group	Westlake Chemical	Xerox
WarnerMedia Group	WestRock	XPO Logistics
Washington University in St. Louis	Weyerhaeuser	Xtek Inc
Washington University School	Whataburger Restaurants	Xylem
of Medicine	Whirlpool	Yanfeng Global Automotive
Waste Management	White & Case	Interior Systems
Water and Power Community	Wichita State University	Yavapai Regional Medical Center
Credit Union	Williams Companies	Yazaki Corporation
Waters	Wilmer Cutler Pickering Hale and	Yuma Regional Medical Center
Wawa	Dorr LLP	Zambon
Wayne Farms	Winnebago Industries	Zayo Group
Webster Bank	Winpak Portion Packaging	Zebra Technologies
WEC Energy Group	Wintrust Financial Corporation	Zimmer Biomet
Wegmans Food Markets	Wolters Kluwer	Zoetis
Wellmark BlueCross BlueShield	Wood Group	Zurich North America
Wells Enterprises	World Bank

IDACORP

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: **www.proxypush.com/IDA**
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

PHONE Call **1-866-702-2221**
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/IDA

IDACORP, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 30, 2022

TIME: Thursday, May 19, 2022 10:00 AM, Mountain Time
PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/IDA for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Brian R. Buckham and Patrick A. Harrington (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of IDACORP, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

IDACORP, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Elect 11 directors nominated by the board of directors for one-year terms				
		FOR		WITHHOLD	
	1.01 Odette C. Bolano	☐		☐	FOR
	1.02 Thomas E. Carlile	☐		☐	FOR
	1.03 Richard J. Dahl	☐		☐	FOR
	1.04 Annette G. Elg	☐		☐	FOR
	1.05 Lisa A. Grow	☐		☐	FOR
	1.06 Ronald W. Jibson	☐		☐	FOR
	1.07 Judith A. Johansen	☐		☐	FOR
	1.08 Dennis L. Johnson	☐		☐	FOR
	1.09 Jeff C. Kinneeveauk	☐		☐	FOR
	1.10 Richard J. Navarro	☐		☐	FOR
	1.11 Mark T. Peters	☐		☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	Advisory resolution to approve executive compensation	☐	☐	☐	FOR
3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/IDA

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ______ Date ______ Signature (if held jointly) ______ Date ______